                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          CARDIAC PATHWAYS CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: N/A

     (2) Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4) Proposed maximum aggregate value of transaction: N/A

     (5) Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (2) Form, Schedule or Registration Statement No.: N/A

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     (4) Date Filed: N/A

                       Cardiac Pathways Corporation Logo

                          CARDIAC PATHWAYS CORPORATION
                               995 BENECIA AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                 (408) 737-0505

                                                               November 17, 2000

Dear Stockholders:


     We cordially invite you to attend the Annual Meeting of Stockholders of Cardiac Pathways Corporation that will be held on Friday, December 15, 2000 at 9:00 a.m. local time at 995 Benecia Avenue, Sunnyvale, California.


     At this year's Annual Meeting you will be asked to elect directors and approve, among other things, a new stock option plan and increases in the number of shares to be made available under our 1998 Employee Stock Purchase Plan. You will also be asked to approve the issuance of up to 5,882,353 shares of common stock to certain investors in a private financing pursuant to a common stock purchase agreement which was signed on November 7, 2000. Your vote on these matters is important and we appreciate your continued support.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, in order to ensure that your shares will be represented. Any stockholder attending the meeting may vote in person even if he or she has returned this proxy. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     We have also enclosed a copy of Cardiac Pathway's 2000 Annual Report to the Stockholders.

     We look forward to seeing you at the meeting.

                                          Sincerely Yours,

                                          /s/ Thomas M. Prescott
                                          Thomas M. Prescott
                                          Chief Executive Officer

                          CARDIAC PATHWAYS CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 15, 2000

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CARDIAC PATHWAYS CORPORATION, a Delaware corporation, will be held on December 15, 2000 at 9:00 a.m. local time, at 995 Benecia Avenue, Sunnyvale, California 94086 for the following purposes:

     1. To elect two (2) Class II directors to serve for a three (3) year term.

     2. To vote on a proposal to approve a new stock plan (the "2000 Stock Plan") with 500,000 shares of common stock available for grant thereunder.


     3. To vote on a proposal to amend Cardiac Pathways' 1998 Employee Stock Purchase Plan to (i) provide for a one-time increase of 50,000 shares of common stock to the number of shares available for grant under this plan and (ii) change the annual automatic increase in the number of shares of common stock available for grant under this plan from (a) the lesser of 40,000 shares, or 1.5% of Cardiac Pathways' outstanding shares, to (b) the lesser of 150,000, 3.0% of Cardiac Pathways' outstanding shares, or a lesser amount determined by the Board of Directors.



     4. To vote on a proposal to approve the issue and sale to an investor group led by Van Wagoner Capital Management of up to 5,882,353 shares of common stock, as this issuance is in excess of 20% of the number of shares of Cardiac Pathways' common stock that were outstanding on June 30, 2000.


     5. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2001.

     6. To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournment thereof.

     We describe the above items in more detail in the attached Proxy Statement accompanying this Notice. Only stockholders who owned Cardiac Pathways stock at the close of business on October 20, 2000 may attend and vote at the meeting. You may view a list of the stockholders entitled to vote at the meeting during the ten days before the meeting. The Board of Directors recommends a vote "FOR" each of the proposals.

     It is very important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

                                          By order of the Board of Directors,

                                          /s/ William N. Starling
                                          William N. Starling
                                          Chairman of the Board
Sunnyvale, California
November 17, 2000

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE THAT YOU ARE REPRESENTED AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           FREQUENTLY ASKED QUESTIONS


WHY IS CARDIAC PATHWAYS SELLING COMMON STOCK WHICH IT MUST REGISTER WITH THE
SEC?



     We are selling common stock in a private placement to certain investors in order to raise funds that we need to continue to operate and grow our business and to successfully manufacture and market our key products. A private placement provides Cardiac Pathways with an opportunity to secure additional financing without delay and on terms we believe reflect the progress we have made in building our business. Further, we believe that there would be little demand in the public market for additional shares of our common stock. We have agreed, however, to file a registration statement to register the common stock sold in the private placement so that these shares may be resold in the public market by the investors. We agreed to this condition in order to negotiate a price for the common stock sold in the financing which represents only a modest discount to the trading price of our common stock.


WHY DOES CARDIAC PATHWAYS NEED ADDITIONAL FUNDING?


     We are in the process of transitioning from a company focused on research and development to a company focused on manufacturing, marketing and selling our key products. We re-launched our Chilli catheter product line and introduced the RPM Tracking System to the market during May 2000 and have concentrated our efforts on increasing market penetration for these products. Because, historically, our operations have been focused on research and development and because we have only recently begun to see significant revenue growth, our operations have not yet generated a sufficient amount of cash flow to fund these operations. We also need additional funds to build the infrastructure needed to manufacture our key products in commercial volume, build our sales force and market and sell our key products. Because our market penetration is still in an early stage, we anticipate that we will need extensive selling efforts before our products gain market acceptance and that there will continue to be a period of market education before we become profitable.


WHY AM I VOTING ON THE SALE OF THE COMMON STOCK?


     You are entitled to vote on the sale of the common stock because the rules of the Nasdaq Stock Market require us to seek the consent of our stockholders before selling securities that equal more than 20% of our outstanding common stock. Cardiac Pathways is selling almost 5.9 million shares in the private placement and this exceeds 20% of our outstanding common stock.


WHY IS CARDIAC PATHWAYS SEEKING APPROVAL OF A NEW STOCK OPTION PLAN AND AN INCREASE TO THE NUMBER OF SHARES AVAILABLE UNDER OUR EMPLOYEE STOCK PURCHASE PLAN?


     In order to execute our business plan, we will need to attract and retain highly skilled research, engineering, manufacturing, clinical, sales and marketing personnel. In order to attract and retain such personnel, we will need to grant them stock options to allow them to share in any stock price appreciation to which they contribute. Our 1991 Stock Plan will expire during our 2001 fiscal year and needs to be replaced by a new plan. This new plan will initially have 500,000 shares of common stock available for grant to our employees, consultants and directors. Also, in July 1999, we effected a 5 for 1 reverse split of our common stock. Because of this reverse stock split, the previous annual increase provisions in our Employee Stock Purchase Plan were effectively reduced, resulting in annual increases that were insufficient to ensure that a sufficient number of shares of common stock were reserved to meet outstanding rights granted under the Employee Stock Purchase Plan. The increases to the Employee Stock Option Plan that we are proposing will ensure that enough common stock is available for grant to meet our obligations to our employees under this plan.

                          CARDIAC PATHWAYS CORPORATION
                            ------------------------

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


     Our Board of Directors is soliciting proxies for the 2000 Annual Meeting of Stockholders to be held Friday, December 15, 2000 at 9:00 a.m. local time. The Annual Meeting will be held at our principal executive offices which are located at 995 Benecia Avenue, Sunnyvale, California 94086. The telephone number at that location is (408) 737-0505.



     Voting materials, which include this Proxy Statement, the Proxy Card, our annual report filed on Form 10-K, as amended, and the 2000 Annual Report to Stockholders, were first mailed on or about November 20, 2000 to all stockholders entitled to vote at the meeting.



RECORD DATE AND PRINCIPAL SHARE OWNERSHIP



     Stockholders of record at the close of business on October 20, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. Cardiac Pathways has one series of common shares outstanding, designated common stock, $.001 par value. At the Record Date, 3,101,866 shares of our common stock were issued and outstanding and held of record by 150 stockholders. In addition, at the Record Date, 27,250 shares of Series B Convertible Preferred Stock (the "Series B Preferred") were issued and outstanding and held of record by 8 stockholders. These shares of Series B Preferred are currently convertible into 5,450,000 shares of our common stock. We have also designated 25,000 shares of Preferred Stock as Series A Participating Preferred Stock in connection with our Stockholder Rights Plan and no such shares were issued or outstanding as of the Record Date.


REVOCABILITY OF PROXIES

     You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

VOTING

     Each share of common stock outstanding on October 20, 2000 is entitled to one vote. Holders of shares of Series B Preferred are entitled to the number of votes per share of common stock into which their shares of Series B Preferred are then convertible. Currently, each share of Series B Preferred is convertible into 200 shares of common stock. If you are voting for the election of directors (Proposal One) you may cumulate your votes and give one candidate a number of votes equal to (i) the number of directors to be elected, multiplied by (ii) the number of shares that you are entitled to vote. You may also distribute your votes, on the same principle, among as many candidates as you may select, provided that votes cannot be cast for more than two candidates. However, you are not entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and you have given notice, prior to the voting, of your intention to cumulate your votes. On all other matters you shall not be entitled to cumulative votes.

SOLICITATION OF PROXIES

     Cardiac Pathways will pay the cost of this solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of our stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     A majority of Cardiac Pathways' voting stock outstanding on October 20, 2000 must be present in person or by proxy in order for there to be a quorum. Without a quorum, we cannot hold the meeting or transact business. Shares voted "FOR" or "AGAINST" a proposal count toward establishing a quorum and also count toward the results of the voting. An abstaining vote counts toward establishing a quorum, but its effect on the actual vote counts differs depending on the subject of the vote. In the election of directors, an abstaining vote is not counted and therefore has no effect on the election; however, in a vote on any other proposal, an abstaining vote has the effect of a vote against the proposal. A broker non-vote counts toward establishing a quorum, but is not included in the tabulation of any voting results and therefore does not affect the outcome of any vote. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     If you want to submit a proposal to Cardiac Pathways' stockholders at next year's annual meeting and you want the Board of Directors to consider including your proposal in Cardiac Pathways' proxy statement for that meeting, we must receive your proposal at our principal executive offices no later than July 20, 2001. If you simply wish to have a proposal considered for submission at next year's annual meeting, we must receive your proposal at our executive offices no later than the close of business on the 60th day, and not earlier than the close of business on the 90th day, prior to the date of next year's annual meeting; provided, however, that if less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice of the proposal to be timely must be received no later than the 7th day following the day on which such notice of the date of the annual meeting is mailed or public disclosure of the meeting date is given.

                                  MARKET PRICE



     The common stock of Cardiac Pathways has been traded on the Nasdaq National Market under the symbol CPWY since our initial public offering on June 12, 1996. Prior to that time there was no public market for our common stock. The following table sets forth for the period indicated the high and low sale prices of the common stock.


                                                             HIGH        LOW
                                                             ----        ---
FISCAL YEAR ENDED JUNE 30, 1999
First Quarter..............................................  $51 7/8     $19 3/8
Second Quarter.............................................  $30         $17 1/2
Third Quarter..............................................  $25 5/8      $4 11/16
Fourth Quarter.............................................  $ 7 13/16   $ 2 1/2
FISCAL YEAR ENDED JUNE 30, 2000
First Quarter..............................................  $ 5           $ 3/4
Second Quarter.............................................  $ 9 14/16   $ 2
Third Quarter..............................................  $11 1/2     $ 3
Fourth Quarter.............................................  $ 5 44/64   $ 3 3/8
FISCAL YEAR ENDED JUNE 30, 2001
First Quarter..............................................  $ 5 3/8     $ 3 29/32
Second Quarter (through November 3)........................  $ 5         $ 4 1/8


     As of October 20, 2000, there were approximately 150 holders of record of the Common Stock.



                                   DIVIDENDS



     Historically, we have not paid cash dividends to the holders of our common stock. We currently expect to retain our future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. As documented in the Series B Convertible Preferred Stock Purchase Agreement, when, as and if dividends are declared by the Board, the holders of the Series B Preferred are entitled to receive cumulative dividends at a rate per share equal to 11% per annum of the initial purchase price for the shares of Series B Preferred before any dividend or other distribution will be paid or declared and set apart for payment on any shares of common stock or other class of stock junior to the Series B Preferred. In the event that (i) Cardiac Pathways has not redeemed the Series B Preferred prior to May 2004 and (ii) the holders of Series B Preferred have requested such a redemption, the cumulative dividend will increase by six percentage points each full year after May 2004 in which a redemption does not occur. In addition, the affirmative vote of holders of a majority of the Series B Preferred, voting as a separate class, will be required to declare or pay any dividends on the common stock.



                         LISTING OF SHARES TO BE ISSUED



     The common stock issued in connection with the private placement financing, if approved by the stockholders, will not be listed on any exchange or trading system, and will not initially be registered pursuant to the Securities Act of 1933, as amended. We have agreed, however, to register the common stock sold in the private placement within 70 days after the closing of the financing.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

DIRECTORS


     Cardiac Pathways' Board of Directors currently has five members, divided into three classes serving staggered terms of three years. Currently, there is one director in Class I, two directors in Class II and two directors in Class
III. The Class II directors are to be elected at the 2000 Annual Meeting. The Class III directors and the Class I director will be elected at the 2001 and 2002 Annual Meetings of Stockholders, respectively. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two nominees named below, all of whom are currently directors. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill the vacancy. At this time we believe that the nominees will be able to serve as directors and will not decline to do so. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of at least one of the nominees listed below, and, in such event, the specific nominee to be voted for will be determined by the proxy holders.


NOMINEES FOR CLASS II DIRECTORS


     Two Class II directors are to be elected at the meeting for a three-year term. The Board has nominated MARK J. BROOKS and M. FAZLE HUSAIN for re-election as Class II directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Messrs. Brooks and Husain. We expect Mr. Brooks and Mr. Husain to accept their nominations. However, if any of them is unable or declines to serve as a director at the time of the meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board. Each elected director's term of office will continue until our 2003 Annual Meeting or until the director's successor has been elected and qualified.


INFORMATION CONCERNING THE NOMINEES AND INCUMBENT DIRECTORS

     Below is information on the nominees for Class II directors and on the directors whose term continues after this year's annual meeting.

          NOMINEES FOR CLASS II DIRECTORS FOR A TERM EXPIRING IN 2003

                                      NAME                            AGE    POSITION
                                      ----                            ---    --------
            Mark J. Brooks..........................................  34     Director
            M. Fazle Husain.........................................  36     Director

     MARK J. BROOKS has served as a Director of Cardiac Pathways since July 1999. Mr. Brooks is a general partner and managing director of BA Venture Partners, a venture capital investment firm, where he has been employed since June 1995. From September 1993 to July 1995, Mr. Brooks was a senior associate at Mercer Management Consulting. Prior to that time, Mr. Brooks was a loan officer in the Media Group of Manufacturers Hanover Trust Company. Mr. Brooks is a member of the boards of directors of ManorHouse Retirement Centers, LivHome.com, InPatient Management Consultants, Inc., esurg.com, Sylantro Systems, Inc. and U.S. Healthworks, Inc.

     M. FAZLE HUSAIN has served as a Director of Cardiac Pathways since July 1999. Mr. Husain is a principal of Morgan Stanley Dean Witter & Co., an investment banking firm, where he has been employed since 1991. Mr. Husain is also a Managing Member of Morgan Stanley Venture Partners III, L.L.C., the General Partner of Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. Mr. Husain was also employed at Morgan Stanley Dean Witter from 1987 until 1989. Mr. Husain focuses on investments in the life sciences and information technology industries, including healthcare services, medical devices and healthcare information technology. Mr. Husain is also a member of the boards of directors of IntegraMed America, Inc., AllScripts, Inc.,

U.S. Healthworks, Inc., MedSite, Inc., NetworkOil, Inc., PeopleClick.com, Inc., Health Stream, Inc., Cross Country Staffing and The Medicines Company.

                              CLASS III DIRECTORS


                        NAME                   AGE                      POSITION
                        ----                   ---                      --------
        Thomas M. Prescott...................  45    Chief Executive Officer, President and Director
        Anchie Y. Kuo, M.D. .................  40    Director


     THOMAS M. PRESCOTT has served as Cardiac Pathways' President and Chief Executive Officer since May 1999 and has been a director since June 1999. Before joining Cardiac Pathways, Mr. Prescott was Vice President and General Manager of a respiratory business unit of Mallinckrodt, Inc., a medical device and pharmaceutical company, from August 1996 to May 1999. Mr. Prescott served in other senior leadership roles at Nellcor, Inc. from April 1994 until Nellcor's acquisition by Mallinckrodt in August 1997. Prior to that time, Mr. Prescott served in various roles at General Electric Medical Systems and Siemens. Mr. Prescott is a member of the board of directors of Cohesion Technologies, Inc.


     ANCHIE Y. KUO, M.D. has been a director of Cardiac Pathways since July 1999. Dr. Kuo is a managing partner of Landbridge Capital, a venture capital investment firm. Prior to that, Dr. Kuo was a partner of BA Venture Partners, where he was employed since 1994. Prior to joining BA Venture Partners, Dr. Kuo was a general partner of Ventures Medical. Dr. Kuo is also a member of the boards of directors of Immusol, Inc., The Call Doctor Company, Inc., Knowledge Anywhere, Inc., Jintek, Inc., Cardio Now, Inc., and Rethink, Inc.


                                CLASS I DIRECTOR

                      NAME                        AGE             POSITION
                      ----                        ---             --------
William N. Starling.............................  47    Director

     WILLIAM N. STARLING has been a director of Cardiac Pathways since 1991 and from January 1992 to May 1999, Mr. Starling served as the President and Chief Executive Officer of Cardiac Pathways. Mr. Starling currently serves as managing general partner of Synecor, LLC, , a medical technology company, and as Chief Executive Officer and a director of IsoStent, Inc., a medical device company. Mr. Starling is a director of RadioTherapeutics Corporation and Xoft Microtubes. Mr. Starling also serves on the Board of Visitors at the Keenan-Flagler Business School of the University of North Carolina at Chapel Hill.

REQUIRED VOTE

     The two nominees receiving the most affirmative votes of the shares present or represented and entitled to vote will be elected as directors. Votes withheld from any director are counted in order to determine whether there is a quorum, but do not count for or against the election of any director.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" EACH OF THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

     Cardiac Pathways' Board of Directors held a total of fourteen meetings during fiscal 2000. No current or former director attended fewer than 75% of the meetings of the Board of Directors held during fiscal 2000. The Board of Directors has an Audit Committee, a Compensation Committee and a Special Financing Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee, which currently consists of Messrs. Husain and Brooks, is responsible for overseeing actions taken by independent auditors and evaluating and reviewing Cardiac Pathways' accounting policies and its system of internal financial controls. The Audit Committee met two times during fiscal 2000.


     The Compensation Committee, which currently consists of Mr. Brooks and Dr. Kuo, is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of Cardiac Pathways and administering various incentive compensation and benefit plans. The Compensation Committee met five times during fiscal 2000.



     The Special Financing Committee, which currently consists of Messrs. Prescott and Starling, was responsible for overseeing the efforts by management and Cardiac Pathways' financial advisors to raise capital for Cardiac Pathways. The Special Financing Committee reviewed the terms and conditions of the proposed common stock financing described under Proposal Four below, approved the financing as fair to, and in the best interests of, Cardiac Pathways and its stockholders and recommended that the Board approve the financing and related matters. The Special Financing Committee met three times during fiscal 2001.

                                  PROPOSAL TWO

                        APPROVAL OF THE 2000 STOCK PLAN


     This proposal is to approve a new stock option plan for Cardiac Pathways. On August 24, 2000, the Board of Directors determined that it is was in our best interests and in the best interests of our stockholders to adopt the 2000 Stock Plan (the "2000 Plan") which is described below. At this time, the Board of Directors adopted the 2000 Plan and reserved common stock for issuance thereunder, subject to stockholder approval, in the amount of 500,000 shares. Prior to stockholder approval of the 2000 Plan, no options will have been granted pursuant to the 2000 Plan.



     The new 2000 Plan is being put forward for approval by the stockholders because Cardiac Pathways' previous stock option plan (the "1991 Plan") will expire in fiscal 2001. The 2000 Plan, like the 1991 Plan, authorizes the Board of Directors to grant incentive and non-statutory stock options to our employees, officers, consultants and directors on the terms and subject to the conditions outlined in the description of the plan provided below. The 2000 Plan enables the Board of Directors to create equity incentives to help Cardiac Pathways attract, retain and motivate the best available talent for the successful conduct of our business and the Board is recommending that stockholders approve this plan because it will meet the purpose of enabling Cardiac Pathways to attract and retain the necessary talent to execute on its business objectives.


DESCRIPTION OF THE 2000 STOCK PLAN


     General. The purpose of the 2000 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to officers and other employees and consultants and to promote the success of our business. Options granted under the 2000 Plan may be either "incentive stock options" or nonstatutory stock options. Stock purchase rights may also be granted under the 2000 Plan.



     Administration. The 2000 Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the 2000 Plan.



     Eligibility. Nonstatutory stock options and stock purchase rights may be granted under the 2000 Plan to employees, directors and consultants. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the exercise price and number of shares subject to each such grant.



     Limitations. Section 162(m) of the Internal Revenue Code (the "Code") places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, the 2000 Plan provides that no employee may be granted, in any fiscal year, options and stock purchase rights to purchase more than 200,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual's initial employment, he or she may be granted options and stock purchase rights to purchase up to an additional 200,000 shares of common stock.


     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between Cardiac Pathways and the optionee, and is subject to the following terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted; provided, however, that the exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.


          (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Service. If an optionee's service relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within three months of such termination to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship terminates due to the optionee's disability, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within twelve (12) months from the date of such termination. If an optionee's service relationship terminates due to the optionee's death, the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance generally may exercise the option, to the extent the option was vested on the date of death, within twelve (12) months from the date of such termination.


          (e) Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.



          (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Administrator.


     Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant Cardiac Pathways a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness owed by us to the purchaser. The repurchase option shall lapse at a rate determined by the Administrator.


     Adjustments Upon Changes in Capitalization. In the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2000 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 2000 Plan, and the exercise price of any such outstanding option or stock purchase right.


     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option or stock purchase right, including shares as to which the option or stock purchase right would not otherwise be exercisable.

     In the event of a merger of Cardiac Pathways with or into another corporation or the sale of all or substantially all of the assets of Cardiac Pathways, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options or rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the 2000 Plan, or any part thereof, at any time and for any reason. However, Cardiac Pathways shall obtain stockholder approval for any amendment to the 2000 Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the 2000 Plan without the written consent of the optionee. Unless terminated earlier, the 2000 Plan shall terminate ten years from the date the 2000 Plan was adopted by the Board.


FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, Cardiac Pathways is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Unless limited by Section 162(m) of the Code, Cardiac Pathways is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because Cardiac Pathways may repurchase the stock when the purchaser ceases to provide services. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when Cardiac Pathways' right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of purchase), an election pursuant to
Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of Cardiac Pathways.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 2000 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.


REQUIRED VOTE

     The affirmative vote of the holders of a majority of Cardiac Pathways' voting stock present at the annual meeting in person or by proxy and entitled to vote is required to approve the 2000 Plan.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ADOPTION OF THE 2000 STOCK PLAN AND THE RESERVATION OF 500,000 SHARES FOR ISSUANCE THEREUNDER.

                                 PROPOSAL THREE

                 AMENDMENT OF 1998 EMPLOYEE STOCK PURCHASE PLAN


     This proposal is to approve certain amendments to the 1998 Employee Stock Purchase Plan. On October 18, 2000, the Board of Directors approved an amendment to Cardiac Pathways' 1998 Employee Stock Purchase Plan ("Employee Plan") which is subject to the approval of the stockholders at the annual meeting. Currently, the Employee Plan provides for an annual increase of the number of shares reserved for sale thereunder by the lesser of (i) 40,000 shares and (ii) 1.5% of Cardiac Pathways outstanding common stock. The amendment would provide for a one-time increase of 50,000 shares to the amount of shares reserved for issuance under the Employee Plan and would modify the annual increase provision so that the Employee Plan would now provide for an annual increase on the first day of each fiscal year equal to the lesser of (i) 150,000 shares, (ii) 3.0% of the outstanding common stock on such date or (iii) a lesser amount determined by the Board.



     In July 1999, the Company effected a 5 for 1 reverse split of its common stock. Because of this reverse stock split, the previous annual increase provisions in the Employee Plan outlined above were effectively reduced, resulting in annual increases that were insufficient to ensure that a sufficient number of shares of common stock were reserved to meet outstanding rights granted the Employee Plan. The Board of Directors approved a one-time increase in the amount of shares reserved for issuance under the Employee Plan in order to meet the Company's obligations under the Employee Plan for the current fiscal year. The Board also established the revised share thresholds for annual increases, reflected in the amendments described above, based on current forecasts for share requirements under the Employee Plan. Because the number of shares actually purchased under the Employee Plan will depend on a number of factors outside the control of Cardiac Pathways and may be less than those anticipated by these amendments, the Board has also retained the right to fix the annual increase at a lesser number of shares than otherwise established if, in its discretion, such increase is aggressive relative to the forecasts then available to Cardiac Pathways. The Board's objective in adopting these amendments to the Employee Plan is to avoid the adverse accounting consequences that could result if the number of shares reserved under an employee stock purchase plan prove to be insufficient at the end of an offering period to cover the then outstanding rights under such a plan.


     The essential terms of the Employee Plan are summarized as follows:

DESCRIPTION OF THE EMPLOYEE PLAN

     General. The purpose of the Employee Plan is to provide employees with an opportunity to purchase common stock through accumulated payroll deductions.

     Administration. The Employee Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation or application of the Employee Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.


     Eligibility. Each employee (including officers), whose customary employment with Cardiac Pathways is at least 20 hours per week and more than five months in any calendar year, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the Employee Plan (i) to the extent that, immediately after the grant, such employee would own capital stock and/or hold outstanding options to purchase such stock representing five percent or more of the voting power or value of the stock of Cardiac Pathways, or (ii) to the extent that his or her rights to purchase stock under all employee stock plans of Cardiac Pathways' accrue at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Employee Plan by filing with Cardiac Pathways a subscription agreement authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the subscription agreement has been set by the Board.


     Participation in an Offering. The Employee Plan is implemented by consecutive overlapping offering periods lasting for 24 months (an "Offering Period"), with a new Offering Period commencing on the first trading day on or after May 1 and November 1 of each year; provided, however that the first Offering Period under the Employee Plan shall commence on December 1, 1998 and end on October 31, 2000. Common stock may be purchased under the Employee Plan every six months (a "Purchase Period"), unless the participant withdraws or terminates employment earlier. To the extent the fair market value of the common stock on any exercise date in an Offering Period is lower than the fair market value of the common stock on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof. The Board of Directors may change the duration of the Employee Periods or the length or date of commencement of an Offering Period. To participate in the Employee Plan, each eligible employee must authorize payroll deductions pursuant to the Employee Plan. Such payroll deductions may not exceed 15% of a participant's compensation. Compensation is defined as base straight time gross earnings, sales commissions, bonuses, incentive compensation and payments for overtime and shift premiums. Once an employee becomes a participant in the Employee Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Employee Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of common stock. The option expires at the end of the Employee Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Employee Period to the extent of the payroll deductions accumulated during such Employee Period. The number of shares subject to the option may not exceed 5,000 shares of the common stock in each Employee Period.


     Purchase Price, Shares Purchased. Shares of common stock may be purchased under the Employee Plan at a price not less than 85% of the lesser of the fair market value of the common stock on the last market trading day prior to (i) the first day of the Offering Period or (ii) the last day of Purchase Period; provided, however, that under certain circumstances, the Purchase Price may be adjusted to a price not less than 85% of the lesser of the fair market value of the common stock on (i) the date the stockholders approve an increase in shares reserved for issuance under the Employee Plan or (ii) the last day of the Purchase Period. The "fair market value" of the common stock on any relevant date will be the closing price per share as reported on The Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of common stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Purchase Period by the Purchase Price.


     Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of Cardiac Pathways for at least 20 hours per week, cancels his or her option and participation in the Employee Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Employee Plan.

     Adjustment Upon Change in Capitalization. In the event that the Cardiac Pathways' common stock is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of Cardiac Pathways affected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Employee Plan, the number and class of shares of stock subject to options outstanding under the Employee Plan and the exercise price of any such outstanding options. Any such adjustment shall be made by the Board of Directors, whose determination shall be conclusive.

     Dissolution or Liquidation. In the event of a proposed dissolution or liquidation, the Offering Period then in progress will be shortened and a new exercise date will be set.

     Merger or Asset Sale. In the event of a merger of Cardiac Pathways with or into another corporation or a sale of substantially all of Cardiac Pathways assets, each outstanding option may be assumed or substituted by the successor corporation. If the successor corporation refuses to assume or substitute the outstanding options, the Offering Period then in progress will be shortened and a new exercise date will be set.

     Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Employee Plan. An Offering Period may be terminated by the Board of Directors at the end of any Purchase Period if the Board determines that termination of the Employee Plan is in the best interests of Cardiac Pathways and its stockholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require shareholder approval in order to comply with Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Employee Plan will terminate in August 2008.

     Withdrawal. Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

     Federal Tax Information for Employee Plan. The Employee Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Employee Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period or more than one year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the Employee Price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the Employee Price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Cardiac Pathways is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND CARDIAC PATHWAYS WITH RESPECT TO THE SHARES PURCHASED UNDER THE EMPLOYEE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE EMPLOYEE PLAN

     Participation in the Employee Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Employee Plan are not determinable. Nonemployee directors are not eligible to participate in the Employee Plan.

     The following table sets forth certain information regarding shares purchased during the fiscal year ended June 30, 2000 by each of the executive officers, all current executive officers as a group, all nonemployee directors as a group and all other employees who participated in the Employee Plan as a group:

                                                               NUMBER OF
                                                                 SHARES         DOLLAR
    NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITION      PURCHASED(#)    VALUE($)(1)
    ----------------------------------------------------      ------------    -----------
Thomas M. Prescott, President and Chief Executive Officer...         --         $    --
Eldon M. Bullington, Vice President, Finance and Chief
  Financial Officer.........................................         --              --
Richard E. Riley, Executive Vice President, Research and
  Development...............................................        784           1,464
Michael N. Forrest, Vice-President, Human Resources.........         --              --
Sandra L. Miller, Vice-President, Operations................         --              --
Robert K. Weigle, Vice-President, Worldwide Sales and
  Marketing.................................................         --              --
All executive officers as a group (6 persons)...............        784           1,464
All nonemployee directors...................................          *               *
All other employees as a group..............................     36,014          67,369

---------------
 *  Not eligible to participate in the Purchase Plan.

(1) Market value of shares on date of purchase minus the purchase price under the Purchase Plan.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of Cardiac Pathways' voting stock present at the annual meeting in person or by proxy and entitled to vote is required to approved the proposed amendment of the Employee Plan.


             THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE


                AMENDMENT TO THE EMPLOYEE PLAN DESCRIBED ABOVE.

                                 PROPOSAL FOUR

           APPROVAL OF ISSUANCE OF COMMON STOCK TO CERTAIN INVESTORS


     This proposal is to approve the issuance of common stock to certain investors in Cardiac Pathways. On November 3, 2000, the Board of Directors approved the issue and sale of up to 5,882,353 shares of common stock to certain investors on the terms and subject to the conditions described below at a purchase price of $4.25 per share. The amount of new shares to be issued is in excess of 20% of the outstanding common stock of Cardiac Pathways and, as a result, in accordance with the requirements of the Nasdaq Stock Market, Cardiac Pathways must obtain stockholder approval for the financing.


BACKGROUND TO THE FINANCING

     Cardiac Pathways was founded in 1991 and, until recently, has engaged primarily in researching, developing, testing and obtaining regulatory clearances for its products. We have experienced significant operating losses since inception. As of September 30, 2000, Cardiac Pathways had an accumulated deficit of approximately $99.2 million.


     In July 1999, Cardiac Pathways, faced with the need for an infusion of additional capital in order to avoid bankruptcy, completed a financing with a group of investors led by BankAmerica Ventures and Morgan Stanley Dean Witter Venture Partners which raised almost $32 million. This financing was extremely dilutive to our then existing shareholders but enabled us to avoid bankruptcy and gave us the capital we needed to begin transitioning from a company focused on research and development around multiple technologies to a more balanced business that is committed to the commercial success of our key products, the Chilli Cooled Ablation Catheter and the RPM Tracking System. For more details on the terms of the Series B Convertible Preferred Stock sold pursuant to the July 1999 financing, please see "Description of Capital Stock".



     In June 2000, we realized that in order to continue to follow through on our business plan, and build the infrastructure we need to market and sell our key products, we would need to raise additional capital in the next 8 to 12 months. We therefore began exploring the strategic alternatives available to us, including raising additional capital through private and public equity financings. We explored the possibility of raising needed capital through a public offering. Unfortunately, discussions with potential investment bankers indicated that a public offering by an early stage medical device company would be difficult to complete given prevailing market conditions. Our management also sought discussions with several third parties regarding a potential private placement in order to raise the needed capital. We also explored the possibility of selling Cardiac Pathways.



     In July 2000, we engaged the services of Dain Rauscher Wessels, as financial advisor, to assist us in analyzing the strategic alternatives available to Cardiac Pathways. On July 20, 2000, Cardiac Pathways executed an engagement letter pursuant to which Dain Rauscher Wessels was formally retained. From July 2000 through September 2000, Dain Rauscher Wessels and our management actively solicited third parties with respect to a possible investment transaction with Cardiac Pathways and met with potential investors. Our Board also appointed a Special Financing Committee to review the terms and conditions of any proposed financing transaction. During this time period, our Board of Directors and the Special Financing Committee received reports from management regarding the results of these efforts.



THE PROPOSED FINANCING



     After management and our financial advisors met with several potential investors, it became clear to us and our financial advisors that the best terms for a private placement were being offered by a group of existing shareholders of Cardiac Pathways led by Van Wagoner Capital Management. On November 7, 2000, we signed a definitive common stock purchase agreement with Van Wagoner Capital Management, BA Venture Partners, Morgan Stanley Dean Witter Venture Partners, State of Wisconsin Investment Board, Special Situations Fund and certain other investors (including Trellis Health Ventures and Pogue Capital Management) for the sale of 5,882,353 shares of common stock at a per share price of $4.25 for aggregate net proceeds of approximately $22.5 million. The per share purchase price of $4.25 represents an approximate discount of 9.2% from the thirty-day average of the trading price for our common stock for the period ending November 6, 2000 and a discount of 0.7% from our closing price on November 6, 2000. Each of the proposed investors is an existing stockholder of Cardiac Pathways, with the exception of Pogue Capital Management. Cardiac Pathways has also entered into a Registration Rights Agreement with the investors in the financing which requires Cardiac Pathways to file, within 30 days of the closing, a registration statement registering for resale the common stock sold in the financing. We anticipate we will file this registration statement shortly after the 2000 Annual Meeting, provided our stockholders approve the transaction. In the event the registration statement for the common stock is not effective within 70 days of the closing, Cardiac Pathways will be required to issue warrants to the investors.



     In connection with evaluating a possible private placement, the Board established a Special Financing Committee, composed of directors Prescott and Starling, to review and consider any proposed investment transaction in Cardiac Pathways, to approve the terms and conditions of any proposed financing and to provide a recommendation to the Board. On November 2, 2000, our Special Financing Committee met with management, our financial advisors and legal counsel to consider the terms and conditions of the proposed financing. At this time, our financial advisors reviewed standard market terms for this kind of financing for companies similarly situated to Cardiac Pathways and reviewed the terms and conditions set forth in the definitive stock purchase agreement and related documents with the Committee. After considering the terms of the proposed financing, and the factors outlined below, the Committee approved the financing and recommended to the Board of Directors that they approve the terms of the financing. On November 3, 2000, on the recommendation of the Special Financing Committee, the Board of Directors authorized the execution of the stock purchase agreement, the registration rights agreement and the issuance of up to 5,882,353 shares of common stock to the investors in the financing, subject to approval by our shareholders. If the financing does not close, Cardiac Pathways will not have sufficient resources to continue our operations for more than eight months in the absence of an alternative transaction.


REASONS FOR THE FINANCING

     FACTORS WEIGHING IN FAVOR OF THE FINANCING


     The terms of this financing, which were negotiated at arm's length with the investors listed above, provide for a common share financing at a price which represents only a modest discount to the market price of our common stock prior to the execution of the definitive purchase agreement.



     A common stock financing is a clean investment structure which allows us to raise capital without issuing securities with significant preferences over our common stock. Given Cardiac Pathways' complicated capital structure, the Board believes that a common stock financing provides the best means to raise needed capital.



     The major investors in this financing, who are all current shareholders of Cardiac Pathways, were familiar with Cardiac Pathways, its business plan and its progress to date. The Board believed that it would require a substantial investment of time and resources on the part of management to familiarize outside investors with Cardiac Pathways to a point where they would be willing to agree to terms similar to those agreed to in this financing.


     The Board believes in the growth potential of our key products and are encouraged by our success to date in generating revenue and the growing market acceptance of our products.


     The requirement that Cardiac Pathways have a registration statement effective within 70 days of closing the financing, for the common stock sold in the financing, is an acceptable condition given the fact that we were able to negotiate a share price which is close to the market value of our publicly traded stock.


     The effect on Cardiac Pathways of the deteriorating financing opportunities for development stage medical device companies. This situation, as well as Cardiac Pathways' cash position, made it necessary for us to complete a transaction that would provide liquidity before June 2001.

     The absence of any offers from any other third parties regarding a possible acquisition of Cardiac Pathways' assets or a possible merger with Cardiac Pathways which we believe offers our stockholders a fair return on their investment.


     The anticipated positive effects upon Cardiac Pathways' balance sheet and results of operations from the use of the net proceeds of the financing to expand Cardiac Pathways' ability to manufacture and market its key products and continue to deliver on its business plans.


     FACTORS WEIGHING AGAINST THE FINANCING


     The risks associated with the fact that Cardiac Pathways has to date demonstrated only limited ability to commercialize any of its products.

     The risks associated with the adoption of Cardiac Pathways products by electrophysiologists and the availability of third party payor reimbursements for such products.


     The terms of the financing may require us to sell common stock at a discount to its current trading price.


     The terms of the financing require us to issue warrants to investors in the event we fail to have the registration statement for the common stock declared effective within 70 days of closing.


     Considering all of the above factors, the Board of Directors concluded the infusion of cash provided by the financing will give Cardiac Pathways the resources it requires to build the infrastructure needed to manufacture our key products in commercial volume, build our sales force and market and sell our key products. The Board, based on all the above factors, determined that the financing was fair and reasonable to Cardiac Pathways' and its stockholders. The Board did not assign a weight to the individual factors considered in evaluating the financing. The Board did not perform any material financial analyses. The Board believes that with the cash to be obtained from the financing, Cardiac Pathways will be better positioned to continue delivering on its business plan and to manufacture, market and sell next generation products, thereby increasing revenues from these products.


TERMS OF THE FINANCING

OVERVIEW

     THE STOCK PURCHASE AGREEMENT


     The Stock Purchase Agreement provides for the issuance of up to 5,882,353 shares of common stock at a per share purchase price of $4.25. The closing of the financing will occur within five days of receiving stockholder approval for the issuance of the shares of the common stock provided all other conditions to closing are met. The Stock Purchase Agreement provides that the Company cannot, within 90 days of the closing, issue and sell additional shares of common stock at a price per share of less than $4.25 without refunding to the investors in the financing the difference between the price per share they paid and the price per share they would have paid had the shares been sold at the price offered in the subsequent offering. In addition to receiving stockholder approval, the closing of the financing is also subject to other conditions including:



     - The execution of the Registration Rights Agreement.



     - Receipt of approval by the holders of a majority of Cardiac Pathways' Series B Preferred.



     - All waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the financing have expired or have been terminated early.



     - No material adverse change in our financial condition shall have occurred since the date of our Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

     THE REGISTRATION RIGHTS AGREEMENT


     The Registration Rights Agreement provides that we will prepare and file with the SEC, within 30 days of the closing, a registration statement on Form S-3 for the purpose of registering under the Securities Act of 1933 (the "Securities Act") all of the common stock sold in the financing. Cardiac Pathways will be required to keep this registration statement effective for two years unless (i) the investors have sold all the common stock registered thereunder, or (ii) the investors can sell all the common stock purchased by them in the financing within a three month period pursuant to Rule 144 under the Securities Act without volume limitation. This agreement also provides that:



     - In the event we fail to file a registration statement within 30 days of the closing, Cardiac Pathways will issue to each investor in the financing a warrant to purchase our common stock. The warrant will provide that the investor will be entitled to acquire 3% of the common stock purchased by it at the closing at an exercise price of $4.25 per share. We will be required to issue a warrant on these same terms to the investors for every 30 day period that passes before we file a registration statement.



     - In the event the registration statement is not declared effective by the SEC within 70 days of the closing, Cardiac Pathway's will issue to each investor in the financing a warrant to purchase our common stock. The warrant will provide that the investor will be entitled to acquire 3% of the common stock purchased by it in the closing at an exercise price of $4.25 per share. We will be required to issue a warrant on these same terms to the investors for every 30 day period that passes before the registration statement is declared effective.



     - In the event Cardiac Pathways proposes to register any of its common stock under the Securities Act after the end of the two year period during which the registration statement described above was effective, we will be required to use our reasonable efforts to include in the registration statement those shares of common stock acquired in the financing which the investors request Cardiac Pathways include.


     INTERESTS OF OUR OFFICERS, DIRECTORS AND STOCKHOLDERS IN THE FINANCING

     The table below indicates the investors in the financing.


                                                                           AGGREGATE
                          INVESTOR                             SHARES     INVESTMENT
                          --------                            ---------   -----------
Funds affiliated with Van Wagoner Capital Management........  3,529,412   $15,000,000
Funds affiliated with BankAmerica Ventures(1)...............    588,235     2,500,000
Funds affiliated with Morgan Stanley Dean Witter Venture
  Partners(2)...............................................    588,235     2,500,000
State of Wisconsin Investment Board.........................    588,235     2,500,000
Special Situations Fund.....................................    470,588     2,000,000
Pogue Capital Management....................................     47,059       200,000
Thomas J. Fogarty, M.D. ....................................     23,259       100,000
Trellis Health Ventures, L.P. ..............................     23,259       100,000
                                                              ---------   -----------
                                                              5,858,823   $24,900,000
                                                              =========   ===========


---------------


(1) BA Venture Partners has nominated Mark J. Brooks and Anchie Y. Kuo, M.D. as members of the Cardiac Pathways Board of Directors. Mr. Brooks is a general partner and managing director of BA Venture Partners.



(2) Morgan Stanley Venture Partners has nominated M. Fazle Husain as a member of the Cardiac Pathways Board of Directors. Mr. Husain is a principal of Morgan Stanley Dean Witter & Co and a managing member and/or general partner of various investment funds affiliated with Morgan Stanley Venture Partners.



     Each of the investors in the financing is a current shareholder of Cardiac Pathways with the exception of Pogue Capital Management. The four largest investors in the financing, Van Wagoner Capital Management,

BA Venture Partners, Morgan Stanley Venture Partners and State of Wisconsin Investment Board, currently hold approximately 78 percent of our voting stock. In addition, pursuant to our Certificate of Incorporation and agreements with the holders of Series B Preferred, the holders of Series B Preferred control three of the five seats (60%) on the Board. The members of the Board of Directors include Mark J. Brooks, Anchie Y. Kuo, M.D. and M. Fazle Husain, all nominees of the holders of Series B Preferred. Investment funds affiliated with these three directors are participating in the financing as indicated in the table above.



     The terms of the Series B Preferred provide that the current holders of the Series B Preferred will be entitled to adjustments to the conversion price of these shares in the event Cardiac Pathways issues additional securities at a price lower than the prevailing conversion price of the Series B Preferred, which is currently set at $5.00 per share of common stock. As a result of these adjustments, the conversion ratio of the Series B Preferred will rise from its current rate of 200 shares of common stock for each share of Series B Preferred to 218 shares of common stock for each share of Series B Preferred.


     THE 20% RULE


     The Bylaws of the Nasdaq Stock Market require Cardiac Pathways to obtain stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by Cardiac Pathways of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book value or market value of the common stock.


     Before voting, each stockholder should consider the following factors with respect to the issuance of common stock in excess of the 20% Rule. If Cardiac Pathways fails to obtain stockholder approval, the investors will not be required to proceed with the financing until such approval is obtained and the closing of the financing may depress the per share price of the common stock of Cardiac Pathways especially where the market price of such shares is greater than $4.25. Further, if Cardiac Pathways fails to register the resale of the shares sold in the financing within 70 days, we will be obligated to issue warrants which will entitle the investors to purchase more shares of common stock at an exercise price of $4.25 which could further depress the per share price of our common stock.


REQUIRED VOTE



     The affirmative vote of the holders of a majority of Cardiac Pathways' voting stock present at the annual meeting in person or by proxy and entitled to vote is required to approve the issuance of common stock pursuant to the financing.


     THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE ISSUANCE OF THE COMMON STOCK.

                                 PROPOSAL FIVE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending June 30, 2001, and asks that the stockholders ratify that appointment. If the stockholders do not ratify this appointment, the Board of Directors will reconsider its selection.


     Ernst & Young LLP has audited the Company's financial statements annually since 1991. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                         SECURITY OWNERSHIP OF CERTAIN


                        BENEFICIAL OWNERS AND MANAGEMENT



     The following table sets forth certain information regarding the beneficial ownership of Cardiac Pathways' common stock as of October 20, 2000 as to (i) each person or entity who is known by Cardiac Pathways to own beneficially more than 5% of the outstanding shares of Common Stock Equivalents (common stock and Series B Preferred on an as converted basis); (ii) each director of Cardiac Pathways; (iii) Cardiac Pathways' current Chief Executive Officer and each executive officer of Cardiac Pathways who earned more than $100,000 during the last fiscal year; (iv) two individuals who would have been included in (iii) above if they had still continued to serve as executive officers at the end of Cardiac Pathways' last fiscal year; and (v) all directors and current executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock Equivalents shown as beneficially owned by them, subject to applicable community property laws.



                                                              COMMON STOCK
                                                              EQUIVALENTS     APPROXIMATE
                                                              BENEFICIALLY    PERCENTAGE
                      NAME AND ADDRESS                           OWNED         OWNED(1)
                      ----------------                        ------------    -----------
State of Wisconsin Investment Board(2)......................   1,563,000         18.3%
  P.O. Box 7842
  Madison, WI 53707
BA Venture Partners(3)......................................   2,028,000         23.7
  950 Tower Lane, Suite 700
  Foster City, CA 94404
Entities affiliated with Morgan Stanley.....................   2,020,000         23.6
  Venture Partners(4)
  221 Avenue of the Americas
  New York, NY 10020
Entities affiliated with Van Wagoner........................   1,168,500         13.7
  Capital Management, Inc.(5)
  One Bush Street, Suite 1150
  San Francisco, CA 94104
William N. Starling(6)......................................     138,422          1.6
Thomas M. Prescott(7).......................................     122,244          1.4
Debra S. Echt...............................................           0            *
Mark J. Brooks(3)...........................................   2,028,000         23.6
M. Fazle Husain(4)..........................................   2,020,000         23.5
Jon P. Hunt.................................................           0            *
Anchie Y. Kuo, M.D.(3)......................................   2,028,000         23.6
Richard E. Riley(8).........................................      77,025            *
All directors and current executive officers as a group (10
  persons)(9)...............................................   4,385,691         51.3


---------------

 *  Less than 1%



(1)Applicable percentage ownership is based on 8,551,866 Common Equivalent Shares outstanding as of October 20, 2000 (consisting of 3,101,866 shares of common stock and 27,250 shares of Series B Preferred convertible into 5,450,000 shares of common stock), together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after October 20, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.



(2)The State of Wisconsin Investment Board (the "SWIB") is a government agency, which manages public pension funds and has sole dispositive and voting power over 351,000 shares of common stock. Also includes 1,200,000 shares of common stock issuable upon conversion of Series B Preferred. Also includes 12,000 shares of common stock issuable upon the exercise of warrants to purchase 60 shares of Series B Preferred.



(3)Security ownership for BA Venture Partners includes 2,000,000 shares of common stock issuable upon conversion of Series B Preferred. Also includes 28,000 shares of common stock issuable upon the exercise of warrants to purchase 140 shares of Series B Preferred.



(4)Security ownership for entities affiliated with Morgan Stanley includes 2,000,000 shares of common stock issuable upon conversion of Series B Preferred. Also includes 20,000 shares of common stock issuable upon the exercise of warrants to purchase 100 shares of Series B Preferred.



(5)Reflects ownership as reported on Schedule 13G filed by Van Wagoner Capital Management on February 14, 2000. Van Wagoner Capital Management, Inc. has sole dispositive power, and Van Wagoner Funds, Inc. has sole voting power over, 1,168,500 shares of common stock.



(6)Consists of 61,823 shares of common stock held by the Starling Family Trust, 4,433 shares of common stock held by the Starling Irrevocable Trust and 72,166 shares of common stock which may be acquired upon exercise of stock options exercisable within 60 days after October 20, 2000. Mr. Starling has voting and dispositive control over all of such shares.



(7)Includes 72,244 shares of common stock which may be acquired upon exercise of stock options exercisable within 60 days after October 20, 2000 and 50,000 shares of common stock issuable upon conversion of Series B Preferred.



(8)Includes 68,002 shares of common stock which may be acquired upon exercise of stock options exercisable within 60 days after October 20, 2000.



(9)Includes 212,412 shares of common stock which may be acquired upon exercise of stock options exercisable within 60 days after October 20, 2000. Also, includes 50,000 shares of common stock issuable upon conversion of Series B Preferred.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth certain information regarding the compensation of the current Chief Executive Officer of the Company and those executive officers of the Company who earned more than $100,000* during the fiscal year ended June 30, 2000, for services rendered in all capacities to the Company for the fiscal years indicated.

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                                                          -------------
                                                                                            NUMBER OF
                                                 ANNUAL COMPENSATION                       SECURITIES
                                        FISCAL   --------------------    OTHER ANNUAL      UNDERLYING
     NAME AND PRINCIPAL POSITION         YEAR    SALARY($)   BONUS($)   COMPENSATION($)   OPTIONS(#)(1)
     ---------------------------        ------   ---------   --------   ---------------   -------------
Thomas M. Prescott....................   2000    $233,654    $46,759      $165,021.71(2)     287,306
  President, Chief Executive Officer     1999      10,817         --               --         60,000
  and Director                           1998          --         --               --             --
Debra S. Echt, M.D.(3)................   2000     247,652         --               --        100,000
  Vice President and                     1999     200,011     50,000              949(4)       3,369
  Chief Medical Officer                  1998     212,394         --               --          3,000
Richard E. Riley......................   2000     210,769     25,000               --        100,000
  Executive Vice President               1999     154,865         --               --          3,024
  Research and Development               1998     150,000         --           10,000(4)       1,000
Jon P. Hunt(5)........................   2000     199,685         --           60,000(4)     100,000
  Vice President Sales and Marketing     1999     143,510         --           50,483(6)       4,544
                                         1998      39,231         --               --         18,000

---------------
* Ms. Sandy L. Miller, Vice President, Operations, Mr. Eldon M. Bullington, Vice President, Finance, and Mr. Robert K. Weigle, Vice President, Worldwide Sales and Marketing are currently receiving an annual salary of $178,000, $180,000 and $176,000, respectively. They have not been included above as they joined the Company after the beginning of the fiscal year ending June 30, 2000 and therefore their respective salaries during this fiscal year did not exceed $100,000.

(1) These shares are subject to exercise under stock options granted under the Company's 1991 Stock Option Plan. See "-- Option Grants in Last Fiscal Year."

(2) Consists of (i) moving and relocation expenses and temporary housing allowance, (ii) forgiveness of a loan and related accrued interest and (iii) payment for certain federal and state income tax obligations in connection with (i) and (ii).

(3) Dr. Echt resigned as an officer of the Company in February 2000.

(4) Represents forgiveness of a loan and related accrued interest and payment for certain federal and state income tax obligations in connection therewith.

(5) Dr. Hunt resigned as an officer of the Company in June 2000.

(6) Consists of moving and relocation expenses, temporary housing allowance and payment for certain federal and state income tax obligations in connection therewith.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the stock options awarded to Cardiac Pathway's Chief Executive Officer and those executive officers who earned more than $100,000 during the fiscal year ended June 30, 2000. All such options were awarded under the Company's 1991 Stock Plan.

                                             INDIVIDUAL GRANTS
                        ------------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                          NUMBER OF       PERCENT OF                                    AT ASSUMED RATES OF STOCK
                         SECURITIES     TOTAL OPTIONS                                    PRICE APPRECIATION FOR
                         UNDERLYING       GRANTED TO        EXERCISE                         OPTION TERM(1)
                           OPTIONS       EMPLOYEES IN      PRICE PER      EXPIRATION   ---------------------------
         NAME           GRANTED(#)(2)   FISCAL 2000(%)   SHARE($)(3)(4)      DATE         5%($)         10%($)
         ----           -------------   --------------   --------------   ----------   -----------   -------------
Thomas M. Prescott....     187,306           18.5%           $4.50         07/29/09     $530,081      $1,343,329
                           100,000                            4.63         06/27/10      291,178         737,903
Debra S. Echt,
  M.D.(5) ............      75,000            4.8             4.50         02/18/00        9,281          18,562
                            25,000            1.6             4.50         03/18/00        3,094           7,125
Richard E. Riley......     100,000            6.4             4.50         07/29/09      283,003         717,184
Jon P. Hunt(5)........      75,000            4.8             4.50         06/30/00       15,468          30,937
                            25,000            1.6             4.50         07/30/00        5,625          11,250

---------------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future price growth.

(2) Options become exercisable to 1/48 of the option shares at the end of each month following the date of grant, with full vesting occurring on the fourth anniversary of the date of grant, other than Mr. Prescott's grant which becomes exercisable as to 1/4 of the shares on the first anniversary of the date of grant and the remainder of which vest monthly as to 1/48 thereafter.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(4) Exercise price may be paid in cash, check, promissory note, by delivery of already-owned shares of the Company's Common Stock subject to certain conditions, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company amount of sale or loan proceeds required to pay the exercise price, a reduction in the amount of any Company liability to an optionee, or any combination of the foregoing methods of payment or such other consideration or method of payment to the extent permitted under applicable law.

(5) In connection with separation agreements entered into by Dr. Echt and Dr. Hunt with the Company, unvested options to purchase common stock of the Company expired as of the day they resigned from the Company. The remaining vested shares were exercisable for up to 30 days after their resignation. Both Dr. Echt and Dr. Hunt exercised all of the options they were entitled to exercise prior to the expiration dates.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding the exercise of stock options by Cardiac Pathways' Chief Executive Officer and those executive officers who earned more than $100,000 during the fiscal year ended June 30, 2000 and the value of stock options held as of June 30, 2000 by these executive officers.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             SHARES                       OPTIONS AT JUNE 30, 2000(#)     AT JUNE 30, 2000($)(1)
                           ACQUIRED ON       VALUE        ---------------------------   ---------------------------
          NAME             EXERCISE(#)   REALIZED(#)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   --------------   -----------   -------------   -----------   -------------
Thomas M. Prescott.......        --               --        15,000         332,306        $20,112        $50,278
Debra S. Echt, M.D. .....    25,000         $110,681            --              --             --             --
Richard E. Riley.........        --               --        43,066          77,158         35,352         22,013
Jon P. Hunt..............     6,031           30,017        20,000              --          7,500             --

---------------

(1) Fair market value of the Company's common stock at fiscal year-end ($4.875 based on the last reported sale price of the Company's common stock on June 30, 2000) minus the exercise price.



(2) Fair market value of the Company's common stock on the date of exercise minus the exercise price.


EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS


     Ms. Miller, Messrs. Bullington, Weigle, and Riley have entered into employment agreements with Cardiac Pathways pursuant to which Cardiac Pathways may terminate their employment at any time with or without cause; provided, however, that if employment is terminated with cause, Cardiac Pathways will pay the employee a severance payment in an amount equal to one month of the employee's then-current monthly base salary and if the employee's employment is terminated without cause, Cardiac Pathways will pay the employee a severance payment of an amount equal to twelve months of the employee's then-current monthly base salary. The agreements also provide that all outstanding stock options held by the employees become immediately exercisable in the event that the employee's employment is terminated without cause or is constructively terminated in connection with a merger, reorganization or sale of substantially all of the assets of Cardiac Pathways in which stockholders of Cardiac Pathways immediately prior to the transaction possess less than fifty percent (50%) of the voting power of the surviving entity (or its parent) immediately after the transaction.



     On May 24, 1999, Cardiac Pathways and Mr. Prescott entered into an employment agreement that, among other things, provided Mr. Prescott with an annual base salary of $265,000 and options to purchase (i) 187,306 shares of common stock at an exercise price of $4.50 per share, and (ii) 100,000 shares of common stock at an exercise price of $4.63 per share. One-fourth of Mr. Prescott's options will vest on each anniversary of his employment over the next four years. In the event Mr. Prescott is terminated without justifiable cause during the first year of his employment, Mr. Prescott will be entitled to acceleration of vesting as to 1/48 of such options for each full month of employment. Mr. Prescott is also entitled to immediate vesting of 100% of his shares if a merger or other sale of Cardiac Pathways results in a change in control of its voting stock and Mr. Prescott is involuntarily terminated.



     In addition to options to purchase common stock, Mr. Prescott is entitled to the following:



     - a $250,000 loan from Cardiac Pathways at a 7% interest rate to purchase shares of Cardiac Pathways' Series B Preferred. This loan is payable in 12 quarterly installments commencing on the third anniversary of the loan;


     - relocation expenses;


     - a one-time bonus of $75,000 paid on June 25, 1999 (subsequently this bonus was adjusted by mutual agreement between Mr. Prescott and Cardiac Pathways to $46,759);

     - severance of 12 months of his then current monthly salary in the event Mr. Prescott is terminated without justifiable cause; and


     - a bonus of up to 25% of his then current salary upon the attainment of goals set by the Board for each fiscal year during which Mr. Prescott remains Chief Executive Officer.



     Dr. Echt and Dr. Hunt entered into separation agreements with Cardiac Pathways, pursuant to which Dr. Echt and Dr. Hunt resigned effective February 18, 2000 and June 30, 2000, respectively. Pursuant to their separation agreements with the Company, Dr. Echt received a lump sum severance payment equal to 5 months of her then current monthly base salary and Dr. Hunt received a lump sum severance payment equal to 6 months of his then current monthly base salary. In addition to her lump sum severance, Dr. Echt also received her then current monthly pay for the period from February 18, 2000 through June 18, 2000 as if she were still employed. Dr. Hunt also received forgiveness on the principal and interest for a $60,000 loan made to him by Cardiac Pathways in addition to his lump sum severance.


DIRECTOR COMPENSATION

     In fiscal 2000, nonemployee directors who were neither affiliated with nor nominated by a stockholder that owned one percent or more of the outstanding capital stock of Cardiac Pathways (the "Outside Directors") were entitled to received a fee of $1,500 for attendance at each general Board of Directors meeting, $500 if present at such meeting by telephone, a fee of $150 for attendance at each committee meeting for services provided in that capacity and were reimbursed for out of pocket expenses incurred in connection with their attendance at Board of Director or committee meetings. There are currently no Outside Directors.

     Under Cardiac Pathways' 1996 Director Option Plan, Outside Directors may receive stock option grants pursuant to an automatic nondiscretionary grant mechanism. The exercise price of the options is set at 100% of the fair market value of Cardiac Pathways' common stock on the grant date. The Director Option Plan provides for an initial option grant to purchase 2,600 shares of common stock to each new Outside Director of the Company. In addition, each Outside Director is automatically granted an option to purchase 140 shares of common stock at the next meeting of the Board of Directors following each Annual Meeting of Stockholders, if on such date, such director has served on the Board of Directors for at least the preceding six months. The terms of each of these grants are ten years, provided that such options shall terminate three months following the termination of the optionee as a director (or twelve months if the termination is due to death or disability). The initial grant vests at a rate of 25% of the shares subject to such option on the first anniversary of the date of grant and at a rate of 1/48 of such shares per month thereafter. The annual grants vest at a rate of 1/8 of the shares subject to such option six months after the date of grant and at a rate of 1/48 of such shares per month thereafter.


     On July 25, 2000, Dr. Kuo received an option to purchase 20,000 shares of common stock under Cardiac Pathways' 1991 Stock Option Plan at an exercise price of $4.88 per share. This one-time award of stock to Dr. Kuo was granted to him in consideration of his ongoing and future activities related to Cardiac Pathways' business operations and future strategic direction.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The Compensation Committee consists of directors Kuo and Brooks. Dr. Kuo and Mr. Brooks were both nominees of the Series B Preferred stockholders. Mr. Brooks is a general partner and managing director of BA Venture Partners, an entity which owns 10,000 shares of Series B Preferred which is currently convertible into 2,000,000 common shares. BA Venture Partners bought these shares of Series B Preferred pursuant to a financing which closed in July 1999. For further discussion of this financing please see section entitled "Certain Transactions -- Series B Financing."

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


     During the fiscal year ended June 30, 2000, Cardiac Pathways' executive compensation program was approved by the Compensation Committee and the Board of Directors. The following is the report of the Compensation Committee with respect to the compensation paid to executive officers during fiscal 2000. Actual compensation earned during the fiscal year by those executive officers who earned more than $100,000 during fiscal 2000 is shown in the Summary Compensation Table above.


  Compensation Philosophy

     Cardiac Pathways' philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the executive compensation program is therefore to closely align the interests of the executive officers with those of our stockholders. To achieve this goal we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in Cardiac Pathways.

     The compensation program for the executive officers consists of the following components: base salary and long-term stock option incentives.

  Base Salary


     The Compensation Committee reviewed and approved fiscal 2000 base salaries for Thomas M. Prescott, Chief Executive Officer and President and other executive officers at the beginning of the fiscal year. Base salaries were established by the Compensation Committee based upon competitive compensation data for similarly situated companies in the medical device industry, the executive's job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at or above the average rates paid by competitors to enable us to attract, motivate, reward and retain highly skilled executives. In order to evaluate Cardiac Pathways' competitive posture in the industry, the Compensation Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other medical device companies. The competitive information was obtained from surveys prepared by national consulting companies or industry associations. The surveys include, but are not limited to, data from all industries represented in Hambrecht & Quist Healthcare, excluding the Biotechnology Index. In making base salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.


  Long-Term Stock Option Incentives


     Cardiac Pathways provides its executive officers with long-term incentive compensation through grants of stock options under the 1991 Stock Plan and, in the future (if approved by our stockholders) under the 2000 Stock Plan. The Compensation Committee believes that stock options provide executive officers with the opportunity to purchase and maintain an equity interest in Cardiac Pathways and to share in the appreciation of the value of our common stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of Cardiac Pathways. All options granted to executive officers in fiscal 2000 were granted at an exercise price that was at the fair market value of our common stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

  Compensation for the President and Chief Executive Officer

     On May 24, 1999, Cardiac Pathways entered an employment agreement with Thomas M. Prescott to become President and Chief Executive Officer. All aspects of Mr. Prescott's 2000 compensation as President and Chief Executive Officer are governed by this employment agreement. See "Employment Agreements and Change-in-Control Agreements."

     The Compensation Committee and the Board of Directors approved Mr. Prescott's employment agreement after a detailed review of competitive compensation data for chief executive officers in similarly situated companies in the medical device industry and after extensive discussion of Mr. Prescott's qualifications. In settling on the final compensation amounts, the Compensation Committee and the Board focused on the importance of appointing a president and chief executive officer who could provide the leadership necessary to improve our competitiveness and profitability.

  Section 162(m)

     The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to executive officers.
Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. Cardiac Pathways has adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of
Section 162(m). As a result, in April 1996, the stockholders approved certain amendments to the 1991 Stock Plan intended to preserve our ability to deduct the compensation expense relating to stock options granted under the 1991 Stock Plan. In approving the amount and form of compensation for executive officers, the Compensation Committee will continue to consider all elements of the cost of providing such compensation, including the potential impact of Section 162(m).

                                          Respectfully submitted by:

                                          Mark J. Brooks

                                          Anchie Y. Kuo, M.D.

CERTAIN TRANSACTIONS


  Series B Financing

     In July 1999, Cardiac Pathways' stockholders authorized and Cardiac Pathways completed a $32 million offering of Series B Preferred at $1,000 per share to a group of accredited investors. In connection with this Series B Preferred financing, we raised $31.5 million, net of issuance costs. In June 2000, one of the holders of Series B Preferred converted 5,000 shares of Series B Preferred into 1,000,000 shares of common stock. The 1,000,000 shares of common stock were issued as unregistered common stock to an affiliate of Cardiac Pathways subject to regulating restrictions and holding period requirements. The remaining 27,750 shares of Series B Preferred are convertible at the option of the holders into 5.45 million shares of common stock.

     The financing was severely dilutive to Cardiac Pathways' then existing stockholders. The following table summarizes the dilutive effect, for percentage ownership purposes, of the financing on the stockholders based on outstanding share information as of June 30, 2000:

                                                         SHARES      PERCENTAGE
                                                        ---------    ----------
Outstanding common stock as of June 30, 2000..........  3,078,486       36.1%
New common stock issuable upon conversion of the
  Series B Preferred..................................  5,450,000       63.9
                                                        ---------      -----
          Total.......................................  8,528,486      100.0%
                                                        =========      =====

     This table does not give effect to the issuance of warrants to purchase 300 shares of Series B Preferred (convertible into 60,000 shares of common stock) in connection with interim funding provided to the Company.

     The holders of the Series B Preferred are entitled to significant rights, preferences and privileges as a result of their investment.

     The two largest holders of Series B Preferred control three of five seats (60%) on the Board. The members of the Board include Thomas Prescott, President and Chief Executive Officer of the Company, Mark J. Brooks, Anchie Y. Kuo, M.D. and M. Fazle Husain, nominees of the holders of Series B Preferred and William
N. Starling, a former director, chief executive officer and president of Cardiac Pathways. The consent of the directors nominated by the holders of Series B Preferred will be required to increase the number of directors above the number currently in office.

     Each share of Series B Preferred is convertible into 200 shares of common stock. The conversion ratio of the Series B Preferred is subject to adjustment for price based antidilution.

     The holders of Series B Preferred are entitled to a cumulative dividend when, as and if declared by the Board at a rate per share equal to 11% per annum of the initial purchase price of the Series B Preferred. The Series B Preferred has a liquidation preference equal to the initial purchase price plus any accrued dividends upon the occurrence of a liquidation, a merger or the sale of all or substantially all of the Company's stock or assets. As a result of the liquidation preference, in the event of a liquidation, merger or the sale of substantially all of the Company's stock or assets, the holders of the Series B Preferred will receive their original purchase price plus any accrued dividends prior to any distribution to the holders of common stock.

     The Series B Preferred is redeemable after May 31, 2004 at the request of a majority of the holders, subject to the approval of the Company. If a redemption request is received but not approved by the Company, the cumulative dividend rate payable on the Series B Preferred will increase by six percentage points for each year a redemption does not occur.

     The holders of the Series B Preferred vote on all matters presented to stockholders on an as-converted to common stock basis. In addition, the affirmative vote of holders of a majority of the Series B Preferred, voting as a separate class, will be required to:

          1. Amend or repeal any provision, or add any provision to the certificate of incorporation or bylaws which changes the rights of the Series B Preferred;

          2. Increase or decrease (other than by redemption or conversion) the total number of authorized shares of preferred stock or common stock;

          3. Authorize or issue, or obligate itself to issue, any other security convertible into or exercisable for any security having a preference over, or being on a parity with, the Series B Preferred with respect to voting, dividends, redemption or upon liquidation;


          4. Issue any shares of common stock, other than


             (a) shares of common stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the board of directors, including the representatives of the Series B Preferred;

             (b) shares of common stock issuable or issued upon conversion of the Series A Participating Preferred Stock or the Series B Preferred or as dividends or distributions on the Series A Participating Preferred Stock or the Series B Preferred;

             (c) shares of common stock issuable or issued upon exercise of warrants issued to banks, equipment lessors or other vendors, where such common stock or warrants were approved by the board of directors, including the representatives of the Series B Preferred; or

             (d) shares of common stock issuable or issued as consideration for business combinations or corporate partnering agreements approved by the board of directors, including the representatives of the Series B Preferred.

          5. Declare or pay any dividends on its common stock or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of common stock, provided, however, that this restriction shall not apply to the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for Cardiac Pathways or any subsidiary pursuant to agreements under which Cardiac Pathways has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

          6. Sell, convey or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of;

          7. Repurchase any series of preferred stock; or

          8. Increase or decrease the size of the board of directors.

     The holders of the Series B Preferred have a right of first offer with respect to future financings by Cardiac Pathways.

     The holders of 45% of the then outstanding Series B Preferred will have the right to request that Cardiac Pathways register the shares of common stock into which the Series B Preferred are convertible after May 21, 2000. In addition, if Cardiac Pathways otherwise registers shares of its common stock, the holders of the Series B Preferred will be entitled to participate in the registration.

  Other Transactions with Directors, Executive Officers and Others


     In May 1999, William N. Starling resigned as President and Chief Executive Officer. Mr. Starling remained a member of the Board of Directors. Cardiac Pathways, the holders of the Series B Preferred and Mr. Starling agreed that for as long as Mr. Starling continues as a member of the Board, the options to purchase common stock held by Mr. Starling will continue to vest. As of the date he resigned as President and Chief Executive Officer, Mr. Starling held 9,458 shares subject to unvested options to purchase common stock. On January 1, 2000, Mr. Starling entered into a consulting agreement with Cardiac Pathways to provide business development and strategy consulting services on an as directed basis. Mr. Starling was paid a total of $144,865 through the period ending June 30, 2000, the expiration date of the agreement.

                               PERFORMANCE GRAPH



     Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of Cardiac Pathways' common stock with the cumulative return of the Nasdaq National Market, U.S. index and of the Hambrecht & Quist Healthcare, Excluding Biotechnology index for the period commencing June 13, 1996 (the date Cardiac Pathways' common stock commenced trading on the Nasdaq National Market) and ending on June 30, 2000. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.


PERFORMANCE GRAPH


                                                                                                            HAMBRECHT & QUIST
                                                                                                               HEALTHCARE-
                                                    CARDIAC PATHWAYS              NASDAQ STOCK                  EXCLUDING
                                                       CORPORATION                MARKET (U.S.)               BIOTECHNOLOGY
                                                    ----------------              -------------             -----------------
6/13/96                                                  100.00                      100.00                      100.00
6/96                                                     381.58                       96.77                       97.37
6/97                                                     236.84                      117.69                      122.26
6/98                                                     187.50                      154.95                      148.44
6/99                                                      24.68                      223.12                      152.21
6/00                                                      25.66                      329.60                      175.30

---------------


* The graph assumes that $100 was invested on June 13, 1996 in Cardiac Pathways' common stock, in the Nasdaq National Market, U.S. Index and in the Hambrecht & Quist Healthcare, Excluding Biotechnology index and that all dividends were reinvested. No dividends have been declared or paid on Cardiac Pathways' common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.



     The information contained above under the captions "Report of the Board of Directors on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Cardiac Pathways specifically incorporates it by reference into such filing.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Cardiac Pathways' executive officers and directors, and persons who own more than ten percent of a registered class of the Cardiac Pathways' equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Cardiac Pathways with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, we believe that, during the fiscal year ended June 30, 2000, all such forms were filed on a timely basis.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Cardiac Pathways is authorized to issue 30,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value. Of the preferred stock, 4,920,000 shares are undesignated, 30,000 shares are designated series A participating preferred stock and 50,000 shares are designated series B convertible preferred stock ("Series B Preferred").

     The following summary of certain provisions of Cardiac Pathways' capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, the certificate of incorporation, as amended, and the bylaws of Cardiac Pathways. The certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring, or preventing a future takeover or change in control of Cardiac Pathways unless such takeover or change in control is approved by the board of directors.

COMMON STOCK


     As of October 20, 2000, there were 3,101,866 shares of common stock outstanding held of record by approximately 150 stockholders.


     The issued and outstanding shares of common stock are, and the shares of common stock issuable upon conversion of the Series B Preferred will be validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any preferred stock, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors may from time to time determine. The shares of common stock are neither redeemable nor convertible and the holders thereof have no preemptive or subscription rights to purchase any securities of Cardiac Pathways. Upon liquidation, dissolution or winding up of Cardiac Pathways, the holders of common stock are entitled to receive pro rata the assets of Cardiac Pathways which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.

WARRANTS

     As of October 20, 2000, there were outstanding warrants to purchase an aggregate of 14,628 shares of common stock at a weighted average exercise price of $49.94 per share. Of such warrants, the warrants to purchase 7,594 shares of common stock expire in June 2001 and the warrants to purchase 7,034 shares of common stock expire in July 2009. As of October 20, 2000, there were also outstanding warrants to purchase 300 shares of series B convertible preferred stock at an exercise price of $1,000 per share that are convertible into 60,000 shares of common stock.


PREFERRED STOCK


     The board of directors of Cardiac Pathways is authorized to issue 5,000,000 shares of undesignated preferred stock. Our board of directors has the authority to issue the preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series, without any further vote or action by Cardiac Pathways' stockholders. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of Cardiac Pathways without further action by the stockholders and may adversely affect the market price of the common stock, and the voting and other rights of the holders of common stock. Effective upon the closing of the financing, Cardiac Pathways will not be permitted to issue any additional shares of preferred stock without the consent of two-thirds of the holders of the Series B Preferred.

  Series A Participating Preferred Stock

     On April 22, 1997, pursuant to a preferred Shares Rights Agreement (the "Rights Agreement") between Cardiac Pathways and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent"), Cardiac Pathways' board of directors declared a dividend of one right (a "Right") to purchase one one-thousandth of a share of Cardiac Pathways' series A participating preferred stock (the "Series A Preferred") for each outstanding share of common stock of Cardiac Pathways. The dividend was paid on May 23, 1997 to stockholders of record as of the close of business on April 30, 1997. Each Right entitles the registered holder to purchase from Cardiac Pathways one one-thousandth of a share of Series A Preferred at an exercise price of $125.00 (the "Purchase Price"), subject to adjustment. The Rights Agreement will be terminated effective upon the Closing of the financing.

     Rights evidenced by common share certificates. The Rights are not be exercisable until the Distribution Date (defined below). Certificates for the Rights ("Rights Certificates") were not sent to stockholders and the Rights will attach to and trade only together with the common stock. Accordingly, common share certificates outstanding on the record date evidence the Rights related thereto, and common share certificates issued after the record date contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for common stock, outstanding as of the record date also constitute the transfer of the Rights associated with the common stock represented by such certificate.

     Distribution Date. The Rights will separate from the common stock, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of:

     - 10 days (or such later date as may be determined by a majority of the board of directors) following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding common stock, or

     - 10 business days (or such later date as may be determined by a majority of the board of directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding common stock.

The earlier of such dates is referred to as the "Distribution Date." The issue and sale of the common stock in connection with the financing will not constitute an action that would trigger a Distribution Date. In addition, the purchasers of the common stock will not be acquiring persons with respect to the Rights Agreement.

     Issuance of rights certificates; expiration of rights. As soon as practicable following the Distribution Date, separate Rights certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Rights certificates alone will evidence the Rights from and after the Distribution Date. The Rights will expire on the earliest of (i) April 21, 2007 (the "Final Expiration Date") or (ii) redemption or exchange of the Rights as described below.

     Initial exercise of the rights. Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon the exercise and payment of the Purchase Price, one one-thousandth of a share of the Series A Preferred.

     Right to buy Cardiac Pathways common stock. Unless the Rights are earlier redeemed, in the event that an Acquiring Person becomes the beneficial owner of 15% or more of Cardiac Pathways' common stock then outstanding, then proper provision will be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person or any affiliate of the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, common stock having a value equal to two times the Purchase Price. In the event that Cardiac Pathways does not have sufficient common stock available for all Rights to be exercised, or the board decides that such action is necessary and not contrary to the interests of Rights holders, Cardiac Pathways may instead substitute cash, assets or other securities for the common stock for which the Rights would have been exercisable.

     Right to buy acquiring company stock. Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person becomes the beneficial owner of 15% or more of Cardiac Pathways' common stock then outstanding, (i) Cardiac Pathways is acquired in a merger or other business combination transaction, or (ii) 50% or more of Cardiac Pathways' consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person or any affiliate of the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

     Exchange provision. At any time after the acquisition by an Acquiring Person of beneficial ownership of 15% or more of Cardiac Pathways' outstanding common stock and prior to the acquisition by any person or entity of beneficial ownership of 50% or more of Cardiac Pathways' outstanding common stock, the board of directors of Cardiac Pathways may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one common Share per Right.

     Redemption. At any time on or prior to the close of business on the earlier of (i) the 10th day following the acquisition by an Acquiring Person of beneficial ownership of 15% or more of Cardiac Pathways' common stock or such later date as may be determined by a majority of the board of directors and publicly announced by Cardiac Pathways, or (ii) the Final Expiration Date of the Rights, Cardiac Pathways may redeem the Rights in whole, but not in part, at a price of $0.01 per Right.

     Adjustments to prevent dilution. The Purchase Price payable, the number of Rights, and the number of series A preferred or common stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by Cardiac Pathways as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

     Cash paid instead of issuing fractional shares. No fractional portion less than integral multiples of one common Share or one one-thousandth of a share of series A preferred will be issued upon exercise of a Right and in lieu thereof, an adjustment in cash will be made based on the market price of the security to be so issued on the last trading date prior to the date of exercise.

     No stockholders' rights prior to exercise. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Cardiac Pathways (other than any rights resulting from such holder's ownership of common stock), including, without limitation, the right to vote or to receive dividends.

     Amendment of rights agreement. The provisions of the Rights Agreement may be supplemented or amended by the board of directors in any manner prior to the close of business on the date the Rights separate from the common stock and become exercisable. After such date, the provisions of the Rights Agreement may be amended by the board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     Rights and preferences of the series A preferred. Series A Preferred purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred will be entitled to an aggregate dividend of 1,000 times the dividend declared per common Share. In the event of liquidation, the holders of the Series A Preferred will be entitled to 1,000 times the amount paid per common Share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. Each share of series A preferred will have 1,000 votes, voting together with the common stock. These rights are protected by customary anti-dilution provisions.

     Because of the nature of the dividend, liquidation and voting rights of the shares of Series A preferred, the value of the one one-thousandth interest in a share of Series A preferred purchasable upon exercise of each Right should approximate the value of one common Share.

     Certain anti-takeover effects. The Rights approved by the board are designed to protect and maximize the value of the outstanding equity interests in Cardiac Pathways in the event of an unsolicited attempt by an acquirer to take over Cardiac Pathways, in a manner or on terms not approved by the board of directors. Takeover attempts frequently include coercive tactics to deprive Cardiac Pathways' board of directors and its stockholders of any real opportunity to determine the destiny of Cardiac Pathways. The Rights have been declared by the board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

     The Rights are not intended to prevent a takeover of Cardiac Pathways and will not do so. The Rights may be redeemed by Cardiac Pathways at $0.01 per Right within ten days (or such later date as may be determined by a majority of the Continuing directors) after the accumulation of 15% or more of Cardiac Pathways' shares by a single acquirer or group. Accordingly, the Rights should not interfere with any merger or business combination approved by the board of directors.

     Issuance of the Rights does not in any way weaken the financial strength of Cardiac Pathways or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to Cardiac Pathways or to its stockholders, and will not change the way in which Cardiac Pathways' shares are presently traded. Cardiac Pathways' board of directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

     However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of Cardiac Pathways deemed undesirable by the board of directors. The Rights may cause substantial dilution to a person or group that attempts to acquire Cardiac Pathways on terms or in a manner not approved by Cardiac Pathways' board of directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

  Series B Convertible Preferred Stock

     As of October 20, 2000, 27,250 shares of Series B Preferred were issued and outstanding.


     The shares of Series B Preferred are entitled to cumulative dividends of 11% of the initial Series B Preferred purchase price, ($1,000), per year, when, as and if declared by the board of directors, prior to and in preference over any dividends paid to holders of the Series A Preferred or common stock. After payment of the cumulative dividend to the holders of the Series B Preferred, the holders of the Series B Preferred are entitled to participate on an as-converted basis with the holders of the common stock in any dividends paid on the common stock.


     The shares of Series B Preferred will have a per share right to a distribution of $1,000 plus all accrued and unpaid dividends on such shares of Series B Preferred prior to any distributions or payments to the holders of the Series A Preferred or the common stock. The right to a distribution would occur upon any liquidation, dissolution or winding up of Cardiac Pathways. A liquidation also includes:

     - the acquisition of Cardiac Pathways by another entity by means of any transaction or series of related transaction, including, without limitation, any reorganization, merger or consolidation, that results in the transfer of 50% or more of the outstanding voting power of Cardiac Pathways,

     - a sale of all or substantially all of the assets of Cardiac Pathways, or

     - a sale or any transaction or series of transactions that result in a sale or transfer of 50% or more of the voting power of Cardiac Pathways.

     Each shares of the Series B Preferred is convertible at the option of the holder into 200 shares of Cardiac Pathways common stock, subject to adjustment. After the closing of the financing, each share of Series B Preferred will be convertible into 218 shares of common stock. All outstanding shares of Series B Preferred are subject to conversion upon a vote of a majority of such outstanding shares in favor of conversion. In the event that Cardiac Pathways issues equity securities at a per share price lower price than the Conversion Price in effect for the Series B Preferred, such Conversion Price will be adjusted.


CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS


     The certificate of incorporation provides for the Board to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of the Board will be elected each year. The provision for a classified Board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of Cardiac Pathways and could increase the likelihood that incumbent directors will retain their positions. The certificate of incorporation provides that directors may be removed (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of voting stock or (ii) without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the voting stock.


     The certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The certificate of incorporation and the bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of the board of directors, by the chief executive officer of Cardiac Pathways, or by stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

     The bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders of Cardiac Pathways, including proposed nominations of persons for election to the board. stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to Cardiac Pathways' Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although the bylaws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Cardiac Pathways.

     The certificate of incorporation provides that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal certain of its provisions. This requirement of a super-majority vote to approve amendments to the certificate of incorporation could enable a minority of Cardiac Pathways' stockholders to exercise veto power over any such amendments.

REGISTRATION RIGHTS

     The holders of the Series B Preferred and their permitted transferees (the "Preferred Holders") are entitled to certain rights with respect to the registration of such shares ("Preferred Registrable Securities") under the Securities Act. Under the terms of an agreement between Cardiac Pathways and the Preferred Holders, the holders of at least 45% of the Registrable Securities may require, on two occasions after May 31, 2000, that Cardiac Pathways use its best efforts to register the Preferred Registrable Securities for public resale. In addition, if Cardiac Pathways proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, the Preferred Holders are entitled to notice of such registration and are entitled to include shares of such common stock therein. The holders of Preferred Registrable Securities may also require Cardiac Pathways to register all or a portion of their Preferred Registrable Securities on Form S-3 under the Securities Act when use of such form becomes available to Cardiac Pathways. All such registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares to be included in such registration. If such Preferred Holders, by exercising their demand registration rights, cause a large number of securities to be registered and sold in the public market, such sales could have an adverse effect on the market price for Cardiac Pathways' common stock. If Cardiac Pathways were to initiate a registration and include shares held by such Preferred Holders pursuant to the exercise of their piggyback registration rights, such sales may have an adverse effect on Cardiac Pathways' ability to raise capital. In connection with the financing, the holders of the Series B Preferred will waive certain of these registration rights.


     The holders of the common stock sold pursuant to the financing and their permitted transferees (the "Common Holders") will be entitled to certain rights with respect to the registration of such shares (the "Common Registrable Securities") under the Securities Act. Under the terms of an agreement between Cardiac Pathways and the Common Holders, Cardiac Pathways is required to file a registration statement with respect to the Common Registrable Shares within 30 days of closing the financing and is also required to use its best efforts to have such registration statement declared effective as soon as possible thereafter. In the event Cardiac Pathways fails to have the registration statement declared effective within 70 days of the closing, or fails to file the registration statement within 30 days of the closing, it will be required to issue warrants to the Common Holders which warrants will entitle the holder to acquire Cardiac Pathways' common stock. Any sales by the Common Holders may have an adverse effect on the stock price of Cardiac Pathways.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The data set forth below should be read in conjunction with the consolidated financial statements and related notes are set forth on pages F-1 through F-20.

                                                         YEAR ENDED JUNE 30,
                                       -------------------------------------------------------
                                         2000        1999        1998        1997       1996
                                       --------    --------    --------    --------    -------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Net sales............................  $  6,821    $  4,406    $  2,420    $  2,409    $ 1,684
Manufacturing and operating cost:
  Manufacturing start-up and cost of
     goods sold......................     6,868       4,249       2,828       2,508      2,408
  Research and development...........     6,947      12,115      14,353      11,756      6,819
  Selling, general and
     administrative..................    10,063       6,685       4,092       3,147      1,981
                                       --------    --------    --------    --------    -------
          Total manufacturing and
            operating cost...........    23,878      23,049      21,273      17,411     11,208
                                       --------    --------    --------    --------    -------
Loss from operations.................   (17,057)    (18,643)    (18,853)    (15,002)    (9,524)
Other income, net....................       690          77       1,354       2,136        155
                                       --------    --------    --------    --------    -------
Net loss.............................   (16,367)   $(18,566)   $(17,499)   $(12,866)   $(9,369)
                                                   ========    ========    ========    =======
Preferred stock dividend.............     3,300
Beneficial conversion feature related
  to the issuance of the Series B
  Preferred Stock....................       960
                                       --------
Net loss applicable to common
  stockholders.......................  $(20,627)
                                       ========
Net loss per share -- basic and
  diluted............................  $ (10.05)   $  (9.34)   $  (9.07)   $  (6.86)
                                       ========    ========    ========    ========
Shares used in computing net loss per
  share -- basic and diluted.........     2,053       1,987       1,930       1,876
                                       ========    ========    ========    ========

                                                              JUNE 30,
                                      --------------------------------------------------------
                                        2000        1999        1998        1997      1996(1)
                                      --------    --------    --------    --------    --------
                                                           (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and
  short-term investments............  $ 12,625    $  2,340    $ 24,517    $ 41,567    $ 52,873
Working capital (deficit)...........    12,173        (745)     22,351      39,511      52,028
Total assets........................    21,765       8,906      30,935      46,655      57,188
Long-term liabilities, net of
  current portion...................     4,900       2,974       9,248       9,077       8,877
Accumulated deficit.................   (96,351)    (79,983)    (61,418)    (43,919)    (31,053)
Stockholders' equity (deficit)......    12,597        (395)     17,485      33,992      46,051

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors that include, but are not limited to, the risks discussed in "Factors That May Impact Future Operations" as well as those discussed in the following "Overview" section. These forward-looking statements include the statement in the first paragraph of "Overview" relating to the expectations of operating losses, the statements in the second paragraph of "Overview" relating to the range of clinical utility for the RPM Tracking System and the potential reduction in procedure times, the statements in the fourth paragraph of "Overview" relating to the manufacturing, marketing and distribution of the Company's products, the statements in the last two sentences of "Cost of Goods Sold" relating to the expectations for gross margins, the statements in the last sentence of the first paragraph of "Impact of Adoption of New Accounting Standards" regarding FAS 133, the statements in the last sentence of the second paragraph of "Impact of Adoption of New Accounting Standards" regarding SAB 101, the statements in the second paragraph of "Liquidity and Capital Resources" regarding the Company's expected liquidity and capital needs, the statements in the last sentence of the fourth paragraph of "Liquidity and Capital Resources" regarding the Company's expected capital expenditures, the statements in the section of "Factors That May Impact Future Operations" entitled "Limited Operating History, History of Losses and Expectations of Future Losses" relating to expectations of operating losses and the statement in the third paragraph in the section of "Factors That May Impact Future Operations" entitled "Employees" relating to the Company's need to expand its operations and hire new personnel.

OVERVIEW


     Cardiac Pathways (the "Company") is currently shifting from a broad-based research & development (R&D) and clinical development oriented company to one focused on expansion of marketing, sales, distribution, customer support and manufacturing capacity. The Company has experienced significant operating losses since inception and as of June 30, 2000 had an accumulated deficit of approximately $96.4 million. During the year, the Company has seen significant increases in revenues from sales of the Chilli Cooled Ablation Catheter in the U.S. and Europe, and sales increases of the Radii-T mapping and ablation catheter in Japan. Sales of the Trio/Ensemble diagnostic catheters to international customers have remained relatively constant during fiscal 2000. The Mercator diagnostic mapping baskets and related equipment have been discontinued in order for the Company to focus its resources on its two platforms; the Chilli Cooled Ablation Catheter and the new RPM Tracking System. The Company expects to continue operating at a loss at least through the end of fiscal year 2002 as it continues to expend substantial funds to establish commercial-scale manufacturing capabilities and to expand its sales and marketing activities.


     The Company received FDA 510(k) clearance in March 2000 to begin marketing the RPM Tracking System. This technology, developed by the Company, can be used in many diagnostic electrophysiology procedures for real-time three dimensional visualization of catheters utilizing ultrasound technology. The RPM Tracking system is expected to assist physicians in precisely manipulating catheters within the heart during procedures, offering the potential for reductions in procedure times and improved economic benefit to the hospital and physician.

     In March 2000, the Company also received FDA PMA approval for the Chilli Cooled Ablation Catheter, incorporating the Company's Real-time Position Management navigation technology for dynamic real-time catheter navigation and visualization. The Chilli PMA includes approval for the new 7 French platform with a bi-directional steering capability. New models for the Chilli with and without the RPM navigation visualization technology were approved within the PMA. In addition, the Company has received CE mark approval to market the RPM Tracking System, and reference and ablation catheters incorporating RPM tracking technology in Europe.

     For the Company's products that have recently obtained FDA clearance or approval, there can be no assurance that any such products will be successfully commercialized or that the Company will achieve significant revenues from either domestic or international sales. Although the FDA granted 510k clearance for the RPM Tracking System and PMA approval for the Chilli Cooled Ablation Catheters with RPM tracking, the Company has limited experience in manufacturing, marketing or selling these products in commercial quantities. In order to successfully implement its business plan, the Company must manufacture and sell the RPM and Chilli Cooled Ablation Catheters in commercial quantities and the Company will need to expend significant capital resources and develop manufacturing expertise to establish large-scale manufacturing capabilities. Manufacturers often encounter difficulties in scaling up production of new products, including problems involving production yields, quality control and assurance, component supply shortages, shortages of qualified personnel, compliance with FDA regulations, and the need for further FDA approval of new manufacturing processes. The Company intends to market its products primarily through a direct sales force in the United States and indirect sales channels internationally. Establishing a marketing and sales capability sufficient to support sales in commercial quantities will require significant management and financial resources. See "-- Factors That May Impact Future Operations."

RESULTS OF OPERATIONS

     YEARS ENDED JUNE 30, 2000 AND 1999

     Net Sales. The Company's net sales increased 55% to $6.8 million for fiscal 2000 compared to $4.4 million for fiscal 1999. During the year, the Company has seen significant increases in revenues from sales in the Chilli Cooled Ablation Catheter in the United States and Europe, and sales increases from the Radii-T mapping and ablation catheter in Japan. Sales of the Trio/Ensemble diagnostic catheters to international customers have remained relatively constant during fiscal 2000.

     In December 1995, the Company received $3.0 million pursuant to a royalty agreement with Arrow International Inc. ("Arrow"). This amount was recorded as deferred royalty income and will be amortized to income for those Trio/Ensemble catheters that Arrow manufactures and sells or, at a minimum, ratably over the period for which the related technology patents expire. $300,000 of royalty income related to the Arrow agreement was recognized in fiscal 2000.

     Cost of Goods Sold. Cost of goods sold primarily includes raw materials costs, catheter fabrication costs, system assembly costs and test costs. Cost of goods sold was $6.9 million and $4.2 million for fiscal 2000 and 1999, respectively. Cost of goods sold for fiscal 2000 included approximately $250,000 of costs associated with discontinuing the Mercator Atrial Mapping Basket product line, approximately $450,000 of costs associated with introduction of the RPM product line and production increases for the Chilli product line. Gross margins were approximately break-even for fiscal 2000 and $200,000 for fiscal 1999. The Company expects that its gross margins will continue to be impacted negatively by the cost of bringing the RPM products on line during fiscal 2001. The Company is currently implementing manufacturing process improvements, and these improvement, together with volume related cost improvements, are designed to have positive effects on gross margins.

     Research and Development. Research and development expenses include costs associated with product research, clinical trials, prototype development, design and testing, and costs associated with obtaining regulatory approvals. Research and development expenses decreased 43% to $6.9 million for fiscal 2000 from $12.1 million for fiscal 1999. The decrease in research and development expenses was primarily attributable to a reduction in the number of engineering projects underway as the Company concentrated its activities on the development, refinement and launch of the RPM Tracking System and the new Chilli Cooled Ablation Catheter.

     Selling, General and Administrative. Selling, general and administrative expenses include compensation and benefits for sales, marketing, senior management and administrative personnel, various legal and professional fees including those in connection with obtaining patent protection, and costs of trade shows. Selling, general and administrative expenses increased to $10.1 million for fiscal 2000 from $6.7 million for fiscal 1999. The increase in selling, general and administrative expenses resulted primarily from increased marketing and sales infrastructure supporting the North America and European markets.

     Other Income (Expense), Net. Net other income was $0.7 million for fiscal 2000 compared to $0.1 million for fiscal 1999. Relative increases in net other income during fiscal 2000 compared to the prior year was the result of increased interest income on significantly higher cash, cash equivalent and short-term investment balances.

     Net Loss. The net loss applicable to common stockholders for fiscal 2000 was $20.6 million or $10.05 per share compared to a net loss of $18.6 million or $9.34 for fiscal 1999.

     Net Operating Loss Carryforwards. As of June 30, 2000, the Company's reported net operating loss carryforwards were approximately $89.6 million and $14.5 million for federal and state income tax purposes, respectively. If not utilized, the net operating loss carryforwards will expire at various dates beginning in the years 2001 through 2020. In addition, the net operating loss carryforwards are subject to annual limitations as a result of the code's ownership change provisions.

  Impact of Adoption of New Accounting Standards.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 (FAS 133), "Accounting for Derivative Instruments and Hedging Activities" which is required to be adopted in years beginning after June 15, 2000. The Company has not in the past used, and does not anticipate in the future using, derivative instruments, and the Company does not expect that the adoption of FAS 133 will have a significant impact on its financial condition or results of operations.

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") that must be adopted in the quarter ended June 30, 2000. SAB 101 summarizes certain areas of the Staff's views in applying generally accepted accounting principles to revenue in financial statements. Although the Company believes that its current revenue recognition principles comply with SAB 101, additional guidance is expected to be issued by the SEC staff and the Company will evaluate the affect of adopting SAB 101 at that point.

     YEARS ENDED JUNE 30, 1999 AND 1998

     Net Sales. The Company's net sales in fiscal 1999 resulted primarily from limited sales of Chilli Cooled Ablation Catheters, Radii supra ventricular tachycardia mapping and ablation catheters, Trio/Ensemble diagnostic catheters, Mercator mapping baskets, Radio frequency Generator Systems and Arrhythmia Mapping Systems. The Company's net sales increased to $4.4 million in fiscal 1999 compared to $2.4 million for fiscal 1998. The net increase in sales for fiscal 1999 primarily resulted from sales of Chilli Cooled Ablation Catheters in the U.S. market following commercial release in the third quarter of fiscal 1999. In addition, the Company had increased sales of Chilli and Radii catheters in Europe reflecting the establishment of certain distributor arrangements in fiscal 1999, particularly in Germany, France and Spain. The Company also recorded higher overall sales of Radii and Trio/Ensemble catheters in Japan during the year. In December 1995, the Company received $3.0 million pursuant to a royalty agreement with Arrow. This amount was recorded as deferred royalty income and will be amortized to income for those Trio/Ensemble catheters that Arrow manufactures and sells. The royalty rate is 5% of the Trio/Ensemble catheter's sales price. In fiscal 1999, the Company began to amortize deferred royalty income on a straight-line basis over the estimated lives of the related technology patents. A total of $369,138 of royalty income related to the agreement has been recorded through June 30, 1999, of which $300,000 was recognized in fiscal 1999.

     Cost of Goods Sold. Cost of goods sold primarily includes raw materials costs, catheter fabrication costs, and system assembly and test costs. Cost of goods sold was $4.2 million for fiscal 1999 and resulted in a gross margin of $157,000. For fiscal 1998, cost of goods sold was $2.8 million and resulted in a gross margin deficit of $408,000. The increase in the gross margin for fiscal 1999 compared to fiscal 1998 was primarily due to increased sales volumes, changes in sales mix and improved manufacturing yields. These improvements were offset in part by increased overhead and training costs for manufacturing personnel, higher costs associated with quality control and manufacturing engineering activities to support higher production volumes.

     Research and Development. Research and development expenses include costs associated with product research, clinical trials, prototype development, design and testing, and costs associated with obtaining regulatory approvals. Research and development expenses decreased to $12.1 million in fiscal 1999 compared to $14.4 million in fiscal 1998. The decrease in research and development expenses was primarily attributable to decreased costs related to clinical trials of the Chilli catheter for which patient enrollment was completed in December 1997, and decreased costs reflecting an overall smaller research and development organization. The decreases were offset in part by increased costs associated with consulting services, facilities and certain equipment costs during fiscal 1999 associated with various clinical programs.

     Selling, General and Administrative. Selling, general and administrative expenses include compensation and benefits for sales, marketing, senior management and administrative personnel, various legal and professional fees including those in connection with obtaining patent protection, and costs of trade shows. Selling, general and administrative expenses increased to $6.7 million in fiscal 1999 compared to $4.1 million in fiscal 1998. The increase was primarily attributable to higher expenditures for sales and marketing personnel and services to support expanding international and domestic sales, marketing and customer service activities and increased costs associated with demonstration units and product marketing materials.

     Other Income (Expense), Net. Other income (expense), net decreased to net other income of $77,000 in fiscal 1999 from net other income of $1.4 million in fiscal 1998. The reduction in net other income was the result of decreased interest income on significantly lower cash, cash equivalent and short-term investment balances.

     Net Loss. The Company's net loss increased to $18.6 million in fiscal 1999 compared to $17.5 million in fiscal 1998.

     The increase in the Company's net loss primarily resulted from increased selling, general and administrative expenses and lower interest income, which were offset in part by increased overall sales volumes and gross margins and decreased clinical research and product development costs.

LIQUIDITY AND CAPITAL RESOURCES

     Since inception, the Company has financed its operations through a combination of private placements of equity securities yielding $33.5 million, equipment lease financing arrangements yielding $4.0 million and a prepaid royalty arrangement yielding $3.0 million. In addition, the Company closed its initial public offering in June 1996 and raised net proceeds of $43.1 million. In July 1999, the Company raised net proceeds of $31.5 million through a Series B Convertible Preferred Stock financing. As of June 30, 2000, the Company had $12.6 million in cash, cash equivalents and short-term investments.

     The Company's liquidity and capital requirements are such that in order for the Company to continue to manufacture, develop and market its core products, the Company will be required to raise additional funds through public or private financing, collaborative relationships or other arrangements prior to the end of fiscal 2001. There can be no assurance that such additional funding will be available on terms acceptable to the Company, if at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve additional restrictive covenants. Collaborative arrangements with a capital raising component may require the Company to relinquish its rights to certain of its technologies, products or marketing territories. The failure of the Company to raise capital when needed will have a material adverse effect on the Company's business, financial condition and results of operations. The factors described in the next section, "Factors That May Impact Future Operations" and elsewhere in this Report will impact the Company's future capital requirements and the adequacy of its available funds.

     Net cash used in operating activities was $14.1 million, $18.4 million and $16.8 million in fiscal 2000, 1999 and 1998, respectively. For each of these periods, the net cash used in operating activities resulted primarily from net losses. Net cash used in investing activities was $8.2 million for fiscal 2000, and net cash provided by investing activities was $16.7 million and $17.7 million in fiscal 1999 and 1998, respectively. Net cash used and provided by investing activities resulted primarily from purchases, maturities and sales of short-term investments, offset in part by purchases of equipment and licenses. Net cash provided by financing activities was $28.4 million and $1.3 million in fiscal 2000 and fiscal 1998, respectively, and net cash used in financing activities in fiscal 1999 was $3.2 million. The net cash provided by financing activities in fiscal 2000 resulted primarily from the proceeds of the Series B Convertible Preferred stock transaction, offset in part by repayment of the bridge loan.

     As of the end of fiscal 2000, the Company had capital equipment of approximately $9.6 million, less accumulated depreciation and amortization of approximately $6.1 million, to support its product development, manufacturing and administrative activities. The Company had financed approximately $4.0 million from capital lease obligations through fiscal 2000. The Company expects capital expenditures to increase over the next several years as it acquires equipment to support manufacturing and development activities.

FACTORS THAT MAY IMPACT FUTURE OPERATIONS

  Limited Operating History; History of Losses and Expectation of Future Losses

     The Company was founded in 1991 and to date has engaged primarily in researching, developing, testing and obtaining regulatory clearances for its products. The Company has experienced significant operating losses since inception. As the end of fiscal 2000, the Company had an accumulated deficit of $96.4 million. To date, the Company has generated only limited revenues from sales of its products and expects its operating losses to continue through at least the end of fiscal 2002 as it continues to expend funds to conduct its research and development activities, establish commercial-scale manufacturing capabilities and expand its sales and marketing activities. There can be no assurance that any of the Company's products for diagnosis and treatment of ventricular tachycardia and other arrhythmias, particularly the RPM Tracking System or Chilli Cooled Ablation Catheter, will be successfully commercialized or that the Company will achieve significant revenues from either international or domestic sales. In addition, there can be no assurance that the Company will achieve or sustain profitability in the future or meet the expectations of securities industry analysts. The Company's results of operations may fluctuate significantly from quarter to quarter or year to year and will depend on numerous factors, including actions relating to regulatory matters, progress of clinical trials, the extent to which the Company's products gain market acceptance, the scale-up of manufacturing abilities and the expansion of sales and marketing activities and competition.

  No Assurance that Company's Products will Prove to be Safe and Effective

     There can be no assurance that the Company's current or future products will prove to be safe and effective in clinical trials under applicable United States or international regulatory guidelines or that additional modifications to the Company's products will not be necessary. Furthermore, there can be no assurance that the Company will be successful in perfecting the design of the RPM Tracking System. With respect to the Chilli Cooled Ablation System, because ablation treatment of cardiac arrhythmias is relatively new, the long-term effects of radiofrequency ablation on patients are unknown. As a result, the long-term success of ablation therapy in treating ventricular tachycardia and other tachyarrhythmias will not be known for several years.

  No Existing Market

     The Company's future success will depend upon the successful commercialization of the Chilli Cooled Ablation Catheter and RPM Tracking System. These products have only recently received FDA approval and clearance to be commercialized in the United States for the treatment of certain forms of cardiac tachyarrhythmias. The Company has to date demonstrated only limited ability to commercialize these new products. There can be no assurance that these products will gain any significant degree of market acceptance among physicians, patients, and health care payors. The Company believes that physicians' acceptance of procedures using the Company's RPM Tracking System will be essential for market acceptance of such system. Even though the clinical efficacy of the system has been established, electrophysiologists, cardiologists and other physicians may elect not to recommend the use of the RPM Tracking System for any number of reasons. There can be no assurance that this system will be successfully commercialized for the approved product set in the United States and Europe. There can be no assurance of the ability to obtain regulatory approval in certain other international markets where RPM Tracking System has not yet received approval. The Company believes that, as with any novel medical technology, there will be a significant learning process involved for physicians to become proficient. Broad use of the system will require training of electrophysiologists, and the time required to complete such training could adversely affect market acceptance. Failure of the product to achieve significant market acceptance would have a material adverse effect on the Company's business, financial condition and results of operations. Even if the RPM Tracking System achieves market acceptance, the Company will be required to significantly ramp manufacturing operations to produce sufficient quantities of the product to satisfy customer demand. Any failure to manufacture the RPM Tracking System in quantities sufficient to satisfy demand will materially adversely affect the Company's business, financial condition and results of operations.

  Marketing and Distribution

     Establishing a marketing and sales capability sufficient to support planned sales growth will require substantial efforts and significant management and financial resources. There can be no assurance that the Company will be able to continue to expand its marketing staff or sales force, that the establishment of such a marketing staff or sales force will be cost-effective or that the Company's sales and marketing efforts will be successful. There can be no assurance that the Company will be able to maintain or enter into agreements with existing or new distributors, or that such distributors will devote adequate resources to selling the Company's products. Failure to establish appropriate distribution relationships could have a material adverse effect upon the Company's business, financial condition and results of operations.

     The Company currently sells its Chilli Cooled Ablation Catheters, Radii-T mapping and ablation catheters, Trio/Ensemble diagnostic catheters and RPM Tracking System Products through distributors in certain international markets. All sales of the Company's products to date have been denominated in U.S. dollars. In addition, the Company plans to market its other products in international markets, subject to receipt of required regulatory approvals. Changes in overseas economic conditions, currency exchange rates, foreign tax laws, or tariffs or other trade regulations could have a material adverse effect on the Company's ability to market its products internationally and therefore on its business, financial condition and results of operations.

  Major Distributor; Dependence on Japan Lifeline

     The Company currently relies upon international distributors of specialty cardiovascular products to market and sell its products. A large percentage of the Company's revenues are derived from sales to its Japanese distributor, Japan Lifeline. Sales to Japan Lifeline accounted for 49%, 52% and 80%, of the Company's net sales in fiscal 2000, 1999 and 1998, respectively. International sales accounted for 67%, 78% and 87% of the Company's net sales in fiscal 2000, 1999 and 1998, respectively. In fiscal 2001, the Company anticipates that Japan Lifeline will continue to account for a significant percentage of the Company's net sales. The Company also relies on its European distributors for a significant portion of its revenues. If the Company's sales to any of its international distributors decline, the Company would experience a material decline in revenues. Even if the Company is successful in selling its products through new international distributors, the rate of growth of the Company's net sales could be materially and adversely effected if its current international distributors do not continue to sell a substantial number of the Company's products. If the Company's sales to its current international distributors decline, the Company cannot be certain that it will be able to attract additional distributors that can market its products effectively or can provide timely and cost-effective customer support and service. None of the Company's international distributors are obligated to sell the Company's products after its agreement with the Company has expired. Further, the Company cannot be certain that its current international distributors will continue to represent its products or that they will continue to devote a sufficient amount of effort and resources to selling the Company's products.

  Strategic Relationships

     The Company intends to pursue strategic relationships with corporations and research institutions with respect to the research, development, international regulatory approval, manufacturing and marketing of certain of its products. There can be no assurance that the Company will be successful in establishing or maintaining any such relationships or that any such relationship will be successful.

  Manufacturing

     A number of components for the Company's products are provided by sole source suppliers. For certain of these components, there are relatively few alternative sources of supply, and establishing additional or replacement vendors for such components could not be accomplished quickly. For some components, there is currently a long lead-time between purchases and the receipt of shipments. For those components from a single source, the vendor's inability to supply such components in a timely manner could have a material adverse effect on the Company's ability to manufacture the RPM Tracking System and other diagnostic and ablation catheters and therefore on its business, financial condition and marketing efforts.

     The Company has limited experience manufacturing its products in the volumes that will be necessary for the Company to achieve significant commercial sales, and there can be no assurance that reliable, high volume manufacturing capacity can be established or maintained at commercially reasonable costs. The Company needs to expend significant capital resources and develop manufacturing expertise to establish large scale manufacturing capabilities. Manufacturers often encounter difficulties in scaling up production of new products, including problems involving production yields, quality control and assurance, component supply shortages, shortages of qualified personnel, compliance with FDA regulations, and the need for further FDA approval of new manufacturing processes. In addition, the Company believes that substantial cost reductions in its manufacturing operations will be required for it to commercialize its catheters and systems on a profitable basis. Any inability of the Company to establish and maintain large scale manufacturing capabilities would have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's manufacturing facilities are subject to periodic inspection by regulatory authorities, and its operations must undergo QSR compliance inspections conducted by the FDA. The Company is required to comply with QSR in order to produce products for sale in the United States and with ISO9001/EN46001 standards in order to produce products for sale in Europe. Any failure of the Company to comply with QSR or ISO9001/EN46001 standards may result in the Company being required to take corrective actions, such as modification of its policies and procedures. The Company has been granted by the State of California the required license to manufacture medical devices. If the Company is unable to maintain such a license, it would be unable to manufacture or ship any product, and such inability would have a material adverse effect on the Company's business, financial condition and results of operations.

  Patents and Proprietary Rights

     The Company's success will depend in part on its ability to obtain patent and copyright protection for its products and processes, to preserve its trade secrets and to operate without infringing or violating the proprietary rights of third parties. The patent positions of medical device companies, including those of the Company, are uncertain and involve complex and evolving legal and factual questions. The coverage sought in a patent application either can be denied or significantly reduced before or after the patent is issued. Consequently, there can be no assurance that any patents from pending patent applications or from any future patent application will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to the Company, that any of the Company's patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by the Company. In addition, there can be no assurance that competitors, many of which have substantial resources and have made substantial investments in competing technologies, will not seek to apply for and obtain patents that will prevent, limit or interfere with the Company's ability to make, modify, use or sell its products either in the United States or in international markets. Litigation or regulatory proceedings, which could result in substantial cost and uncertainty to the Company, may also be necessary to enforce patent or other intellectual property rights of the Company or to determine the scope and validity of other parties' proprietary rights. There can be no assurance that the Company will have the financial resources to defend its patents from infringement or claims of invalidity.

     The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and companies in the medical device industry have employed intellectual property litigation to gain a competitive advantage. There can be no assurance that the Company will not become subject to patent infringement claims or litigation in a court of law, or interference proceedings declared by the United States Patent and Trademark Office ("USPTO") to determine the priority of inventions or an opposition to a patent grant in a foreign jurisdiction. The defense and prosecution of intellectual property suits, USPTO interference or opposition proceedings and related legal and administrative proceedings are both costly and time-consuming. Any litigation, opposition or interference proceedings will result in substantial expense to the Company and significant diversion of effort by the Company's technical and management personnel. An adverse determination in litigation or interference proceedings to which the Company may become a party could subject the Company to significant liabilities to third parties, require disputed rights to be licensed from third parties or require the Company to cease using such technology. Although patent and intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. Furthermore, there can be no assurance that necessary licenses from others would be available to the Company on satisfactory terms, if at all. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent the Company from manufacturing and selling its products, which would have a material adverse effect on the Company's business, financial condition and results of operations. The Company is aware of certain patents owned or licensed by others and relating to cardiac catheters and cardiac monitoring. Certain enhancements of the Company's products are still in the design and pre-clinical testing phase. Depending on the ultimate design specifications and results of pre-clinical testing of these enhancements, there can be no assurance that the Company would be able to obtain a license to such parties' patents or that a court would find that such patents are either not infringed by the Company's enhancements or that the Company's patents are invalid. Further, there can be no assurance that owners or licensees of these patents will not attempt to enforce their patent rights against the Company in a patent infringement suit or other legal proceeding, regardless of the likely outcome of such suit or proceeding.

  Competition

     At present, the Company considers its primary competition to be companies involved in current, more established therapies for the treatment of ventricular tachycardia and atrial fibrillation, including drugs, external electrical cardioversion and defibrillation, implantable defibrillators, ablation accompanied by pacemaker implantation and open-heart surgery. In addition, several competitors are also developing new approaches and new products for the treatment and mapping of ventricular tachycardia and other arrythmias, including ablation systems using ultrasound, microwave, laser and cryoablation technologies and mapping systems using contact mapping, single-point spatial mapping and non-contact, multisite electrical mapping technologies. Many of the Company's competitors have an established presence in the field of interventional cardiology and electrophysiology, including Boston Scientific Corporation, C.R. Bard, Inc., Johnson and Johnson, St. Jude Medical, Medtronic, Inc. and Endocardial Solutions, Inc. Many competitors have substantially greater financial and other resources than the Company, including larger research and development staffs, more experience, capabilities in conducting research and development activities, testing products in clinical trials, obtaining regulatory approvals and manufacturing, marketing and distributing products. There can be no assurance that the Company will succeed in developing and marketing technologies and products that are more clinically efficacious and cost effective than the more established treatments or the new approaches and products developed and marketed by its competitors. Furthermore, there can be no assurance that the Company will succeed in developing new technologies and products that are available prior to its competitors' products. The failure of the Company to demonstrate the efficacy and cost effective advantages of its products over those of its competitors or the failure to develop new technologies and products before its competitors, could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company believes that the primary competitive factors in the market for cardiac ablation and mapping devices are safety, efficacy, ease of use and price. In addition, the length of time required for products to be developed and to receive regulatory and, in some cases, third party payor reimbursement approval are important competitive factors. The medical device industry is characterized by rapid and significant technological change. Accordingly, the Company's success will depend in part on its ability to respond quickly to medical and technological changes through the development and introduction of new products. Product development involves a high degree of risk and there can be no assurance that the Company's new product development efforts will result in any commercially successful products. The Company believes it competes favorably with respect to these factors, although there is no assurance that it will be able to continue to do so.

  Government Regulation

  United States

     The design, pre-clinical and clinical testing, manufacture, labeling, sale, distribution and promotion of the Company's products are subject to regulation by numerous governmental authorities, principally the FDA and corresponding state and foreign regulatory agencies. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant PMA clearance or PMA approval for devices, withdrawal of marketing authorization, a recommendation by the FDA that the Company not be permitted to enter into government contracts and/or criminal prosecution. The FDA also has the authority to request repair, replacement or refund of the cost of any device manufactured or distributed by the Company.

     Before a new device can be introduced into the market, a manufacturer must generally obtain marketing clearance through a premarket notification under
Section 510(k) of the FDC Act or an approval of a PMA application under Section 515 of the FDC Act. Commercial distribution of a device for which a 510(k) clearance is required can begin only after the FDA issues an order finding the device to be "substantially equivalent" to a predicate device. If the Company cannot establish that a proposed device is substantially equivalent to a legally marketed predicate device, the Company must seek premarket approval of the proposed device from the FDA through the submission of a PMA application.

     The Company will be required to make a new 510(k) submission for any device that is cleared through the 510(k) process if the Company modifies or enhances the device in a manner that could significantly affect safety or effectiveness, or if those changes constitute a major modification in the intended use of the device. If the Company cannot establish that a proposed device is substantially equivalent to a legally marketed predicate device, the Company must seek premarket approval of the proposed device from the FDA through the submission of a PMA application. There can be no assurance that the FDA will act favorably or quickly on any of the Company's PMA applications. Significant difficulties and costs may be encountered by the Company in its efforts to obtain FDA clearance that could delay or preclude the Company from selling its products in the United States. Furthermore, there can be no assurance that the FDA will not request additional data or require that the Company conduct further clinical studies, causing the Company to incur substantial cost and delay. In addition, there can be no assurance that the FDA will not impose strict labeling requirements, onerous operator training requirements or other requirements as a condition of its PMA approval, any of which could limit the Company's ability to market its systems. Labeling and promotional activities are subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission ("FTC"). FDA enforcement policy strictly prohibits the marketing of FDA cleared or approved medical devices for unapproved uses. Further, if a company wishes to modify a product after FDA approval of a PMA, including changes in indications or other modifications that could affect safety or efficacy, additional clearances or approvals will be required from the FDA. Failure to receive or delays in receipt of FDA clearances or approvals, including the need for additional clinical trials or data as a prerequisite to clearance or approval, or any FDA conditions that limit the ability of the Company to market its systems, could have a material adverse effect on the Company's business, financial condition and results of operations.

  International

     The European Union has promulgated rules which require that medical products distributed after June 14, 1998 bear the CE mark, an international symbol of adherence to quality assurance standards and compliance with applicable European medical device directives. Quality system certification is one of the CE mark requirements. The Company has received ISO9001/EN46001 certification by its ISO Certification Registrar, one of the CE mark certification prerequisites, for its manufacturing facility in Sunnyvale, California. Furthermore, in January 1998, the Company received the right to affix the CE mark to its Arrhythmia Mapping System and Chilli Cooled Ablation System. In April 1998, the Company received the right to affix the CE mark to its Radii catheters. In July 1998, the Company received the right to affix the CE mark to its Trio/Ensemble catheters. In April 2000, the Company received CE mark certification for the RPM tracking system, and for its Chilli Cooled Ablation Catheters incorporating Real-time Position Management navigation technology. While the Company intends to satisfy the requisite policies and procedures that will permit it to receive the CE Mark Certification for other products, there can be no assurance that the Company will be successful in meeting the European certification requirements and failure to receive the right to affix the CE mark will prohibit the Company from selling these and other products in member countries of the European Union.

     The time required to obtain approval for sale in foreign countries may be longer or shorter than that required for FDA approval, and the requirements may differ. Export sales of medical devices that have not received FDA marketing authorization are subject to FDA export requirements. In accordance with the FDA Export Reform & Enforcement Act of 1996, such devices may be exported to any country provided that the device meets a number of criteria including marketing authorization in one of the "Tier I" countries identified in that Act. If the device has no marketing authorization in a Tier I country, and is intended for marketing, it may be necessary to obtain approval from the FDA to export the device. In order to obtain export approval, the Company may be required to provide the FDA with documentation from the medical device regulatory authority of the country in which the study is to be conducted or the purchaser is located, stating that the device has the approval of the country. In addition, the FDA must find that the exportation of the device is not contrary to the public health and safety of the country in order for the Company to obtain the permit. The Company currently has marketing authorization in one or more Tier I countries for all its clinically used products. The RPM Tracking System products are currently undergoing the process and clinical trials necessary to obtain regulatory approvals in Japan.

  Third-Party Reimbursement and Uncertainty Related to Health Care Reform

     In the United States, health care providers, including hospitals and physicians, that purchase medical products for treatment of their patients, generally rely on third party payors, principally federal Medicare, state Medicaid and private health insurance plans, to reimburse all or a part of the costs and fees associated with the procedures performed using these products. The Company's success will be dependent upon, among other things, the ability of health care providers to obtain satisfactory reimbursement from third party payors for medical procedures in which the Company's products are used. Third party payors may deny reimbursement if they determine that a prescribed device has not received appropriate regulatory clearances or approvals, is not used in accordance with cost-effective treatment methods as determined by the payor, or is experimental, unnecessary or inappropriate. Third party reimbursement is generally provided on the basis of the procedure's DRG code as established by the HCFA. The failure of the procedures in which the Company's products are used or an insufficient level of reimbursements for such procedures would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, medical equipment reimbursements have been mandated by statute to be reduced in the past, and there can be no assurance that any such reimbursements with respect to the Company's products will be adequate or provided at all. Failure by hospitals and other users of the Company's products to obtain reimbursement from third party payors, or changes in government and private third party payors' policies toward reimbursement for procedures employing the Company's products, would have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, the Company is unable to predict what additional legislation or regulation, if any, relating to the health care industry or third party coverage and reimbursement may be enacted in the future, or what effect such legislation or regulation would have on the Company.

     Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country by country basis. Many international markets have government managed health care systems that control reimbursement for new products and procedures. In most markets, there are private insurance systems as well as government managed systems. Market acceptance of the Company's products will depend on the availability and level of reimbursement in international markets targeted by the Company. There can be no assurance that the Company will obtain reimbursement in any country within a particular time, for a particular amount, or at all.

     Regardless of the type of reimbursement system, the Company believes that physician advocacy of the Company's products will be required to obtain reimbursement. The Company believes that less invasive procedures generally provide less costly overall therapies as compared to conventional drug, surgery and other treatments. In addition, the Company believes that treatment with the Company's products will be more efficacious than currently available therapies. The Company anticipates that hospital administrators and physicians would justify the use of the Company's products by the attendant cost savings and clinical benefits that the Company believes would be derived from the use of its products. However, there can be no assurance that this will be the case. There can be no assurance that reimbursement for the Company's products will be available in the United States or in international markets under either government or private reimbursement systems, or that physicians will support and advocate reimbursement procedures using the Company's products.

  Product Liability and Insurance

     The development, manufacture and sale of medical products entail significant risk of product liability claims and product failure claims. The Company has only limited commercial sales to date and does not yet have, and will not have for a number of years, sufficient clinical data to allow the Company to measure the risk of such claims with respect to its products. The Company faces an inherent business risk of financial exposure to product liability claims in the event that the use of its products results in personal injury or death. The Company also faces the possibility that defects in the design or manufacture of the Company's products might necessitate a product recall. There can be no assurance that the Company will not experience losses due to product liability claims or recalls in the future. In addition, the Company will require increased product liability coverage if any of its potential products are successfully commercialized. Such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, or at all. Any claims against the Company regardless of their merit or eventual outcome could have a material adverse effect upon the Company's business, financial condition and results of operations.

  Employees

     The Company's ability to operate successfully depends in significant part upon the continued service of certain key scientific, technical, clinical, regulatory and managerial personnel, and its continuing ability to attract and retain additional highly qualified scientific, technical, regulatory and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain such personnel or that it can attract or retain other highly qualified scientific, technical, clinical, regulatory and managerial personnel in the future, including key sales and marketing personnel. The loss of key personnel or the inability to hire and retain qualified personnel could have a material adverse effect upon the Company's business, financial condition and results of operations.

     The Company's management has recently gone through a significant restructuring. The Company's new President and Chief Executive Officer, Tom Prescott, joined the Company in May 1999. In addition, the Company's Chief Financial Officer, Vice President, Operations and Vice President, Sales each joined the Company in January 2000. The Company also hired a new Vice President of Human Resources who joined the Company in July 2000. There can be no assurance that these newly hired officers of the Company will be able to operate effectively with that portion of the management team that was retained.

     In order to manufacture and market its products in commercial quantities, the Company believes that it will be required to expand its operations, particularly in the areas of manufacturing and sales and marketing and, in connection therewith, to hire new personnel to work in these areas. There can be no assurance that the Company's officers and its sales and marketing personnel will be able to build a successful sales force or that they will be able to operate effectively with the existing management team. As the Company expands its operations in these areas, such expansion will likely result in new and increased responsibilities for management personnel and place significant strain upon the Company's management, operating and financial systems and resources. To accommodate any such growth and compete effectively, the Company will be required to implement and improve information systems, procedures, and controls, and to expand, train, motivate and manage its work force. Any failure to implement and improve the Company's operational, financial and management systems or, to expand, train, motivate or manage employees as required by future growth, if any, could have a material adverse effect on the Company's business, financial condition and results of operations.

  Potential Volatility of Stock Price

     The market price of shares of Common Stock, like that of the common stock of many medical product and technology companies, has in the past been, and is likely in the future to continue to be highly volatile. Factors such as fluctuations in the Company's operating results, proportion of ownership between common stockholders and Series B Convertible Preferred stockholders, announcements of technological innovations or new commercial products by the Company or competitors, government regulation, changes in the current structure of the health care financing and payment systems, developments in or disputes regarding patent or other proprietary rights, release of reports by securities analysts, change in securities analysts recommendations, economic and other external factors and general market conditions may have a significant effect on the market price of the Common Stock. Moreover, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market prices for medical products and high technology companies and which have often been unrelated to the operating performance of such companies. These broad market fluctuations, as well as general economic, political and market conditions, may adversely affect the market price of the Company's Common Stock. In the past, following periods of volatility in the market price of a company's stock, securities class action litigation has occurred against the issuing company. There can be no assurance that such litigation will not occur in the future with respect to the Company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, operating results and financial condition. Any adverse determination in such litigation could also subject the Company to significant liabilities.

>  Significant Rights attaching to Series B Convertible Preferred Stock

     The Company has 27,250 shares of Series B Convertible Preferred Stock outstanding which are convertible, at the option of the holders, into 5.45 million shares of the Company's common stock. The holders of Series B Convertible Preferred Stock are entitled to significant rights, preferences and privileges over holders of common stock including the right to elect three of five directors to the board of directors of the Company, to a preferential cumulative dividend, to certain redemption rights and to a substantial liquidation payment preference over the Company's common stock which is also payable upon any transaction or series of transactions (including, without limitation, any merger, reorganization or consolidation) involving a transfer of 50% or more of the outstanding voting power of the Company. The holders of Series B Convertible Preferred Stock are also entitled to certain registration rights and enjoy certain protective rights in that their consent is required to effect certain corporate transactions including, but not limited to, amending the Company's certificate of incorporation or by-laws, issuing common or preferred stock, declaring dividends or selling all or substantially all of the Company's stock or assets. It is likely that the preferences and rights enjoyed by the holders of Series B Convertible Preferred Stock have a negative impact the market price of the common stock of the Company. Also, if these holders, by converting their Series B Convertible Preferred Stock into common stock and then exercising their registration rights, cause a large number of securities to be registered and sold in the public market, such sales could materially and adversely affect the market price for the Company's common stock. In addition, if the Company were to include in a registration statement shares held by these holders pursuant to the exercise of their registration rights, such sales may impede the Company's ability to raise needed capital. For a more complete description of the rights, preferences and privileges attaching to the Series B Convertible Preferred Stock refer to the section of "Item 5. Market for Registrant's Common Equity and Related Stockholder Matters" entitled "Recent Sales of Unregistered Securities".

  Significant Control by Holders of Series B Convertible Preferred Stock

     The holders of Series B Convertible Preferred Stock beneficially own an aggregate of approximately 63.9% of the outstanding voting stock of the Company and are entitled to elect three of five directors to the Company's Board of Directors. These stockholders, if acting together, will be able to significantly influence all matters requiring approval of either the Board of Directors or the stockholders of the Company, including the approval of significant corporate transactions. This concentration of ownership may also delay, deter or prevent a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

OTHER MATTERS

     We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: November 17, 2000

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Ernst & Young LLP, Independent Auditors...........  F-2
Consolidated Balance Sheets as of June 30, 2000 and 1999....  F-3
Consolidated Statements of Operations for the years ended
  June 30, 2000, 1999 and 1998..............................  F-4
Consolidated Statements of Stockholders' Equity for the
  years ended June 30, 2000, 1999 and 1998..................  F-5
Consolidated Statements of Cash Flows for the years ended
  June 30, 2000, 1999, and 1998.............................  F-6
Notes to Consolidated Financial Statements..................  F-7

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Cardiac Pathways Corporation

     We have audited the accompanying consolidated balance sheets of Cardiac Pathways Corporation as of June 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 2000. Our audits also included the financial statement schedule included on page S-1. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cardiac Pathways Corporation at June 30, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material aspects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
July 28, 2000

                          CARDIAC PATHWAYS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                        JUNE 30,
                                                              ----------------------------
                                                                  2000            1999
                                                              ------------    ------------
Current assets:
  Cash and cash equivalents.................................  $  8,487,634    $  2,339,660
  Short-term investments....................................     4,136,988
                                                                                       ---
  Accounts receivable, net of allowance for doubtful
     accounts of $139,269 at June 30, 2000 and $105,000 at
     June 30, 1999..........................................     1,271,395         898,296
  Inventories...............................................     2,095,178       2,228,879
  Prepaid expenses..........................................       227,070         338,479
  Other current assets......................................       222,102          76,719
                                                              ------------    ------------
          Total current assets..............................    16,440,367       5,882,033
Property and equipment, net.................................     3,505,428       2,891,819
Notes receivable from related parties.......................       100,000          29,584
Intangible assets, net of accumulated amortization of
  $366,666 at June 30, 2000.................................     1,633,333
Deposits and other assets...................................        86,137         102,406
                                                              ------------    ------------
                                                              $ 21,765,265    $  8,905,842
                                                              ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $    980,374    $    488,128
  Accrued compensation and related benefits.................     1,196,071         835,277
  Accrued clinical expenses.................................       527,001         939,183
  Other accrued expenses....................................       906,682         738,831
  Current obligations under capital leases..................       257,714         325,334
  Deferred income -- current portion........................       400,000         300,000
  Short-term debt obligation................................            --       3,000,000
                                                              ------------    ------------
          Total current liabilities.........................     4,267,842       6,626,753
Long-term obligations under capital leases..................        85,058         342,772
Deferred income.............................................     2,030,862       2,330,862
Accrued series B preferred dividends........................     2,784,375              --
Commitments
Stockholders' equity:
  Preferred stock, $.001 par value; 5,000,000 shares
     authorized and 27,250 issued and outstanding at June
     30, 2000 and none issued and outstanding at June 30,
     1999; liquidation preference of $30,034,375 at June 30,
     2000...................................................            27              --
  Common stock, $.001 par value; 6,000,000 shares
     authorized; 3,078,486 shares issued and outstanding at
     June 30, 2000 and 2,007,904 at June 30, 1999...........         3,078           2,008
  Additional paid-in capital................................   109,266,557      80,152,542
  Receivables from stockholders.............................      (321,667)       (385,000)
  Accumulated deficit.......................................   (96,350,867)    (79,983,404)
  Deferred compensation.....................................            --        (180,691)
                                                              ------------    ------------
          Total stockholders' equity (deficit)..............    12,597,128        (394,545)
                                                              ------------    ------------
                                                              $ 21,765,265    $  8,905,842
                                                              ============    ============

                See Notes to Consolidated Financial Statements.

                          CARDIAC PATHWAYS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEAR ENDED JUNE 30,
                                                   --------------------------------------------
                                                       2000            1999            1998
                                                   ------------    ------------    ------------
Net sales........................................  $  6,820,789    $  4,406,370    $  2,419,816
Cost of goods sold...............................     6,868,097       4,249,308       2,827,789
                                                   ------------    ------------    ------------
  Gross margin (deficit).........................       (47,308)        157,062        (407,973)
Operating expenses:
  Research and development.......................     6,946,822      12,115,535      14,353,393
  Selling, general and administrative............    10,063,509       6,684,669       4,091,637
                                                   ------------    ------------    ------------
          Total operating expenses...............    17,010,331      18,800,204      18,445,030
                                                   ------------    ------------    ------------
Loss from operations.............................   (17,057,639)    (18,643,142)    (18,853,003)
Other income (expense):
  Interest income................................     1,033,538         699,589       1,857,981
  Interest expense...............................       (68,488)       (664,527)       (578,931)
  Other, net.....................................      (274,873)         42,305          75,156
                                                   ------------    ------------    ------------
          Total other income (expense)...........       690,176          77,367       1,354,206
                                                   ------------    ------------    ------------
Net loss.........................................   (16,367,463)    (18,565,775)    (17,498,797)
Preferred stock dividend.........................     3,300,000              --              --
Beneficial conversion feature related to the
  issuance of the Series B Preferred Stock.......       960,000              --              --
                                                   ------------    ------------    ------------
Net loss attributable to common stockholders.....  $(20,627,464)   $(18,565,775)   $(17,498,797)
                                                   ============    ============    ============
Net loss per share -- basic and diluted..........  $     (10.05)   $      (9.34)   $      (9.07)
                                                   ============    ============    ============
Shares used in computing net loss per common
  share -- basic and diluted.....................     2,053,000       1,987,000       1,930,000
                                                   ============    ============    ============

                See Notes to Consolidated Financial Statements.

                          CARDIAC PATHWAYS CORPORATION

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                     COMMON STOCK      PREFERRED STOCK    ADDITIONAL    RECEIVABLES
                                                  ------------------   ---------------     PAID-IN          FROM       ACCUMULATED
                                                   SHARES     AMOUNT   SHARES   AMOUNT     CAPITAL      STOCKHOLDERS     DEFICIT
                                                  ---------   ------   ------   ------   ------------   ------------   ------------
Balance at June 30, 1997........................  1,904,707   $1,905       --     --     $ 79,096,812    $(420,000)    $(43,918,832)
Issuance of Common Stock warrants...............         --      --        --     --           60,351           --               --
Issuance of nonqualified stock option for
  services......................................         --      --        --     --           65,121           --               --
Exercise of options to purchase Common Stock....     41,776      42        --     --          225,502       35,000               --
Issuance of Common Stock under employee stock
  purchase plan.................................     12,711      13        --     --          343,829           --               --
Amortization of deferred compensation...........         --      --        --     --               --           --               --
Net loss........................................         --      --        --     --               --           --      (17,498,797)
                                                  ---------   ------   ------    ---     ------------    ---------     ------------
Balance at June 30, 1998........................  1,959,194   1,960        --     --       79,791,615     (385,000)     (61,417,629)
Issuance of Preferred Stock warrants............         --      --        --     --           45,000           --               --
Issuance of nonqualified stock option for
  services......................................         --      --        --     --            3,811           --               --
Exercise of options to purchase Common Stock....     32,436      32        --     --          314,099           --               --
Issuance of Common Stock under employee stock
  purchase plan.................................     16,274      16        --     --          132,423           --               --
Deferred compensation...........................         --      --        --     --         (134,406)          --               --
Amortization of deferred compensation...........         --      --        --     --               --           --               --
Net loss........................................         --      --        --     --               --           --      (18,565,775)
                                                  ---------   ------   ------    ---     ------------    ---------     ------------
Balance at June 30, 1999........................  2,007,904   2,008        --     --       80,152,542     (385,000)     (79,983,404)
Issuance of Series B Preferred Stock, net of
  issuance cost of $500,000.....................         --      --    32,250     32       32,709,968     (250,000)              --
Preferred Stock Dividends.......................         --      --        --     --       (4,260,000)          --               --
Exercise of options to purchase Common Stock....     33,781      33        --     --          152,497           --               --
Issuance of Common Stock under employee stock
  purchase plan.................................     36,801      37        --     --           68,795           --               --
Write-off of receivable from Shareholder........         --      --        --     --               --      313,333               --
Deferred compensation...........................         --      --        --     --          (71,875)          --               --
Amortization of deferred compensation...........         --      --        --     --               --           --               --
Conversion of Preferred Series B Stock..........  1,000,000   1,000    (5,000)    (5)         514,630           --               --
Net loss........................................         --      --        --     --               --           --      (16,367,463)
                                                  ---------   ------   ------    ---     ------------    ---------     ------------
Balance at June 30, 2000........................  3,078,486   $3,078   27,250    $27     $109,266,557    $(321,667)    $(96,350,867)
                                                  =========   ======   ======    ===     ============    =========     ============

                                                                      TOTAL
                                                    DEFERRED      STOCKHOLDERS'
                                                  COMPENSATION   EQUITY (DEFICIT)
                                                  ------------   ----------------
Balance at June 30, 1997........................   $(767,676)      $ 33,992,209
Issuance of Common Stock warrants...............          --             60,351
Issuance of nonqualified stock option for
  services......................................          --             65,121
Exercise of options to purchase Common Stock....          --            260,544
Issuance of Common Stock under employee stock
  purchase plan.................................          --            343,842
Amortization of deferred compensation...........     261,748            261,748
Net loss........................................          --        (17,498,797)
                                                   ---------       ------------
Balance at June 30, 1998........................    (505,928)        17,485,018
Issuance of Preferred Stock warrants............          --             45,000
Issuance of nonqualified stock option for
  services......................................          --              3,811
Exercise of options to purchase Common Stock....          --            314,131
Issuance of Common Stock under employee stock
  purchase plan.................................          --            132,439
Deferred compensation...........................     134,406                 --
Amortization of deferred compensation...........     190,831            190,831
Net loss........................................          --        (18,565,775)
                                                   ---------       ------------
Balance at June 30, 1999........................    (180,691)          (394,545)
Issuance of Series B Preferred Stock, net of
  issuance cost of $500,000.....................          --         32,460,000
Preferred Stock Dividends.......................          --         (4,260,000)
Exercise of options to purchase Common Stock....          --            152,530
Issuance of Common Stock under employee stock
  purchase plan.................................          --             68,832
Write-off of receivable from Shareholder........          --            313,333
Deferred compensation...........................      71,875                 --
Amortization of deferred compensation...........     108,816            108,816
Conversion of Preferred Series B Stock..........          --            515,625
Net loss........................................          --        (16,367,463)
                                                   ---------       ------------
Balance at June 30, 2000........................   $      --       $ 12,597,128
                                                   =========       ============

                See Notes to Consolidated Financial Statements.

                          CARDIAC PATHWAYS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          YEAR ENDED JUNE 30,
                                                              --------------------------------------------
                                                                  2000            1999            1998
                                                              ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................  $(16,367,463)   $(18,565,775)   $(17,498,797)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................     1,708,833       1,271,058       1,274,226
  Amortization of deferred compensation.....................       108,816         190,831         261,748
  (Gain) loss on disposal of property and equipment.........        44,726              --         (33,678)
  Issuance of common stock warrants.........................            --              --          60,351
  Issuance of preferred stock warrants......................            --          45,000              --
  Issuance of nonqualified stock options for Services.......            --           3,811          65,121
  Receivable from shareholder written off...................       313,333              --              --
Changes in operating assets and liabilities:
  Accounts receivable.......................................      (373,099)       (374,841)       (354,627)
  Receivable from related party.............................            --              --           1,552
  Inventories...............................................       133,701        (662,213)       (248,037)
  Prepaid expenses..........................................       111,409         (20,930)         94,209
  Other current assets......................................      (145,383)        449,474          52,335
  Accounts payable..........................................       492,246        (591,644)        291,388
  Accrued compensation and related benefits.................       360,794         233,970         138,493
  Accrued clinical expenses.................................      (412,182)       (205,373)        448,450
  Other accrued expenses....................................       167,851          84,161        (215,572)
  Deferred Income...........................................      (200,000)       (300,000)        (19,611)
  Interest payable on note..................................            --              --      (1,153,625)
                                                              ------------    ------------    ------------
Net cash used in operating activities.......................   (14,056,417)    (18,442,471)    (16,836,074)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments.........................   (11,136,988)     (5,612,448)    (25,167,799)
Maturities of short-term investments........................     7,000,000      22,860,948      44,394,833
Purchase of property and equipment..........................    (2,000,502)     (1,202,612)     (1,170,621)
Proceeds from disposal of equipment.........................            --              --          23,519
(Increase) decrease in notes receivable.....................       (70,416)        230,893          59,014
Purchase of rights to certain patents.......................    (2,000,000)             --              --
(Increase) decrease in deposits and other assets............        16,269         386,590        (391,713)
                                                              ------------    ------------    ------------
Net cash provided by (used in) investing activities.........    (8,191,637)     16,663,371      17,747,233
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under capital lease obligations..........      (325,334)       (596,687)       (838,094)
Proceeds (repayment) from bridge loan financing.............    (3,000,000)      3,000,000              --
Repayment of borrowings on line of credit...................            --      (6,000,000)             --
Repayment of note payable...................................            --              --      (4,500,000)
Proceeds from borrowings on line of credit..................            --              --       6,000,000
Proceeds from issuance of preferred stock, net of issuance
  cost......................................................    31,500,000              --              --
Proceeds from issuance of common stock......................       221,362         446,570         569,386
Notes receivable from stockholders..........................            --              --          35,000
                                                              ------------    ------------    ------------
Net cash provided by (used in) financing activities.........    28,396,028      (3,150,117)      1,266,292
                                                              ------------    ------------    ------------
Net increase (decrease) in cash and cash equivalents........     6,147,974      (4,929,217)      2,177,451
Cash and cash equivalents at beginning of year..............     2,339,660       7,268,877       5,091,426
                                                              ------------    ------------    ------------
Cash and cash equivalents at end of year....................  $  8,487,634    $  2,339,660    $  7,268,877
                                                              ============    ============    ============

                See Notes to Consolidated Financial Statements.

                          CARDIAC PATHWAYS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2000

 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     Cardiac Pathways Corporation, a Delaware corporation (the "Company"), operates in a single industry segment and designs, develops, manufactures and markets minimally invasive systems to diagnose and treat cardiac tachyarrhythmias.

  Basis of Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Cardiac Pathways B.V. and Cardiac Pathways G.m.b.H. There were no significant intercompany accounts or transactions in fiscal 2000.

     The Company has reclassified certain prior-year balances to conform with current-year presentations.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The carrying amounts reported in the balance sheet for cash and cash equivalents and short-term investments approximate fair value. The fair value of short-term investments was based on quoted market prices.

     The carrying amount for the Company's long-term and short-term debt approximates fair value. The fair value of the Company's debt was estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rate for similar types of borrowing arrangements.

  Concentrations of Credit Risk

     The Company is potentially subject to concentrations of credit risk with respect to its cash investments and trade accounts receivable. The Company invests its excess cash in a diversified portfolio of investment grade interest bearing instruments. The Company is exposed to credit risk in the event of default by the financial institutions or issuers of investments only to the extent recorded on the balance sheet. To date, the Company has not experienced any significant losses on its investments.

     The Company sells its products to distributors in Japan, Europe and to hospitals in the United States (see Note 10). The Company does not require collateral and maintains reserves for estimated credit losses. To date, such losses have been within management's expectations and have not been significant.

  Cash, Cash Equivalents and Short-term Investments

     The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. All other liquid investments are classified as short-term investments. Through fiscal 2000, management classified the Company's investment portfolio as held-to-maturity and available-for-sale. Available-for-sale securities are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity, if material. The cost of held-to-maturity securities was adjusted for the amortization of premiums and the accretion of discounts to maturity. Such amortization of premiums and accretion of discounts was included in interest income. To date, the Company has not

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

experienced any significant unrealized gains or losses on available-for-sale securities and, accordingly, no adjustments have been made to stockholders' equity.

     The following is a summary of held-to-maturity and available-for-sale securities at June 30, 2000:

                                                              GROSS         GROSS
                                              AMORTIZED     UNREALIZED    UNREALIZED     ESTIMATED
                DESCRIPTION                     COST          GAINS         LOSSES      FAIR VALUE
                -----------                  -----------    ----------    ----------    -----------
Held-to-maturity:
  U.S. government agency...................  $ 1,000,000     $    --       $    --      $ 1,000,000
  Other government agency..................    1,000,000          --        (2,640)         997,360
Available-for-sale:
  Auction rate preferred stock.............    2,000,000          --            --        2,000,000
  U.S. corporate obligations...............    8,119,109          --        (1,615)       8,117,494
                                             -----------     -------       -------      -----------
                                              12,119,109          --        (4,255)      12,114,854
Amounts classified as cash equivalents.....    7,982,121          --            --        7,982,121
                                             -----------     -------       -------      -----------
Amounts included in short-term
  investments..............................  $ 4,136,988     $             $(4,255)     $ 4,132,733
                                             ===========     =======       =======      ===========

     All short-term investments have maturities due in one year or less, except for $2,000,000 of available-for-sale securities (which the amortized cost equals the estimated fair value), which has a maturity date greater than 10 years.

     At June 30, 1999 the Company had $2,339,660 in cash and cash equivalents which were held primarily in the money market account and had no short-term investments.

     There were no material realized gains or losses for the years ended June 30, 2000 and 1999. The cost of securities sold is based on the specific identification method.

  Inventory

     Inventories are stated at the lower of cost (determined using the first-in, first-out method) or market and consist of the following:

                                                              JUNE 30,
                                                      ------------------------
                                                         2000          1999
                                                      ----------    ----------
Raw materials.......................................  $1,057,454    $1,510,291
Work-in-process.....................................     204,042       174,016
Finished goods......................................     833,682       544,572
                                                      ----------    ----------
                                                      $2,095,178    $2,228,879
                                                      ==========    ==========

  Property and Equipment

     Property and equipment, including equipment under capital leases, are carried at cost less accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining term of the lease. Depreciation expense includes amortization of capital leases and leasehold improvements.

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

     Property and equipment consist of the following:

                                                              JUNE 30,
                                                      ------------------------
                                                         2000          1999
                                                      ----------    ----------
Property and equipment:
  Equipment.........................................  $8,319,692    $6,836,138
  Leasehold improvements............................     422,061       422,061
  Equipment-in-process..............................     903,220       622,384
                                                      ----------    ----------
                                                       9,644,973     7,880,583
Less accumulated depreciation and amortization......   6,139,545     4,988,764
                                                      ----------    ----------
                                                      $3,505,428    $2,891,819
                                                      ==========    ==========

  Intangible Asset

     In July 1999, the Company entered into an agreement with a Canadian company to obtain an exclusive worldwide license to certain patents involving the use of ultrasound technology. The terms of the agreement included payments made by the Company to the licensor of $1,000,000 each in August 1999 and January 2000. The intangible asset is amortized over five years.

  Revenue Recognition

     Revenue from disposable products is recognized at the time of shipment. Revenue from equipment is recognized upon shipment and the completion of certain installation and acceptance criteria. Generally, revenue from sales to distributors is recognized at the time of shipment.

  Product Warranties

     The Company warrants its equipment for a period of one year. The Company provides for estimated warranty costs concurrent with the recognition of revenue.

  Deferred Income

     Included in deferred income at June 30, 2000 and 1999, the Company had $2,330,862 and $2,630,862 of deferred royalty income, respectively, related to one of its diagnostic catheter systems (see Note 9). Income earned from this royalty agreement is recorded as a component of net sales. The Company deferred $100,000 of product revenue at June 30, 2000.

  Research and Development Costs

     Research and development costs, which include clinical and certain regulatory costs, are charged to expense as incurred.

  Foreign Currency Translation

     The functional currency of the Company's foreign subsidiaries is the U.S. dollar. Monetary assets and liabilities denominated in foreign currencies are remeasured at the fiscal year-end exchange rate. Inventory, property and other nonmonetary assets and liabilities including related revenues, expenses, gains and losses are remeasured using historical exchange rates during the month in which the transactions occurred. Adjustments resulting from these remeasurements are included in the results of operations and have been immaterial to date.

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

  Net Loss Per Share

     Basic and diluted net loss per share is computed using the weighted average number of shares of common shares outstanding during the period. The Company has other securities outstanding (Series B Convertible Preferred Stock Warrants, and Stock Options -- See note 4) that could dilute basic earnings per share in the future that were not included in the computation of diluted net loss per share in the periods presented as their effect is antidilutive.

     The following table sets forth the computation of net loss per share:

                                                               YEAR ENDED JUNE 30,
                                                   --------------------------------------------
                                                       2000            1999            1998
                                                   ------------    ------------    ------------
Net loss attributable to common stockholders.....  $(20,627,464)   $(18,565,775)   $(17,498,797)
                                                   ============    ============    ============
Basic and diluted:
  Weighted-average shares of common stock used in
     computing basic and diluted net loss per
     share.......................................     2,053,000       1,987,000       1,930,000
                                                   ============    ============    ============
Basic and diluted net loss per share.............  $     (10.05)   $      (9.34)   $      (9.07)
                                                   ============    ============    ============

  Stock-Based Compensation

     The Company accounts for its stock-based compensation arrangements using the intrinsic-value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and accordingly, has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (FAS 123), "Accounting for Stock-Based Compensation." These provisions require the Company to disclose pro forma net loss and net loss per share amounts as if compensation expense related to certain stock awards were recognized based on the fair value accounting rules under FAS 123 (see Note 4).

  Recent Pronouncements

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 (FAS 133), "Accounting for Derivative Instruments and Hedging Activities" which is required to be adopted in years beginning after June 15, 2000. The Company has not in the past and does not anticipate in the future using derivative instruments, and the Company does not expect that the adoption of FAS 133 will have a significant impact on its financial condition or results of operations.

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") that must be adopted in the quarter ended June 30, 2000. SAB 101 summarizes certain areas of the Staff's views in applying generally accepted accounting principles to revenue in financial statements. Although the Company believes that its current revenue recognition principles comply with SAB 101, additional guidance is expected to be issued by the SEC staff and the Company will evaluate the affect of adopting SAB 101 at that point.

 2. DEBT

     In May 1999, in connection with the Series B Preferred Stock Financing, the Company obtained a convertible bridge loan of $3,000,000 from certain participating investors. The bridge loan bore interest at the prime rate plus 2.00%. The promissory notes issued in connection with the bridge loan were convertible into shares of Series B Convertible Preferred Stock at the same price as the share issued in the financing. In July 1999, the bridge loan and related accrued interest was converted into 3,052 shares of Series B Preferred Stock concurrent with the closing of the financing (see note 4).

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

 3. COMMITMENTS

     The Company leases facilities and equipment under noncancelable lease agreements. Future minimum lease payments were as follows:

                                                           JUNE 30, 2000
                                                       ----------------------
                                                       CAPITAL     OPERATING
                                                        LEASES       LEASES
                                                       --------    ----------
2001.................................................  $279,925    $  774,224
2002.................................................    88,205       749,424
2003.................................................        --       747,420
2004.................................................        --       247,136
2005.................................................        --            --
Thereafter...........................................        --            --
                                                       --------    ----------
          Total minimum lease payments...............   368,130    $2,518,204
Less amount representing interest....................    25,358
                                                       --------
Present value of minimum lease payments..............   342,772
Less current portion.................................   257,714
                                                       --------
Long-term portion....................................  $ 85,058
                                                       ========

     The Company leases its facilities under operating lease agreements that extend through October 2003. Rent expense, net of sublease income, was approximately, $825,649, $730,323, and $364,000 for the years ended June 30, 2000, 1999 and 1998, respectively. The Company leases certain equipment under long-term leases, the terms of which qualify as capital leases. Capital lease obligations are collateralized with leased equipment.

     The Company's equipment acquired under capital lease arrangements and related accumulated amortization are as follows:

                                                              JUNE 30,
                                                      ------------------------
                                                         2000          1999
                                                      ----------    ----------
Equipment at cost...................................  $4,018,000    $4,018,000
Less accumulated amortization.......................   3,676,000     3,334,000
                                                      ----------    ----------
                                                      $  342,000    $  684,000
                                                      ==========    ==========

     Amortization expense of assets under capital leases is included in depreciation expense.

     At June 30, 2000, the Company had approximately $213,455 in noncancelable commitments with suppliers to provide components in the normal course of business.

 4. STOCKHOLDERS' EQUITY

  Common Stock

     The Company is authorized to issue 6,000,000 shares of common stock, $.001 par value per share, of which a total of 3,078,486 and 2,007,904 shares were outstanding at June 30, 2000 and 1999, respectively. In May 1999, the Company's Board of Directors authorized a 1-for-5 reverse common stock split. All share and per share amounts reflect this reverse common stock split.

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

  Preferred Stock

     In July 1999, the Company's stockholders authorized and the Company completed a $32 million offering of Series B Convertible Preferred Stock at $1,000 per share to a group of accredited investors. In connection with the Series B Convertible Preferred Stock financing, the Company raised $31.5 million, net of issuance costs. The Series B Convertible Preferred Stock is redeemable by the Company. At any time after May 31, 2004, the holders of a majority of the then outstanding shares of Series B Convertible Preferred Stock, voting as a single class, may request that the Company redeem the outstanding shares of Series B Convertible Preferred Stock. The Company is not obligated to honor a redemption request but must thereafter increase the cumulative dividend by 6%. The Company is authorized to issue 5,000,000 shares of undesignated preferred stock, $.001 par value per share. Preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges, and restrictions granted to and imposed upon any wholly unissued series of preferred stock and to fix the number of shares of any series of preferred stock and the designation of any such series without any vote or action by the Company's stockholders. At June 30, 2000, the Company had 27,250 shares of Series B Convertible Preferred Stock outstanding, and the Company had no shares of Series B Convertible Preferred Stock outstanding in fiscal 1999.

     The June 30, 2000 balance sheet also reflects the discount or beneficial conversion feature present in the convertible securities. The discount was being recognized as a return to the preferred stockholders (similar to a dividend) over the minimum period in which the preferred stockholders can realize return, immediately for the Series B Convertible Preferred stockholders. The discount has been accreted to additional paid in capital in the June 30, 2000 balance sheet. Each share of Series B Convertible Preferred Stock is initially convertible into 200 shares of the Company's Common Stock, at the option of the holder. Each share of Series B Convertible Preferred Stock shall automatically be converted into the Company's common stock upon the election of a majority of the holders of the Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock shall entitle the holder thereof to that number of votes on all matters submitted to a vote of the stock holders of the Company equal to the number of shares of common stock into which the Series B Convertible Preferred Stock can be converted.

     The Series B Convertible Preferred Stock Purchase Agreement specifies that, when and as if dividends are declared, the holder of Series B Convertible Preferred Stock are entitled to a cumulative dividend equal to 11% of the purchase price paid for each share of Series B Convertible Preferred Stock, per share, per year. If the Series B Convertible Preferred Stock is not redeemed prior to May 31, 2004, the cumulative dividend payable shall be increased by 6 percentage points at the beginning of each year after such date. The Series B Convertible Preferred Stock has a liquidation preference equal to the initial purchase price plus any accrued and unpaid dividends upon the occurrence of a liquidation, a merger or the sale of all or substantially all of the Company's stock or assets. As a result of the liquidation preference, in the event of a liquidation, merger or the sale of substantially all of the Company's stock or assets, the holders of Series B Convertible Preferred Stock will receive their original purchase price plus any accrued and unpaid dividends prior to any distribution to the holders of common stock. After such payment any remaining proceeds would be distributed ratably among the holders of Series B Convertible Preferred Stock and holders of common stock. All share and per share amounts reflect the reverse common stock split.

     Because the two largest Series B Convertible Preferred Stock holders control 3 of the 5 seats (60%) on the board of directors, the June 30, 2000 balance sheet reflects the accrual of the Series B Convertible Preferred Stock cumulative dividends. The members of the Company's board of directors include Mark J. Brooks, Anchie Y. Kuo, M.D., and M. Fazle Husain, nominees of the Series B Convertible Preferred Stockholders, Thomas M. Prescott, CEO and William Starling, a former director, chief executive officer and

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

president of the Company. The consent of the directors nominated by the Series B Convertible Preferred Stock will be required to increase the number of directors above the number currently in office.

     During fiscal 2000, one of the Series B Convertible Preferred Stock holders converted their shares of Series B Convertible Preferred Stock (5,000 shares) to common stock (1,000,000 shares). The accrued but undeclared dividends at that date have been accounted for as an additional contribution to equity.

  Stock Warrants

     The Company has issued warrants to purchase common stock in connection with various financing and lease agreements. The fair value of warrants issued in connection with lease transactions was expensed. The following warrants to purchase common stock were outstanding at June 30, 2000:

        PRICE PER   AGGREGATE    EXPIRATION
SHARES    SHARE       PRICE         DATE
------  ---------   ----------   ----------
 7,034   $42.65     $  300,000   July 2009
 4,000    43.50        174,000   June 2001
15,394    65.63      1,010,231   June 2001
 2,200    75.00        165,000   June 2001

     In May 1999, the Company issued warrants to purchase 300 shares of Series B Preferred Stock in connection with the convertible bridge loan noted above (see note 2). The warrants are exercisable at $1,000 per share and expire in May 2004. As of June 30, 2000 none of the preferred stock warrants had been exercised.

  Stock Option Plans

     In July 1991, the Board of Directors of the Company approved the Company's 1991 Stock Option Plan (the "Plan"). The Plan provides for the issuance of incentive and nonstatutory options to employees, officers, and consultants of the Company to acquire common stock of the Company. The Plan, as amended, provides for the granting of options for up to 1,313,406 shares of common stock of the Company, which includes 800,000 shares approved by the stockholders in July 1999. The exercise price of incentive stock options granted under the Plan may not be less than 100% (110% in the case of any options granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the common stock subject to the option on the date of grant. Options granted under the Plan generally become exercisable over a four-year period and generally expire ten years from the date of grant. Expired options become available under the Plan. At June 30, 2000, a total of 1,357,389 shares of common stock have been reserved for issuance under the Plan (see Note 13).

     In September 1996 and April 1997, the Board of Directors authorized the exchange of certain stock option grants at the then fair market values of the Company's common stock. These exchanges were voluntary and open to all employees holding options subsequent to certain dates. In September 1996, options to purchase 5,730 shares of common stock at prices ranging from $63.75 to $75.00 per share were exchanged for options to purchase a like number of shares at $60.00 per share. Under the September 1996 exchange, all previous vesting of the related options was forfeited. In April 1997, options to purchase 30,925 shares of common stock at prices ranging from $42.50 to $85.00 per share were exchanged for options to purchase a like number of shares at $33.15 per share. Vesting terms were not modified under the April 1997 exchange, however, no vested options related to the exchange were exercisable for a period of 180 days following the exchange.

     During the years ended June 30, 1997 and 1996, the Company recorded deferred compensation of approximately $856,000 and $192,000, respectively, representing the difference between the grant price and the fair value of the Company's common stock for certain options granted during those years. The deferred

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

compensation is amortized over the period for which the related stock options become exercisable, which is generally four years. During the year ended June 30, 2000 and 1999, the company decreased unamortized deferred compensation by approximately $72,000 and $134,000, respectively, to reflect the cancellation of certain unvested stock options for which deferred compensation was previously recorded. Amortization of deferred compensation was approximately $109,000, $191,000 and $262,000 for the years ended June 30, 2000, 1999 and 1998, respectively.

     In April 1996, the Company adopted the 1996 Director Option Plan (the "Director Plan"). The Director Plan provides for the granting of options for up to 12,000 shares of common stock of the Company. The option grants under the Director Plan are automatic and non-discretionary, and the exercise price of the options is 100% of the fair market value of the common stock on the grant date. The Director Plan provides for an initial grant of options to purchase 2,600 shares of common stock to each new non-employee director. In addition, each non-employee director will automatically be granted an option to purchase 140 shares of common stock annually. Options granted under the Director Plan become exercisable over a four-year period and expire ten years from the date of grant. At June 30, 2000, a total of 12,000 shares of common stock has been reserved for issuance under the Director Plan.

     In August 1998, the Board of Directors of the Company approved the Company's 1998 Nonstatutory Stock Option Plan (the "Supplemental Plan"). The Supplemental Plan provides for the issuance of nonstatutory options to non-officer employees and consultants of the Company to acquire common stock of the Company. The Supplemental Plan, as amended, provides for the granting of options for up to 480,000 shares of common stock of the Company, including 400,000 shares approved by the Company's Board of Directors in July 1999. Options granted under the Supplemental Plan generally become exercisable over a four-year period and generally expire ten years from the date of grant. Expired options become available under the Supplemental Plan. At June 30, 2000, a total of 476,880 shares of common stock were reserved for issuance under the Supplemental Plan (see Note 13).

     The fair value of option grants related to the above plans is estimated on the date of grant using the Black-Scholes pricing model with the following assumptions for the years ended June 30, 2000, 1999 and 1998:

                                                                 JUNE 30,
                                                  --------------------------------------
                                                     2000          1999          1998
                                                  ----------    ----------    ----------
Risk-free interest rate.........................    6.05%         6.02%         5.75%
Expected life...................................  3.77 years    3.81 years    3.73 years
Expected volatility.............................     118%         78.8%         76.20%
Dividend yield..................................      --            --            --

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

     The following is a summary of activity under the stock option plans:

                                                       YEAR ENDED JUNE 30,
                               -------------------------------------------------------------------
                                       2000                    1999                   1998
                               ---------------------    -------------------    -------------------
                                            WEIGHTED               WEIGHTED               WEIGHTED
                                            AVERAGE                AVERAGE                AVERAGE
                                            EXERCISE               EXERCISE               EXERCISE
        STOCK OPTIONS           SHARES       PRICE      SHARES      PRICE      SHARES      PRICE
        -------------          ---------    --------    -------    --------    -------    --------
Outstanding at July 1........    286,667     $20.37     242,538     $27.30     205,552     $17.60
  Granted....................  1,512,706     $ 4.25     161,919     $14.01      93,337     $38.75
  Exercised..................    (33,781)    $ 4.52     (32,436)    $ 9.68     (41,776)    $ 5.40
  Canceled...................   (339,621)    $12.19     (85,354)    $32.06     (14,575)    $34.65
                               ---------                -------                -------
Outstanding at June 30.......  1,425,971     $ 5.59     286,667     $20.37     242,538     $27.30
                               ---------                -------                -------
Exercisable at June 30.......    211,641     $11.80     113,075     $22.08     106,409     $15.65
Weighted average fair value
  of options granted.........                $ 3.70                 $10.02                 $20.10
Shares available for grant...    420,548                 93,633                 26,195

     The following table summarizes information for outstanding and exercisable options at June 30, 2000:

                                OPTIONS OUTSTANDING
                 -------------------------------------------------        OPTIONS EXERCISABLE
                               WEIGHTED AVERAGE                      ------------------------------
   RANGE OF        NUMBER         REMAINING       WEIGHTED AVERAGE     NUMBER      WEIGHTED AVERAGE
EXERCISE PRICES  OUTSTANDING   CONTRACTUAL LIFE    EXERCISE PRICE    OUTSTANDING    EXERCISE PRICE
---------------  -----------   ----------------   ----------------   -----------   ----------------
$ 1.15 - $ 3.53     256,634          9.31              $ 3.04           14,744          $ 1.76
$ 3.75 - $ 4.50     793,074          9.26              $ 4.28           95,472          $ 4.50
$ 4.63 - $33.13     341,077          8.98              $ 6.71           72,010          $10.55
$33.15 - $75.00      35,186          7.16              $42.90           29,415          $43.62
                  ---------                                            -------
$ 1.15 - $75.00   1,425,971          9.15              $ 5.59          211,641          $11.80
                  =========                                            =======

  Employee Stock Purchase Plan

     In April 1996, the Company adopted the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan, as amended, provides for the purchase by employees of up to 24,600 shares of the Company's common stock. In August 1998, the Board of Directors of the Company approved the termination of the 1996 ESPP and the adoption of the Cardiac Pathways Corporation 1998 Employee Stock Purchase Plan (the "1998 ESPP") including the initial reservation of 20,000 shares of Common Stock under the 1998 ESPP. The 1998 ESPP provides for consecutive, overlapping 24-month offering periods. Each offering period consists of four semi-annual purchase periods and is designed to allow eligible employees to purchase common stock through payroll deductions at a price equal to 85% of the lesser of the fair market value of the Company's common stock on the first day of the applicable offering period or the last day of the respective purchase period. The 1998 ESPP provides for an annual increase in the number of Common Stock shares reserved equal to the lesser of 40,000 shares or 1.5% of the Company's outstanding Common Stock. The maximum number of Common Stock shares reserved for issuance under the 1998 ESPP cannot exceed 196,000. The adoption of the 1998 ESPP was approved by the stockholder in November 1998.

     During the years ended June 30, 2000, 1999 and 1998, a total of 36,801, 16,274 and 12,711 shares were purchased, respectively, under the Employee Stock Purchase Plans at prices ranging from $1.86 to $39.85 per share. At June 30, 2000 there were 147,300 shares reserved for future issuance under the 1998 ESPP.

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

     The estimated fair value of purchase rights under the Company's Employee Stock Purchase Plan is determined using the Black-Scholes pricing model with the following assumption for the years ended June 30, 2000, 1999 and 1998:

                                                                JUNE 30,
                                                    --------------------------------
                                                      2000        1999        1998
                                                    --------    --------    --------
Risk-free interest rate...........................   5.91%       5.16%       5.54%
Expected life.....................................  6 months    6 months    6 months
Expected volatility...............................   72.62%      78.75%      76.20%
Dividend yield....................................     --          --          --

     For the years ended June 30, 2000, 1999 and 1998 the weighted average fair value of purchase rights under the plan was $1.94, $3.46 and $13.90, respectively.

  Pro Forma Compensation Expense

     The Company has adopted the disclosure-only provisions of FAS 123, and accordingly, no compensation expense has been recorded for stock awards to employees granted at market price on the date of grant. Had compensation expense for the Company's stock plans been determined based on the fair value methodology, the Company's net loss and net loss per share would have been reported as the following pro forma amounts:

                                                       YEAR ENDED JUNE 30,
                                           --------------------------------------------
                                               2000            1999            1998
                                           ------------    ------------    ------------
Net loss -- reported.....................  $(20,627,464)   $(18,565,775)   $(17,498,797)
Net loss -- pro forma....................  $(22,273,698)   $(19,690,069)   $(19,094,636)
Net loss per share -- as reported........  $     (10.05)   $      (9.34)   $      (9.07)
Net loss per share -- pro forma..........  $     (10.90)   $      (9.91)   $      (9.89)

     The above pro forma effects on the results of operations may not be representative of the effects for future years as option grants typically vest over several years and additional options are generally granted each year.

  Stockholder Rights Plan

     In April 1997, the Board of Directors approved a stockholder rights plan and declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock of the Company to holders of record as of April 30, 1997. Each Right will entitle stockholders to purchase 1/1000 of a share of Series A participating preferred stock of the Company (a newly designated series of preferred stock for which each 1/1000 of a share has economic attributes and voting rights equivalent to those of one share of the Company's common stock) at an exercise price of $125. The Rights only become exercisable in certain limited circumstances involving acquisitions of or tender offers for 15% or more of the Company's capital stock by another person or group of persons. For a limited period of time after the announcement of any such acquisition or offer, the Rights are redeemable at a price of $.01 per Right.

     After becoming exercisable, each Right entitles its holder to purchase for $125 an amount of common stock of the Company, or in certain circumstances, securities of the acquirer, having a then current market value equal to two times the exercise price of the Right. The Rights expire on April 21, 2007

 5. INCOME TAXES

     Due to operating losses and the inability to recognize an income tax benefit therefrom, there was no provision for income taxes for the years ended June 30, 2000, 1999 and 1998.

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

     Deferred income taxes reflect the net effects of tax carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets were as follows:

                                                                    JUNE 30,
                                                          ----------------------------
                                                              2000            1999
                                                          ------------    ------------
Net operating loss carryforwards........................  $ 31,300,000    $ 25,800,000
Capitalized research costs..............................     3,000,000       2,600,000
Research credit carryforwards...........................     3,000,000       3,300,000
Deferred revenue........................................     1,000,000       1,000,000
Other...................................................     1,500,000       1,500,000
                                                          ------------    ------------
  Subtotal..............................................    39,800,000      34,200,000
Valuation allowance.....................................   (39,800,000)    (34,200,000)
                                                          ------------    ------------
          Total deferred tax asset......................  $         --    $         --
                                                          ============    ============

     As of June 30, 2000, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $89,600,000 and $14,500,000, respectively. The net operating loss and credit carryforwards described above will expire at various dates beginning in the years 2001 through 2020, if not utilized. Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change provisions. These annual limitations may result in the expiration of net operating losses and credits before utilization.

     The increase in the valuation allowance was approximately $ 5,600,00 and $7,600,000 for years ended June 30, 2000 and 1999, respectively.

 6. RISKS DUE TO CONCENTRATIONS

  Dependence on Systems

     There can be no assurance that the Company's development efforts will be successful or that the systems or any other product developed by the Company will be safe or effective, approved by appropriate regulatory and reimbursement authorities, capable of being manufactured in commercial quantities at acceptable costs or successfully marketed.

  Dependence on Key Suppliers

     The Company purchases certain key components of its products, including a computer workstation, a fluid pump, certain integrated circuit components, flex circuits and biocompatible coatings from sole, single or limited source suppliers. Any significant component supply delay or interruption could require the Company to qualify new sources of supply, if available, and could have a material adverse effect on the Company's ability to manufacture its products.

  Dependence on Key Distributors

     The Company currently relies upon international distributors of specialty cardiovascular products to market and sell its products. A large percentage of the Company's revenues are derived from sales of its Japanese distributor, Japan Lifeline Company, Ltd. ("Japan Lifeline"). Sales to Japan Lifeline accounts for 49%, 52% and 80% of the Company's net sales in fiscal 2000, 1999 and 1998 respectively.

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

 7. SUPPLEMENTAL CASH FLOW INFORMATION

                                                     2000         1999         1998
                                                  ----------    --------    ----------
Capital lease obligations incurred to acquire
  Equipment.....................................  $       --    $226,402    $  635,085
Cash paid for interest..........................      68,488     613,026     1,672,205
Issuance of preferred stock for note
  receivable....................................     250,000          --            --
Conversion of preferred stock to common stock...     515,625          --            --
Beneficial conversion feature related to the
  issuance of preferred stock...................     960,000          --            --
Preferred stock dividends.......................   3,300,000          --            --

 8. NOTES RECEIVABLE

     In March 1996, the Company entered into an employment agreement with an officer of the Company pursuant to which it loaned $385,000 to the officer, the proceeds of which were used to exercise a stock option granted to this officer in January 1996. The stock exercised is pledged as collateral against the receivable from the stockholder. In August 1998, the officer resigned from the Company. In March 2000, a reserve against the receivable was recorded for the amount of the difference between the $385,000 loaned and the fair value of the pledged stock at March 31, 2000.

     In May 1999, the Company entered into an employment agreement with an officer of the Company pursuant to which the officer is entitled to a $250,000 loan from the Company at a 7% interest rate to purchase 250 shares of the Company's Series B Convertible Preferred Stock. In March 2000, the loan was executed for the purchase of the stock and currently reflected in the Company's Balance Sheet.

 9. RELATIONSHIP WITH ARROW INTERNATIONAL, INC.

     In December 1995, the Company entered into a distribution and manufacturing rights agreement related to certain of the Company's diagnostic catheter products and the Company received a $3,000,000 prepaid royalty. This amount was recorded as deferred royalty income. During the year ended June 30, 1999, the Company began amortizing deferred royalty income on a straight-line basis over the estimated remaining life of the related catheter patents. For the years ended June 30, 2000, 1999, and 1998, the Company recorded royalty income of approximately $300,000, $300,000 and $20,000, respectively.

10. INDUSTRY SEGMENT, CUSTOMER AND GEOGRAPHIC INFORMATION

     The Company operates in a single industry segment with principal manufacturing and distribution operations located in the United States. The Company also operates limited sales and distribution activities through its European subsidiaries, Cardiac Pathways G.m.b.H. in Germany.

     Net sales primarily consist of product sales to distributors located in Japan and Europe, and direct sales to hospitals in the United States.

     See Note 6 for dependence on key distributors.

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

     All export and other foreign sales are denominated in U.S. dollars. The following table summarizes net sales including export and other foreign sales by geographic region:

                                                  YEAR ENDED JUNE 30,
                                         --------------------------------------
                                            2000          1999          1998
                                         ----------    ----------    ----------
United States..........................  $2,543,860    $  963,905    $  321,491
Japan..................................   3,343,318     2,280,433     1,924,538
Europe.................................     933,611     1,162,032       173,787
                                         ----------    ----------    ----------
                                         $6,820,789    $4,406,370    $2,419,816
                                         ==========    ==========    ==========

     The following table presents information about the Company's operations located in certain geographical areas:

         YEAR ENDED JUNE 30,                U.S.          EUROPE      ELIMINATIONS    CONSOLIDATED
         -------------------            ------------    ----------    ------------    ------------
2000
Sales to unaffiliated customers.......  $  6,820,789                                  $  6,820,789
          Total revenue...............  $  6,820,289                                  $  6,820,789
                                        ============                                  ============
Operating income (loss)...............  $(17,057,639)                                 $(17,057,639)
Other income..........................                                                     690,176
                                                                                      ------------
Net loss..............................                                                $(16,367,463)
                                                                                      ------------
Identifiable assets...................  $ 21,765,265                                  $ 21,765,265
                                        ============                                  ============
1999
Sales to unaffiliated customers.......  $  3,763,947    $  642,423                    $  4,406,370
Transfers between geographic areas....       270,281            --      (270,281)               --
                                        ------------    ----------     ---------      ------------
          Total revenue...............  $  4,034,228    $  642,423     $(270,281)     $  4,406,370
                                        ------------    ----------     ---------      ------------
Operating income (loss)...............  $(18,568,772)   $  (53,456)      (20,914)     $(18,643,142)
Other income..........................                                                      77,367
                                                                                      ------------
Net loss..............................                                                $(18,565,775)
                                                                                      ============
Identifiable assets...................  $  7,871,898    $1,106,090     $ (72,146)     $  8,905,842
                                        ============    ==========     =========      ============
1998
Sales to unaffiliated customers.......  $  2,057,193    $  362,623                    $  2,419,816
Transfers between geographic areas....       220,576            --      (220,576)               --
                                        ------------    ----------     ---------      ------------
          Total revenue...............  $  2,277,769    $  427,023     $(220,576)     $  2,419,816
                                        ============    ==========     =========      ============
Operating income (loss)...............  $(18,845,430)   $   18,391     $ (25,964)     $(18,853,003)
Other income..........................                                                   1,354,206
                                                                                      ------------
Net loss..............................                                                $(17,498,797)
                                                                                      ============
Identifiable assets...................  $ 30,919,990    $  107,081     $ (92,494)     $ 30,934,577
                                        ============    ==========     =========      ============

11. RELATED PARTY TRANSACTIONS

     The Company sold $0 during the year ended June 30, 2000 and approximately $68,000 during the year ended June 30, 1999, of catheter products and equipment to a hospital for which a former director of the Company is a practicing electrophysiologist.

     During the year ended June 30, 1998, the Company sold approximately $50,000 of research equipment to Conway-Stuart Medical, Inc. ("Conway-Stuart"), a medical device company. Proceeds from the sale of

                          CARDIAC PATHWAYS CORPORATION

                                 JUNE 30, 2000

equipment were recorded to other income. There is a director of the Company who is also a former officer who has a direct financial interest in Curon Medical, formerly Conway-Stuart.

12. EMPLOYEE BENEFIT PLAN

     The Company has an employee 401(k) salary deferral plan that allows voluntary contributions by all full-time employees. Eligible employees may contribute from 1% to 15% of their respective compensation, subject to statutory limitations, and the Company may match a percentage of employee contributions at the discretion of the Board of Directors. The Company made matching contributions to certain eligible employees in the plan of approximately $38,000, $53,000 and $38,000 for the years ended June 30, 2000, 1999 and 1998, respectively.

13. CONTINGENT LIABILITIES

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of the matters is not expected to have a material adverse effect, if any, on the Company's consolidated financial position or results of operations.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                                     ADDITIONS
                                                       BALANCE AT    CHARGED TO                BALANCE AT
                                                      BEGINNING OF   COSTS AND                   END OF
                    DESCRIPTIONS                         PERIOD       EXPENSES    DEDUCTIONS     PERIOD
                    ------------                      ------------   ----------   ----------   ----------
Allowance for Doubtful Accounts:
  June 30, 1998.....................................    $  9,500      $ 7,000         $--       $ 16,500
  June 30, 1999.....................................      16,500       88,500         --         105,000
  June 30, 2000.....................................     105,000       34,269         --         139,269

                                                                      APPENDIX A

                          CARDIAC PATHWAYS CORPORATION
                        COMMON STOCK PURCHASE AGREEMENT
                                NOVEMBER 3, 2000

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
  1.    Definitions.......................................................   A-1

  2.    Purchase and Sale of Stock........................................   A-1
        2.1   Purchase and Sale...........................................   A-1
        2.2   Closing.....................................................   A-1
        2.3   Delivery....................................................   A-1
        2.4   Subsequent Sales............................................   A-2

  3.    Representations and Warranties of the Company.....................   A-2
        3.1   Corporate Power.............................................   A-2
        3.2   Capitalization..............................................   A-2
        3.3   Authorization...............................................   A-3
        3.4   Financial Statements........................................   A-3
        3.5   SEC Documents...............................................   A-4
        3.6   No Conflict; Required Filings and Consent...................   A-4
        3.7   Brokers or Finders..........................................   A-5
        3.8   Nasdaq National Market......................................   A-5
        3.9   Absence of Litigation.......................................   A-5
        3.10  Common Stock to be Issued...................................   A-5
        3.11  Securities Law Exemption....................................   A-5
        3.12  Noncontravention............................................   A-5
        3.13  Key Employees...............................................   A-5
        3.14  Intellectual Property.......................................   A-5
        3.15  Title to Property and Assets................................   A-6
        3.16  Compliance with Laws........................................   A-6
        3.17  Related Entities............................................   A-6
        3.18  Significant Customers and Suppliers.........................   A-6
        3.19  Foreign Corrupt Practices...................................   A-7
        3.20  Taxes.......................................................   A-7
        3.21  Environmental Matters.......................................   A-7
        3.22  Disclosure..................................................   A-8
        3.23  No Integrated Offering......................................   A-8

  4.    Representations and Warranties of the Purchaser...................   A-8
        4.1   Authorization...............................................   A-8
        4.2   Purchase Entirely for Own Account...........................   A-8
        4.3   Investor Status; Etc. ......................................   A-8
        4.4   Risk Factors................................................   A-8
        4.5   Shares Not Registered.......................................   A-9
        4.6   No Conflict.................................................   A-9
        4.7   Brokers.....................................................   A-9
        4.8   Consents....................................................   A-9
        4.9   Residency...................................................   A-9
        4.10  Acknowledgement Regarding Placement Agent...................   A-9
        4.11  Reliance on Exemptions......................................   A-9

  5.    Certain Covenants of the Purchasers...............................  A-10
        5.1   Forms 13D or 13G............................................  A-10
        5.2   Reporting Obligations Pursuant to Section 16................  A-10

                                                                            PAGE
                                                                            ----
        5.3   Securities Law Transfer Restrictions........................  A-10
        5.4   Legends.....................................................  A-10
        5.5   Standstill Provisions; Limitations on Ownership of Stock....  A-10

  6.    Certain Covenants of the Company..................................  A-11
        6.1   Proxy Statement.............................................  A-11
        6.2   Stockholder Approvals; Recommendations......................  A-11
        6.3   Notices of Certain Events...................................  A-11
        6.4   Purchase Information........................................  A-11
        6.5   Restrictions on Subsequent Offerings........................  A-12
        6.6   Stock Option Matters........................................  A-12
        6.7   Securities Compliance.......................................  A-12
        6.8   No Integration..............................................  A-12
        6.9   Efforts.....................................................  A-12

  7.    Conditions Precedent to Closing...................................  A-13
        7.1   Conditions to the Obligation of Each Purchaser to Consummate
              the Closing.................................................  A-13
        7.2   Conditions to the Obligation of the Company to Consummate
              the Closing.................................................  A-14

  8.    Termination; Liabilities Consequent Thereon.......................  A-14
        8.1   Termination.................................................  A-14
        8.2   Liability...................................................  A-15

  9.    Miscellaneous Provisions..........................................  A-15
        9.1   Public Statements or Releases...............................  A-15
        9.2   Further Assurances..........................................  A-15
        9.3   Rights Cumulative...........................................  A-15
        9.4   Notices.....................................................  A-15
        9.5   Captions....................................................  A-16
        9.6   Severability................................................  A-16
        9.7   Governing Law; Injunctive Relief............................  A-16
        9.8   Amendments..................................................  A-16
        9.9   Expenses....................................................  A-17
        9.10  Assignment..................................................  A-17
        9.11  Survival....................................................  A-17
        9.12  Entire Agreement............................................  A-17
        9.13  Attorneys' Fees.............................................  A-17
        9.14  Exculpation Among Purchasers................................  A-17
        9.15  Representation..............................................  A-17
        9.16  Counterparts................................................  A-18

SCHEDULES
Schedule A -- Schedule of Purchasers
Schedule B -- Disclosure Schedule

EXHIBITS
Exhibit A -- Registration Rights Agreement
Exhibit B -- Form of Opinion
Exhibit C -- Investor Suitability Questionnaire

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 3rd day of November, 2000 by and between Cardiac Pathways Corporation, a Delaware corporation having its principal office at 995 Benecia Avenue, Sunnyvale, California (the "Company"), and the purchasers listed on Schedule A hereto, each of which is herein referred to as a "Purchaser" and collectively, the"Purchasers".

     WHEREAS, the parties desire that the Purchasers make an equity investment of $25,000,000 in the Company pursuant to the terms and conditions of this Agreement; and

     WHEREAS, the shares of common stock (the "Common Stock") issued to the Purchasers pursuant to this Agreement shall have the registration and other rights as evidenced by the Registration Rights Agreement in substantially the form attached hereto as Exhibit A, dated as of the date hereof, and entered into between the Company and the Purchasers (the "Registration Rights Agreement").

     NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Affiliate" of a party means any corporation or other business entity controlled by, controlling or under common control with such party directly or indirectly through one or more intermediaries. For this purpose "control" shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or business entity or (ii) direct or indirect beneficial ownership of twenty percent (20%) or more of the voting or income interest in such corporation or other business entity.

          (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

          (c) "SEC" shall mean the Securities and Exchange Commission.

          (d) "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

     2. Purchase and Sale of Stock.

     2.1 Purchase and Sale. The Company hereby agrees to sell to the Purchasers or their designees, and the Purchasers or their designees hereby agree to purchase from the Company in the amounts listed on Schedule A hereto, up to 5,882,353 shares of the Company's Common Stock (the "Shares") at the per share purchase price (the "Per Share Purchase Price") of $4.25.

     2.2 Closing. The closing of the purchase and sale of the Shares hereunder (the "Closing") will take place, upon the satisfaction of the conditions to closing set forth in Sections 7.1 and 7.2 hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, as soon as practicable but in any event, subject to applicable law, no later than five (5) business days after the last of the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied. The date of the Closing is hereinafter referred to as the "Closing Date."

     2.3 Delivery. At the Closing, the Company will deliver a certificate registered in each Purchaser's name representing the Shares to be purchased by such Purchaser. Such delivery shall be against payment of the purchase price therefor by each of the Purchasers to the Company in an amount equal to the product of the number of Shares to be purchased by such Purchaser and the Per Share Purchase Price (the "Purchase Price") by wire transfer to the Company's bank account at:

        Bank Name:         Citibank
        Bank Address:      111 Wall Street
                           New York, NY 10005
        Contact:           David L. Hayes (415) 576-2148
        ABA#:              021000089
        Account Name:      Morgan Stanley
        Account Number:    # 3889-0774
                           FBO CPC # 14-78247

     2.4 Subsequent Sales. At any time on or before the 20th day following the effective date of this Agreement, the Company may sell up to the balance of the Shares not sold pursuant to this Agreement. All such sales shall be made on the terms and conditions set forth in this Agreement. Any shares sold pursuant to this Section 2.4 shall be deemed to be "Shares" for all purposes under this Agreement and "Registrable Shares" for the purposes of the Registration Rights Agreement. Any purchasers of shares sold pursuant to this Section 2.4 shall be deemed to be "Purchasers" for all purposes under this Agreement, and shall be deemed to be "Initial Investors" for all purposes under the Registration Rights Agreement. Such Purchasers shall become signatories to this Agreement and the Registration Rights Agreement.

     3. Representations and Warranties of the Company. Except as set forth in the SEC Documents (as defined in Section 3.5 below) filed prior to the date hereto and in the Disclosure Schedule attached hereto as Schedule B (the "Disclosure Schedule") and furnished to each Purchaser, which exceptions shall be deemed to be representations and warranties as if made hereunder, the Company hereby represents and warrants to the Purchaser as follows:

     3.1 Corporate Power. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and is qualified to do business as a foreign corporation in each jurisdiction except where failure to qualify would not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of this Agreement or the Registration Rights Agreement in any respect, (ii) have or result in a material adverse effect on the results of operations, assets, prospects or financial condition of the Company, taken as a whole or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Agreement or the Registration Rights Agreement (any of (i), (ii) or (iii), being a "Material Adverse Effect"). The Company and each of its subsidiaries has full corporate power and authority to own its property and to carry on its business as presently conducted.

     3.2  Capitalization.

     (a) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.001 par value per share, of which 30,000 shares have been designated Series A Participating Preferred Stock, 50,000 shares have been designated Series B Convertible Preferred Stock and 4,920,000 are undesignated. As of the date hereof, (i) 3,143,264 shares of Common Stock, no shares of Series A Participating Preferred Stock and 27,250 shares of Series B Convertible Preferred Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in treasury by the Company or by any subsidiaries of the Company; (iii) 2,000,644 shares of Common Stock were reserved for issuance under the Company's stock plans (including: (A) 1,337,269 shares of Common Stock reserved for issuance under the 1991 Stock Option Plan, 1,176,993 shares of which were subject to outstanding options and 160,276 of which were reserved for future grants, (B) 12,000 shares of Common Stock were reserved for issuance under the 1996 Director Option Plan, all of which are reserved for future grants and (C) 651,375 shares of Common Stock were reserved for issuance under the 1998 Non-Statutory Stock Option Plan, 399,615 of which were subject to outstanding options and 251,760 shares of which were available for future grants (collectively the Company's "Stock Plans")); (iv) 14,628 shares of Common Stock and 300 shares of Series B Convertible Preferred Stock were subject to outstanding warrants to purchase such shares; and (v) 500,000 shares of Common Stock will be reserved for issuance under the Company's proposed 2000 Stock Option Plan to be approved by the stockholders of the Company at the Company's annual meeting currently scheduled for December 1, 2000. All shares of the Company's Common Stock and Preferred Stock subject to issuance as specified above, on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Section 3.2 and in the Disclosure Schedule, there are no existing options, warrants, calls, pre-emptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

     3.3 Authorization. The Company has full corporate power to execute, deliver and perform this Agreement and the Registration Rights Agreement, and each such agreement has been duly executed and delivered by the Company and is the legal, valid and, assuming due execution by the Purchaser, binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Company and its officers, directors and stockholders; provided, however, that the Company makes no representation or warranty as to the enforceability of the indemnification and contribution provisions of Section 10 of the Registration Rights Agreement to the extent that the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions. The Board of Directors of the Company (at a meeting duly called and held) has (a) determined that the sale of the Shares is advisable and fair and in the best interests of the Company and its stockholders, and (b) recommended the approval and adoption by the stockholders of this Agreement and the Registration Rights Agreement and the approval of the sale of the Shares, and directed that this Agreement, the Registration Rights Agreement and the sale of the Shares be submitted for consideration by the Company's stockholders. The Board of Directors of the Company has taken all action necessary to render inapplicable, as it relates to Purchasers, the provisions of Section 203 of the Delaware General Corporation Law. No other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (other than, in the case of this Agreement, the approval of the sale of the Shares by (i) the holders of least a majority of the Series B Convertible Preferred Stock of the Company and (ii) the holders of at least a majority of the outstanding voting stock of the Company voting at a meeting held to consider the sale of the Shares).

     3.4 Financial Statements. The Company has delivered to each Purchaser its audited Statements of Income, Stockholders' Equity and Cash Flows for the fiscal year ended June 30, 2000, its audited Balance Sheet as of June 30, 2000, its unaudited Statements of Income and Cash Flows for the three-month period ended September 30, 2000 and its unaudited Balance Sheet as of September 30, 2000. All such financial statements are hereinafter referred to collectively as the "Financial Statements". The Financial Statements have been prepared in accordance with the books and records of the Company and in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that the unaudited financial statements may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material. Since September 30, 2000 there has been no material adverse change (actual or threatened) in the assets, liabilities (contingent or other), affairs, operations, prospects or condition (financial or other) of the Company.

     3.5 SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since July 1, 1999 in a timely manner. The Company has delivered to each Purchaser a true and complete copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing June 30, 2000 and ending on the date hereof. The Company will, promptly upon the filing thereof, deliver to the Purchasers all statements, reports (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to the Purchaser pursuant to this sentence or pursuant to the preceding sentences of this Section 3.5 being called, collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations promulgated thereunder, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document. The financial statements of the Company included in the SEC Documents complied or will comply as of their respective dates of filing with the SEC in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Regulation S-X promulgated by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, the Company has, on a timely basis, made all filings required to be made by the Company with the SEC and the Company is eligible to file a registration statement on Form S-3 with respect to outstanding shares of its Common Stock to be offered for sale for the account of any person other than the Company.

     3.6  No Conflict; Required Filings and Consent.

     (a) The execution and delivery of this Agreement and the Registration Rights Agreement by the Company do not, and the performance of this Agreement and the Registration Rights Agreement by the Company shall not, (i) conflict with or violate the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Certificates of Designation, the Company's Bylaws, as amended (the "Bylaws") or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that do not have or result in, individually or in the aggregate, a Material Adverse Effect.

     (b) The execution and delivery of this Agreement and the Registration Rights Agreement by the Company do not, and the performance of this Agreement and the Registration Rights Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, the rules and regulations of the Nasdaq National Market and the consent of a majority of the holders of Series B Convertible Preferred Stock of the Company.

     3.7 Brokers or Finders. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby other than with respect to arrangements with Dain Rauscher Wessels relating to services provided in connection with the financing of the Company consummated by this Agreement.

     3.8 Nasdaq National Market. The Company's Common Stock is listed on the Nasdaq National Market System, and there are no proceedings to revoke or suspend such listing.

     3.9 Absence of Litigation. There is no action, suit, arbitration or other proceeding or, to the Company's knowledge, any investigation, pending or, to the Company's knowledge, threatened in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

     3.10 Common Stock to be Issued. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable, and such Shares will be free of any restrictions on transfer, liens or encumbrances and any taxes, security interests, options, warrants, purchase rights, preemptive rights, contracts, commitments, equities, claims or demands; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

     3.11 Securities Law Exemption. The offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

     3.12 Noncontravention. Neither the Company, nor any of its subsidiaries, is in violation or breach of, or in default with respect to, any material contract, agreement, instrument, lease, license, arrangement or understanding to which it is a party, except where such violation, breach or default would not result in, individually or in the aggregate, a Material Adverse Effect, and each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is the legal, valid and binding obligation of the Company and/or its subsidiaries, enforceable against the Company and/or its subsidiaries in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     3.13 Key Employees. Since the date of the most recent SEC Document, there has been no resignation or termination of any officer or key employee or group of key employees in the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

     3.14 Intellectual Property. The Company and each of its subsidiaries owns, or has the contractual right to use, sell or license all intellectual property necessary or required for the conduct of its business as presently conducted and as proposed to be conducted, including, without limitation, all trade secrets, processes, source code, licenses, trademarks, service marks, trade names, logos, brands, copyrights, patents, franchises, domain names and permits (all such intellectual property and the rights thereto are collectively referred to as the "Company IP Rights"), except where any such failure to own or failure to have the right to use, sell or license such Company IP Rights would not result in, individually or in the aggregate, a Material Adverse Effect. The manufacture, marketing, license, sale or intended use of any product currently licensed or sold by the Company or its subsidiaries is not in breach of any material license or agreement between the Company or any of its subsidiaries and any third party or, to the best of the Company's knowledge, has not infringed and is not infringing on any intellectual property right of any other party, except where such breach or infringement will not, individually or in the aggregate, result in a Material Adverse Effect. To the best of the Company's knowledge, there is no claim or litigation, pending or threatened, which contests the validity, ownership or right to use, sell, license or dispose of any Company IP Rights. Except as set forth in the SEC Documents or the Disclosure Schedule, the Company owns the Company IP Rights free and clear of all liens or other encumbrances. Neither the Company nor any of its subsidiaries has received any communications alleging that the Company or any of its subsidiaries has violated or, by conducting its business presently conducted or as proposed to be conducted, violates or will violate any intellectual property rights of any other person or entity. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of its subsidiaries or that would conflict with the Company's business, or the business of any of its subsidiaries, as presently conducted or as proposed to be conducted.

     3.15 Title to Property and Assets. Neither the Company nor any of its subsidiaries owns material real property. The Company and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, will not result in a Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or its subsidiary has not taken adequate steps to prevent such default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default will not result in a Material Adverse Effect. All the plants, structures and equipment of the Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     3.16 Compliance with Laws. The Company and each of its subsidiaries is and has been since January 1, 1996, in compliance with all applicable laws (including, without limitation, all Environmental Laws (as hereinafter defined) and laws related to employee matters and employee benefit plans), rules, regulations, orders, judgments or decrees, except where the failure to so comply would not result in a Material Adverse Effect. To the best of the Company's knowledge, prior to January 1, 1996, the Company and each of its subsidiaries was in compliance with all applicable laws (including, without limitation, all Environmental Laws and laws relating to employee matters and employee benefit plans), rules regulations, orders, judgments or decrees, except where the failure to so comply would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice or other communication from any governmental entity or other person regarding any actual or possible material violation of, or material failure to comply with, any law, regulation, order, judgment or decree. "Environmental Laws" shall mean all federal, state, local and foreign laws, ordinances, treaties, rules, regulations, guidelines and permit conditions relating to contamination, pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to Hazardous Materials Activities (as defined in Section 3.21) or emissions, discharges, releases or threatened releases of Hazardous Materials (as defined in section 3.21).

     3.17 Related Entities. Except as set forth in the SEC Documents or the Disclosure Schedule, the Company does not presently own or control, directly or indirectly, any interest in any other subsidiary, corporation, association or other business entity. The Company is not a party to any joint venture.

     3.18 Significant Customers and Suppliers. No customer or supplier that was significant to the Company or any of its subsidiaries during the period covered by the Financial Statements or that has been significant to the Company or any of its subsidiaries thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company or any of its subsidiaries.

     3.19 Foreign Corrupt Practices. Neither the Company nor any director, officer, employee, agent or other person acting on behalf of the Company, nor any subsidiary of the Company, has, in the course of that person's actions for, or on behalf of, the Company, (a) used any corporate assets for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or
(d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic governmental official or employee.

     3.20 Taxes. The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is or has been a member, have timely filed all tax returns required to be filed by them and have paid all taxes shown thereon to be due. These returns and reports are true and complete in all material respects. The Company and each of its subsidiaries have paid all taxes and other assessments due. The Company and each of its subsidiaries have provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any taxes that have not been paid, whether or not shown as being due on any tax returns. There is (i) no material claim for taxes that is a lien against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries other than liens for taxes not yet due and payable, (ii) no audit of any tax return of the Company or any of its subsidiaries being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any taxes granted by the Company or any of its subsidiaries and currently in effect, and (iv) no agreement, contract or arrangement to which the Company or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 162(m), 280G or 404 of the Code. Neither the Company nor any of its subsidiaries has ever been a member of any combined, controlled, consolidated or affiliated group (other than the group of which the Company is the parent) for tax purposes. Neither the Company nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement nor does the Company or any of its subsidiaries owe any amount under any such agreement. Neither the Company nor any of its subsidiaries has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     3.21  Environmental Matters.

     (a) Hazardous Materials Activities. Neither the Company nor any of its subsidiaries has (i) transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (as hereinafter defined) in violation of Environmental Laws, or (ii) disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively"Hazardous Materials Activities") in violation of any Environmental Laws in effect prior to or as of the date hereof, which violation has not heretofore been cured or for which there is any remaining liability. "Hazardous Materials" shall mean any substance that has been designated by any governmental entity or by applicable Environmental Laws to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to Environmental Laws, but excluding office and janitorial supplies maintained in accordance with Environmental Laws.

     (b) Permits. The Company and its subsidiaries hold all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's and its subsidiaries' Hazardous Material Activities and other businesses as such activities and businesses are currently being conducted. The Company and its subsidiaries are and at all times have been in compliance in all material respects with the terms of the Environmental Permits, except where noncompliance has heretofore been cured or where there is no remaining liability.

     (c) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction is pending, and to the Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction has been threatened by any governmental entity against the Company or any of its subsidiaries concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of the Company or any of its subsidiaries.

     3.22 Disclosure. This Agreement, the Schedules and Exhibits hereto, the Registration Rights Agreement, and all other documents delivered to the Purchasers in connection herewith or therewith at the Closing, do not and will not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no facts that will, individually or in the aggregate, result in a Material Adverse Effect that have not been disclosed in the SEC Documents or to the Purchasers in this Agreement (including the Schedules and Exhibits hereto), the Registration Rights Agreement and all other documents delivered to the Purchasers in connection herewith or therewith at the Closing.

     3.23 No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers. The issuance of the Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of Nasdaq.

     4. Representations and Warranties of the Purchaser. Each of the Purchasers, severally and not jointly, represents and warrants to the Company as follows:

     4.1 Authorization. All action on the part of the Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been, or, prior to Closing, will be taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Purchaser has all requisite corporate power to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

     4.2 Purchase Entirely for Own Account. The Purchaser is acquiring the Shares being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

     4.3 Investor Status; Etc. The Purchaser certifies and represents to the Company that at the time the Purchaser acquires any of the Shares, such Purchaser will be an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares. The Purchaser's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

     4.4  Risk Factors.

     (a) The Purchaser acknowledges that an investment in the Company involves known and unknown risks, uncertainties and other factors which may result in such Purchaser's loss of its entire investment. The Company is an early stage medical device company that develops, manufactures and markets medical devices for the treatment of certain cardiovascular and circulatory disorders. The Company has generated only limited revenue from sales of its products and expects its operating losses to continue through at least the end of fiscal

2002 as it continues to expend funds to conduct its research and development activities, establish commercial-scale manufacturing capabilities and expand its sales and marketing activities. There can be no assurance that the Company's products will be accepted by the medical community for use in treatment or will generate sufficient or sustainable revenues to enable the Company to be profitable.

     (b) The Purchaser acknowledges that such Purchaser has received a copy of the Company's annual report for the fiscal year ended June 30, 2000 and filed on Form 10-K and reviewed the section captioned "Factors That May Impact Future Operation" contained therein.

     4.5 Shares Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

     4.6 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any material agreement or material instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

     4.7 Brokers. The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

     4.8 Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are, or will be, effective as of the Closing Date.

     4.9 Residency. The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on Schedule A hereto.

     4.10 Acknowledgement Regarding Placement Agent. Purchaser acknowledges that Dain Rauscher Wessels is acting as placement agent (the "Placement Agent") for the Shares being offered hereby and will be compensated by the Company for acting in such capacity. Purchaser further acknowledges that the Placement Agent has acted solely as placement agent in connection with the offering of the Shares by the Company, that the information and data provided to Purchaser in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Purchaser further acknowledges that in making its decision to enter into this Agreement and purchase the Shares it has relied on its own examination of the Company and the terms of, and consequences, of holding the Shares. Purchaser further acknowledges that the provisions of this Section 4.10 are for the benefit of, and may be enforced by, the Placement Agent. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing by the Company to the Placement Agent or any other person or firm acting on behalf of the Company.

     4.11 Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

     5. Certain Covenants of the Purchasers. Each Purchaser, severally and not jointly, covenants and agrees as follows:

     5.1 Forms 13D or 13G. Promptly following the Closing, the Purchaser shall, if required, file with the SEC any reports regarding its ownership of the Company's Common Stock as required by Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

     5.2 Reporting Obligations Pursuant to Section 16. The Purchaser shall, if required, agree to file with the SEC any reports required to be filed pursuant to Section 16(a) of the Exchange Act, and the rules and regulations promulgated thereunder, by such Purchaser, its officers, directors, employees or Affiliates within the time such filings are required to be made and to provide the Company with a copy of all such filings promptly thereafter.

     5.3 Securities Law Transfer Restrictions. The Purchaser shall not sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 5.3 shall be voidable by the Company. The Company shall not register any transfer of the Shares in violation of this Section 5.3. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 5.3.

     5.4 Legends. Each certificate representing any of the Shares shall be endorsed with the legends set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived in writing by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH OFFER, SALE OR TRANSFER OR
     (II) THERE IS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS FOR SUCH OFFER, SALE OR TRANSFER IS AVAILABLE.

     5.5 Standstill Provisions; Limitations on Ownership of Stock. Without the prior written consent of the Company's Board of Directors neither the Purchaser, nor any Affiliate of such Purchaser, or partnership, syndicate or group of which such Purchaser is a member, nor any entity affiliated with such Purchaser or with which such Purchaser is acting in concert (all of which shall together be referred to as a "Purchaser" in this Section 5.5) shall acquire (other than by the transactions contemplated under this Agreement or the vesting or exercise of warrants to purchase capital stock of the Company granted to the Purchaser by the Company), directly or indirectly, beneficial ownership (as defined under Rule 13d-3 of the Exchange Act) of any Voting Stock (as defined below) of the Company if after such acquisition the Purchaser would beneficially own more than thirty-five percent (35%) of the total combined voting power of the Voting Stock then outstanding. For purposes of this Agreement, "Voting Stock" shall mean the Common Stock and Preferred Stock of the Company, any securities convertible into or exchangeable for the Common or Preferred Stock, any other right to acquire Common or Preferred Stock, any other right to acquire any securities convertible into or exchangeable for Common or Preferred Stock, and other securities issued by the Company having the power to vote in the election of directors of the Company.

     6. Certain Covenants of the Company.

     6.1  Proxy Statement.

     (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary Proxy Statement in connection with the sale of the Shares. As promptly as practicable after comments are received from the SEC with respect to the preliminary proxy materials, the Company shall file with the SEC the definitive Proxy Statement, which Proxy Statement shall comply in all material respects with the applicable requirements of the Exchange Act and Securities Act, respectively, and the applicable rules and regulations of the SEC thereunder.

     (b) The Company shall cause the Proxy Statement to be mailed to its stockholders and after the Proxy Statement shall have been so mailed, promptly circulate any amended, supplemental or supplemented proxy material, if any, and, if required in connection therewith, resolicit proxies.

     (c) The Company shall use its best efforts to obtain approval for quotation on the Nasdaq National Market (and each other national securities exchange or automated quotation system, if any, on which shares of the Company's Common Stock are then listed or traded), upon official notice of issuance, of the Shares.

     (d) The Company shall make all necessary filings with respect to the sale of Shares under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable blue sky or similar laws and shall use its best efforts to obtain required approvals and clearances with respect thereto.

     6.2 Stockholder Approvals; Recommendations. The Company, acting through its Board of Directors, shall call, give notice of, convene and hold a meeting of the holders of the Common Stock of the Company for the purpose of voting upon the sale of the Shares (the "Stockholders' Meeting"). The Company shall ensure that the Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Stockholders' Meeting are solicited in compliance with all applicable laws, regulations, orders, judgments and decrees.

     6.3 Notices of Certain Events. The Company hereto shall promptly notify Purchasers of:

          (a) the receipt by the Company of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) the receipt by the Company of any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement;

          (c) the Company obtaining knowledge of any actions, suits, claims investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company or the Purchasers, as the case may be, or any of their respective subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and

          (d) the Company obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (B) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     6.4 Purchase Information. The Company will keep the Purchasers informed of the Company's best estimate of the earliest date on which the registration statement by which the Company will register the Shares sold hereunder pursuant to the terms of the Registration Rights Agreement (the "Registration Statement"), or any post-effective amendment thereto, will become effective and will notify each Purchaser (i) when the Registration Statement or any post-effective amendment to such Registration Statement is filed or becomes effective, (ii) of any request by the SEC for an amendment or any supplement to such Registration Statement or any related prospectus, or any other information request by any other governmental agency directly relating to the offering, and
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose.

     6.5 Restrictions on Subsequent Offerings. The Company agrees that during the period beginning on the Closing Date and ending on and including the date which is ninety (90) days after the Closing Date (the "Limitation Period"), the Company will not issue and sell (i) shares of the Company's common stock at a price per share of less than $4.25, or (ii) any options, warrants or any other securities of the Company convertible or exchangeable into or for common stock of the Company at a conversion or exercise price per share of less than $4.25 (such sales to be collectively referred to as a "Subsequent Dilutive Offering"). In the event the Company shall, during the Limitation Period, complete a Subsequent Dilutive Offering, the Company shall, within ten (10) days of the closing of the Subsequent Dilutive Offering, pay to each Purchaser an amount equal to the number of Shares purchased by such Purchaser multiplied by the difference between $4.25 and the effective purchase price per common share (as of the date of sale) of the securities sold in the Subsequent Dilutive Offering; provided, however, that Subsequent Dilutive Offerings shall be deemed to not include any of the following: (i) securities issued in connection with a loan or leasing arrangement with a commercial bank, equipment lessor or insurance company, (ii) any transaction involving the Company's issuances of securities
(A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) or (C) as consideration for the acquisition of a business, product, license or other assets by the Company, (iii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof and (iv) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, directors or consultants.

     6.6 Stock Option Matters. The Company shall, within thirty (30) days of the Closing Date, adopt such amendments to the Company's stock option plans, restricted stock plans, stock purchase plans and its Bylaws to provide (i) that, unless approved by the holders of a majority of the voting stock (voting together as a single class), the Company shall not grant any stock options with an exercise price of less than 100% of the fair market value of the underlying stock on the date of grant, (ii) that these amendments may not be further amended or repealed without the affirmative vote of the holders of a majority of the voting stock of the Company (voting together as a single class) and (iii) that, unless approved by the holders of a majority of the voting stock (voting together as a single class), the Company will not amend, waive or repeal Sections 8.8 and 8.9 of its Bylaws. The Company shall provide to each of the Purchasers such documents or instruments used to effect the foregoing provisions of this Section 6.6 promptly upon such amendments being brought into force.

     6.7 Securities Compliance. The Company shall do all things necessary and advisable as is necessary to enable the Purchasers to utilize Form S-3 for the sale of their Registrable Securities as contemplated in the Registration Rights Agreement.

     6.8 No Integration. The Company will not make any offers or sales of any security (other than the Shares) under circumstances that would cause the offering of the Shares to be integrated with any other offering of securities by the Company (i) for the purposes of any stockholder approval provision applicable to the Company or its securities or (ii) for purposes of any registration requirement under the Securities Act.

     6.9 Efforts. The Company shall, and shall cause its respective subsidiaries to, cooperate and use their best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their best efforts to (i) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries, (ii) defend against and respond to any action, suit, proceeding or investigation relating to the transactions contemplated by this Agreement and (iii) provide such assistance as is reasonably requested by any of the Purchasers in preparing any filings and obtaining any approvals required under the Hart-Scott-Rodino Antitrust Act of 1976 prior to the Closing Date, in each case as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the sale of Shares.

     7. Conditions Precedent to Closing.

     7.1 Conditions to the Obligation of Each Purchaser to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date in all material respects with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct in all respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 7.1(a)).

          (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed by it or with which it is required to have complied on or before the Closing Date.

          (c) Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Company.

          (d) Stockholder Approval. The Company shall have satisfied all stockholder approval requirements of applicable law, rule or regulation, including provisions of the Nasdaq Stock Market, or any other exchange or market on which the Common Stock is then listed or traded, with respect to the issuance of 20% or more of the Company's Common Stock.

          (e) Series B Preferred Approval. The Company shall have received the required approval of the holders of the outstanding Series B Convertible Preferred Stock of the Company for the sale of the Shares.

          (f) HSR Act. All waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the transactions contemplated hereby will have expired or terminated early.

          (g) Adverse Change. Since the date of the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, no event which had, or could be reasonably expected to have, a Material Adverse Effect, and no material adverse change in the financial condition or prospects of the Company, shall have occurred.

          (h) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

          (i) Consents. The purchase of and payment for the Shares by each Purchaser shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

          (j) Proceedings and Documents. All instruments and corporate proceedings in connection with the transactions specifically contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to each Purchaser, and each Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which such Purchaser may have reasonably requested in connection with such transactions.

          (k) Securities Compliance. The Company shall have taken all action necessary to comply with any federal or state securities laws applicable to the transactions contemplated by this Agreement.

          (l) Compliance Certificate. The Company shall deliver to each Purchaser at the Closing a certificate signed by the President of the Company stating that the Company has complied with or satisfied each of the conditions to the Purchaser's obligation to consummate the Closing set forth in Sections 7.1(a)-(b), 7.1(d)-(i) and 7.1(k), unless waived in writing by such Purchaser.

          (m) Opinion of Counsel. The Company shall deliver to each Purchaser at Closing an opinion of counsel for the Company, dated as of the Closing Date, in the form attached hereto as Exhibit B.

          (n) Stock Certificate. The Company shall deliver to each Purchaser at the Closing a duly executed stock certificate evidencing the shares of Common Stock purchased by such Purchaser at the Closing.

     7.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell the Shares at the Closing is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties contained herein of the Purchasers shall be true and correct on and as of the Closing Date in all material respects with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct in all respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 7.2(a)).

          (b) Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by each Purchaser.

          (c) Performance. Each Purchaser shall have performed all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

          (d) Stockholder Approval. The Company shall have received the approval of its stockholders required under applicable law, including provisions of the Nasdaq Stock Market, or any other exchange or market on which the Common Stock is then listed or traded, with respect to the issuance of twenty percent (20%) or more of the Company's Common Stock.

          (e) Series B Preferred Approval. The Company shall have received the required approval of the holders of the outstanding Series B Convertible Preferred Stock of the Company for the sale of the Shares.

          (f) HSR Act. All waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the transactions contemplated hereby will have expired or terminated early.

          (g) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

          (h) Investors' Questionnaire. Each Purchaser shall have executed and delivered to the Company and the Placement Agent a Purchaser's Questionnaire, in the form attached hereto as Exhibit C, pursuant to which each Purchaser shall provide information necessary to confirm each of the Purchasers' status as an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities Act)".

          (i) Payment. Each Purchaser shall have paid the Purchase Price set forth in Section 2.3.

     8. Termination; Liabilities Consequent Thereon.

     8.1 Termination. This Agreement may be terminated and the transactions contemplated hereunder abandoned by the Company with respect to a Purchaser and/or by a Purchaser (but, in either case, only with respect to that Purchaser) at any time prior to the Closing only as follows:

          (a) by a Purchaser, upon notice to the Company, if the conditions set forth in Section 7.1 shall not have been satisfied on or prior to January 31, 2001;

          (b) by the Company, upon notice to a Purchaser, if the conditions set forth in Section 7.2 shall not have been satisfied with respect to such Purchaser on or prior to January 31, 2001;

          (c) at any time by mutual agreement of the Company and a Purchaser;

          (d) by a Purchaser, if there has been any material breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof, (it being understood and agreed by such Purchaser that, in the case of any representation or warranty of the Company contained herein which is hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 8.1(d) if such representation or warranty was not true and correct in all respects at the time such representation or warranty was made by the Company); or

          (e) by the Company with respect to a Purchaser, if there has been any material breach of any representation, warranty or any material breach of any covenant by such Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 8.1(e) if such representation or warranty was not true and correct in all respects at the time such representation or warranty was made by such Purchaser).

     8.2 Liability. Any termination pursuant to this Section 8 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement (which is not cured as permitted under Section 8.1(d) or 8.1(e)) in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

     9. Miscellaneous Provisions.

     9.1 Public Statements or Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section
9.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

     9.2 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

     9.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

     9.4  Notices

     (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, overnight courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. Any notice or other communication delivered by hand shall be deemed to have been delivered and received on the date on which such notice or communication is actually received, or in the case of certified mail deposited with the appropriate postal authorities on the date when such notice or communication is actually received, and in any other case shall be deemed to have been delivered on the date on which such notice or communication is actually received.

     (b) All correspondence to the Company shall be addressed as follows:

        Cardiac Pathways Corporation
        995 Benecia Avenue
        Sunnyvale, California 94086
        Telephone: (408) 737-0505
        Facsimile: (408) 737-1700
        Attention: Eldon Bullington, Chief Financial Officer

        with a copy to:

        Wilson Sonsini Goodrich & Rosati
        650 Page Mill Road
        Palo Alto, California 94304
        Telephone: (650) 493-9300
        Facsimile: (650) 845-5000
        Attention: Chris F. Fennell

     (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth across from such Purchaser's name on Schedule A.

     (d) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

     9.5 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

     9.6 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

     9.7  Governing Law; Injunctive Relief

     (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of California and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

     (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the County of Alameda, State of California, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

     9.8 Amendments. This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Company and those Purchasers holding a majority of the aggregate number of Shares held by all of the Purchasers. Notwithstanding the foregoing, the Company may at its election, by notifying the Purchasers, amend this Agreement to add as parties to this Agreement additional purchasers of Common Stock pursuant to
Section 2.4 hereof.

     9.9 Expenses. Each party will bear its own costs and expenses in connection with this Agreement, except that the Company shall pay the legal fees and expenses of Shartsis, Friese & Ginsburg LLP ("SF&G"), counsel for Van Wagoner Capital Management and its Affiliates (collectively, "VWCM"), regardless of whether or not the Closing occurs, in an amount not to exceed $25,000 incurred in connection with the negotiation and preparation of this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby, which payment shall be made within ten (10) days after receiving an invoice therefor. For the avoidance of doubt, no fees paid to SF&G pursuant to this Section 9.9 shall be deemed to be payment to counsel for the "Investors" (as defined in the Registration Rights Agreement) as required to be made by the Company pursuant to Section 8 of the Registration Rights Agreement.

     9.10  Assignment.

     (a) The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

     (b) Notwithstanding anything set forth herein, the Company may assign all of its rights and obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets. This Agreement shall survive any such merger or reorganization of either party with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be required hereunder.

     (c) Notwithstanding anything set forth herein, a Purchaser may assign all of its rights and obligations under this Agreement to an affiliated pooled investment partnership or fund under common investment management with such Purchaser without the consent of the Company.

     9.11 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

     9.12 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and in accordance with the provisions of Section 9.8 hereof.

     9.13 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Registration Rights Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     9.14 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling person, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Common Stock or the execution of or performance under any of this Agreement or the Registration Rights Agreement.

     9.15 Representation. Each party hereto acknowledges that (a) VWCM has retained SF&G to represent VWCM in connection with this Agreement, the Registration Rights Agreement and the transaction related hereto and thereto, (b) the interests of VWCM may not necessarily coincide with the interests of other Purchasers, (c) SF&G does not represent any Purchaser other than VWCM, and (d) each Purchaser has consulted with, or has had an opportunity to consult with, its own legal counsel and has not relied on SF&G for legal counsel in connection with this Agreement, the Registration Rights Agreement and the transactions related hereto and thereto.

     9.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                          CARDIAC PATHWAYS CORPORATION

                                          By:    /s/ THOMAS M. PRESCOTT
                                            ------------------------------------

                                          Name: Thomas M. Prescott
                                          Title: President and Chief Executive
                                          Officer

                                          VAN WAGONER FUNDS

                                          By:  /s/ GARRETT R. VAN WAGONER
                                            ------------------------------------

                                          Name: Garrett R. Van Wagoner
                                          Title: President

                                          VAN WAGONER CAPITAL PARTNERS, L.P.
                                          by Van Wagoner Management LLC, its
                                          General
                                          Partner

                                          By:  /s/ GARRETT R. VAN WAGONER
                                            ------------------------------------

                                          Name: Garrett R. Van Wagoner
                                          Title: Member

                                          VAN WAGONER CROSSOVER FUND, LP
                                          by Van Wagoner Management LLC, its
                                          General
                                          Partner

                                          By:  /s/ GARRETT R. VAN WAGONER
                                            ------------------------------------

                                          Name: Garrett R. Van Wagoner
                                          Title: Member

                                          BANK OF AMERICA VENTURES

                                          By:        /s/ MARK BROOKS
                                            ------------------------------------

                                          Name: Mark Brooks
                                          Title: Principal

                                          BA VENTURE PARTNERS V

                                          By:         /s/ MARK BROOKS
                                              ----------------------------------

                                          Name: Mark Brooks
                                          Title: General Partner

                                          STATE OF WISCONSIN INVESTMENT BOARD

                                          By:        /s/ THERESA LAU
                                            ------------------------------------

                                          Name:
                                          Title:

                                          SPECIAL SITUATIONS PRIVATE EQUITY
                                          FUND, L.P.

                                          By:       /s/ STEVEN BECKER
                                            ------------------------------------

                                          Name:
                                          Title:

                                          MORGAN STANLEY VENTURE PARTNERS III,
                                          L.P.
                                          By: Morgan Stanley Venture Partners
                                                III, LLC
                                              its General Partner
                                          By: Morgan Stanley Venture Capital
                                                III, Inc.,
                                              its Institutional Managing Member

                                          By:     /s/ DEBRA ABRAMAWITZ
                                            ------------------------------------

                                          Name: M. Fazle Husain
                                          Title:

                                          MORGAN STANLEY VENTURE INVESTORS III,
                                          L.P.
                                          By: Morgan Stanley Venture Partners
                                                III, LLC
                                              its General Partner
                                          By: Morgan Stanley Venture Capital
                                                III, Inc.,
                                              its Institutional Managing Member

                                          By:     /s/ DEBRA ABRAMAWITZ
                                            ------------------------------------

                                          Name: M. Fazle Husain
                                          Title:

                                          THE MORGAN STANLEY VENTURE
                                          PARTNERS ENTREPRENEUR FUND, L.P.
                                          By: Morgan Stanley Venture Partners
                                                III, LLC
                                              its General Partner
                                          By: Morgan Stanley Venture Capital
                                                III, Inc.,
                                              its Institutional Managing Member

                                          By:     /s/ DEBRA ABRAMAWITZ
                                            ------------------------------------

                                          Name: M. Fazle Husain
                                          Title:

                                          POGUE CAPITAL MANAGEMENT

                                          By:         /s/ MAI POGUE
                                            ------------------------------------

                                          Name:
                                          Title:

                                          TRELLIS HEALTH VENTURES, L.P.

                                          By:        /s/ PAUL FELTON
                                            ------------------------------------

                                          Name:
                                          Title:

                                          By:      /s/ THOMAS FOGARTY
                                            ------------------------------------

                                          Name: Thomas J. Fogarty, M.D.

                                   SCHEDULE A

                             SCHEDULE OF PURCHASERS

                                                                COMMON       AGGREGATE
                         PURCHASES                              SHARES       PROCEEDS
                         ---------                            ----------    -----------
Van Wagoner Funds...........................................
Van Wagoner Capital Partners, L.P. .........................
Van Wagoner Crossover Fund, L.P. ...........................
  345 California Street, Suite 2450
  San Francisco, CA 94104
          Subtotal..........................................   3,529,412    $15,000,000
BankAmerica Ventures........................................     500,000    $ 2,125,000
BA Venture Partners V.......................................      88,235    $   375,000
  950 Tower Lane, Suite 700
  Foster City, CA 94404
          Subtotal..........................................     588,235    $ 2,500,000
Morgan Stanley Dean Witter Venture Partners IV, L.P. .......     516,062    $ 2,193,264
Morgan Stanley Dean Witter Venture Investors IV, L.P. ......      49,551    $   210,592
Morgan Stanley Dean Witter Venture Offshore Investors IV,
  L.P. .....................................................      22,622    $    96,144
  1221 Avenue of the Americas
  New York, NY 10020
          Subtotal..........................................     588,235    $ 2,500,000
State of Wisconsin Investment Board.........................     588,235    $ 2,500,000
  Lake Terrace
  121 E Wilson Street
  P.O. Box 7842
  Madison, WI 53707
Special Situations Funds....................................     470,588    $ 2,000,000
  153 East 53rd Street, Floor 55
  New York, NY 10022
Pogue Capital Management....................................      47,059    $   200,000
  60 Patterson Avenue
  Greenwich, CT 06830
Thomas J. Fogarty, M.D......................................      23,529    $   100,000
  3270 Alpine Road
  Greenwich, CT 06830
Trellis Health Ventures, L.P................................      23,529    $   100,000
  1 Sansome Street, Suite 2100
  San Francisco, CA 94014
          Total.............................................   5,858,823    $24,900,000

                                   EXHIBIT A

                         REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of November 3, 2000 by and among (i) Cardiac Pathways Corporation, a Delaware corporation (the "Company"), (ii) Van Wagoner Funds, Van Wagoner Capital Partners, L.P., Van Wagoner Crossover Fund, BankAmerica Ventures, BA Venture Partners V, Morgan Stanley Dean Witter Venture Partners IV, L.P., Morgan Stanley Dean Witter Venture Investors IV, L.P., Morgan Stanley Dean Witter Venture Offshore Investors IV, L.P., State of Wisconsin Investment Board, Special Situations Fund, Pogue Capital Management and Trellis Health Ventures, L.P. (collectively the "Initial Investors") and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, (x) the provisions of Section 2.4 of the Stock Purchase Agreement (defined below) or (y) the provisions of Section 13 hereof (collectively, the "Investor Permitted Transferees" and each individually an "Investor Permitted Transferee").

     WHEREAS, the Company has agreed to issue and sell to the Initial Investors, and the Initial Investors have agreed to purchase from the Company, 5,835,293 shares (the "Purchased Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock"), all upon the terms and conditions set forth in that certain Stock Purchase Agreement, dated of even date herewith, between the Company and the Initial Investors (the "Stock Purchase Agreement"); and

     WHEREAS, the terms of the Stock Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Initial Investors to execute and deliver this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

     1. Definitions. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

     "Board" shall mean the board of directors of the Company.

     "Closing" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

     "Investors" shall mean, collectively, the Initial Investors and the Investor Permitted Transferees; provided, however, that the term "Investors" shall not include any Initial Investors or any of the Investor Permitted Transferees that cease to own or hold any Registrable Shares.

     "Majority Holders" shall mean, at the relevant time of reference thereto, those Investors holding more than fifty percent (50%) of the Registrable Shares held by all of the Investors.

     "Qualifying Holder" shall have the meaning ascribed thereto in Section 13 hereof.

     "Registrable Shares" shall mean (i) the Purchased Shares and any shares issued in respect thereof, (ii) shares of the Company's Common Stock issuable on exercise of the Warrants (as defined in Section 4 hereof) issued pursuant to this Agreement and (iii) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (i) and (ii) above.

     "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

     2. Effectiveness; Termination. This Agreement shall become effective and legally binding only if the Closing occurs. This Agreement shall terminate and be of no further force or effect, automatically and without any action being required of any party hereto, if the Stock Purchase Agreement is terminated pursuant to Section 8 thereof.

     3. Mandatory Registration.

     (a) Within thirty days after the Closing, the Company will prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement that is then available to effect a registration of all Registrable Shares, subject to the consent of the Investors holding at least a majority of the Registrable Shares) for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Investors as selling stockholders thereunder (the "Registration Statement"). The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. The Company agrees to use best efforts to cause the Registration Statement to become effective as soon as practicable after filing. The Company shall be required to keep the Registration Statement effective until such date that is the earlier of (i) the date when all of the Registrable Shares registered thereunder shall have been sold, (ii) such time as all the Registrable Shares held by the Investors can be sold pursuant to Rule 144 within a given three-month period without volume limitation and without compliance with the registration requirements of the Securities Act or (iii) the second anniversary of the date on which the Registration Statement is declared effective, subject to extension as set forth below (such date is referred to herein as the "Mandatory Registration Termination Date"). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).

     (b) The offer and sale of the Registrable Shares pursuant to the Registration Statement shall not be underwritten.

     4. Warrant Coverage.

     (a) In the event the Company has not filed the Registration Statement with the SEC within thirty (30) days after the Closing, the Company shall issue to each Investor a warrant in the form attached hereto as Exhibit A (each, a"Warrant" and, collectively, the "Warrants") to acquire that number of shares of Common Stock of the Company equal to (i) three percent (3%) of the aggregate amount of shares of common stock sold pursuant to the Stock Purchase Agreement, multiplied by, (ii) a fraction, the numerator of which is the number of shares of Common Stock acquired by that Investor pursuant to the Stock Purchase Agreement and the denominator of which is equal to the aggregate number of shares of Common Stock sold pursuant to the Stock Purchase Agreement. The exercise price of each such Warrant will be $4.25 per share of Common Stock issuable on exercise of the Warrant (as adjusted for stock splits, stock combinations, reorganizations and the like effected after the date of this Agreement).

     (b) At the end of each thirty (30) day period (or a portion thereof), after the initial thirty day period referred to in Section 4(a), that the Registration Statement has not been filed with the SEC, the Company shall issue to each Investor a Warrant to acquire that number of shares of Common Stock equal to (i) three percent (3%) of the aggregate amount of shares of common stock sold pursuant to the Stock Purchase Agreement, multiplied by, (ii) a fraction, the numerator of which is the number of shares of Common Stock acquired by that Investor pursuant to the Stock Purchase Agreement and the denominator of which is equal to the aggregate number of shares of Common Stock sold pursuant to the Stock Purchase Agreement, multiplied by (iii) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Registration Statement was filed with the SEC and the denominator of which is thirty. The exercise price of each such Warrant will be $4.25 per share of Common Stock issuable on exercise of the Warrant (as adjusted for stock splits, stock combinations, reorganizations and the like effected after the date of this Agreement).

     (c) In the event the Registration Statement has not been declared effective by the SEC within seventy (70) days after the Closing, the Company shall issue to each Investor a Warrant to acquire that number of shares of Common Stock of the Company equal to (i) three percent (3%) of the aggregate amount of shares of common stock sold pursuant to the Stock Purchase Agreement, multiplied by, (ii) a fraction, the numerator of which is the number of shares of Common Stock acquired by that Investor pursuant to the Stock Purchase Agreement and the denominator of which is equal to the aggregate number of shares of Common Stock sold pursuant to the Stock Purchase Agreement. The exercise price of each such Warrant will be $4.25 per share of Common Stock issuable on exercise of the Warrant (as adjusted for stock splits, stock combinations, reorganizations and the like effected after the date of this Agreement).

     (d) At the end of each thirty-day period (or a portion thereof), after the initial seventy (70) day period referred to in Section 4(c), that the Registration Statement has not been declared effective by the SEC, the Company shall issue to each Investor a Warrant to acquire that number of shares of Common Stock equal to (i) three percent (3%) of the aggregate amount of shares of common stock sold pursuant to the Stock Purchase Agreement, multiplied by,
(ii) a fraction, the numerator of which is the number of shares of Common Stock acquired by that Investor pursuant to the Stock Purchase Agreement and the denominator of which is equal to the aggregate number of shares of Common Stock sold pursuant to the Stock Purchase Agreement, multiplied by (iii) a fraction, the numerator of which is the number of days during such thirty-day period before the date on which the Registration Statement was declared effective by the SEC and the denominator of which is thirty. The exercise price of each such Warrant will be $4.25 per share of Common Stock issuable on exercise of the Warrant (as adjusted for stock splits, stock combinations, reorganizations and the like effected after the date of this Agreement).

     (e) The Company shall execute such other and further certificates, instruments and other documents as may be reasonably requested by the Investors or reasonably necessary or proper to implement, complete and perfect the Investors' rights under this Section 4 and Section 3 and to freely trade the Registrable Shares without limitation or restriction imposed or created by the Company or securities law.

     5. "Piggyback" Registration Rights.

     (a) If, at any time after the Mandatory Registration Termination Date, the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of a primary or secondary offering of Common Stock or pursuant to registration rights granted to holders of other securities of the Company (whether as a demand registration right or a Form S-3 registration right, but excluding in all cases any registrations to be effected on Forms S-4 or S-8 or other applicable successor Forms), the Company shall, each such time, give to the Investors holding Registrable Shares written notice of its intent to do so. If, within twenty (20) days of giving such notice, the Company shall receive from an Investor a written request to include its Registrable Shares in such registration, the Company shall use commercially reasonable efforts to cause to be included in such registration the Registrable Shares of such selling Investor, to the extent requested to be registered; provided, however, that (i) the number of Registrable Shares proposed to be sold by such selling Investor will be at least ten percent (10%) of the total number of Registrable Shares then held by such participating selling Investor (or a lesser percentage if the gross proceeds to the selling Investor resulting from the sale of such Registrable Shares will equal at least $2,000,000), (ii) such selling Investor may not include its Registrable Shares in such registration if the Investor can sell all such Registrable Shares pursuant to Rule 144 within a given three-month period without volume limitation and without compliance with the registration requirements of the Securities Act, (iii) such selling Investor agrees to sell those of its Registrable Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company proposes to register and (iv) in the event (x) the registration is to include shares of Common Stock to be sold for the account of the Company or any party exercising registration rights pursuant to any other agreement with the Company and (y) the proposed managing underwriter advises the Company that in its opinion the inclusion of such selling Investor's Registrable Shares (without any reduction in the number of shares to be sold for the account of the Company or such party exercising registration rights) is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered, then the rights of such selling Investor shall be as provided in Section 5(b) hereof.

     (b) If a registration pursuant to Section 5(a) hereof involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Investors to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in Section 5(a) to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of shares of Common Stock proposed to be included in such registration for the account of the Company and/or any stockholders of the Company (other than the Investors) that have exercised demand registration rights, in accordance with the priorities, if any, then existing among the Company and/or such stockholders of the Company with registration rights (other than the Investors), and (ii) second, the shares of Common Stock requested to be included in such registration by all other stockholders of the Company who have piggyback registration rights (including, without limitation, the Investors), pro rata among such other stockholders (including, without limitation, the Investors) on the basis of the number of shares of Common Stock that each of them beneficially owns.

     (c) In connection with any offering involving an underwriting of shares, the Company shall not be required under Section 5 hereof or otherwise to include the Registrable Shares of any Investor therein unless such Investor accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.

     6. Obligations of the Company. In connection with the Company's obligation under Section 3 and 5 hereof to file a Registration Statement with the SEC and to use its best efforts to cause the Registration Statement to become effective as soon as practicable after filing, the Company shall, as expeditiously as reasonably possible, subject to Section 12 hereof:

          (a) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Registration Statement;

          (b) Furnish to the selling Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 6(a) above) as the selling Investors may reasonably request in order to facilitate the disposition of such selling Investors' Registrable Shares;

          (c) Notify the selling Investors, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, subject to Section 12 hereof the Company will promptly prepare (and, when completed, deliver to each selling Investor) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the selling Investors will not offer or sell Registrable Shares until the Company has notified the selling Investors that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the selling Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 6(c) and deliver copies of same as above provided in Section 6(b) hereof);

          (d) Use commercially reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statement under such other securities or Blue Sky laws of all states requiring such securities or Blue Sky registration or qualification, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Shares shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Shares be borne by the selling Investors, then the selling Investors shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses;

          (e) Cause all such Registrable Shares registered hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

          (f) Provide a transfer agent and registrar for all Registrable Shares registered hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration; and

          (g) If an Investor's Registrable Shares are being sold through an underwritten public offering, the Company shall furnish to each selling Investor whose shares of Registrable Shares are being registered pursuant to Section 5, on the date that such Registrable Shares are delivered to the underwriters for sale, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the Registration Statement, covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities addressed to the underwriters.

     7. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

     8. Expenses of Registration. All expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Investors selected by the selling Investors, shall be borne by the Company.

     9. Delay of Registration. The Investors shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

     10. Indemnification.

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Investor (including, without limitation, the partners or officers, directors and stockholders of such Investor, legal counsel and accountants for such Investor), any investment banking firm acting as an underwriter for the selling Investors, any broker/dealer acting on behalf of any selling Investors and each officer and director of such selling Investor, such underwriter, such broker/dealer and each person, if any, who controls such selling Investor, such underwriter or broker/dealer within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, and other federal or state securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus,
(ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) arise out of any violation or alleged violation by the Company of the Securities Act, the

Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other federal or state securities law; and will reimburse such selling Investor, such underwriter, broker/dealer or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with the Registration Statement or any such preliminary prospectus or final prospectus by the selling Investors, any underwriter for them, any broker/dealer acting on their behalf or controlling person with respect to them.

     (b) To the extent permitted by law, each selling Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any investment banking firm acting as underwriter for the Company or the selling Investors, or any broker/dealer acting on behalf of the Company or any selling Investors, and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter, or broker/dealer or such other selling Investor may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Investor expressly for use in connection with the Registration Statement, or any preliminary prospectus or final prospectus; and such selling Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, broker/dealer or other selling Investor in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Investor hereunder (when aggregated with amounts contributed, if any, pursuant to Section 10(d)) shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by such selling Investor from the sale of Registrable Shares covered by the Registration Statement, and provided, further, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld or delayed).

     (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party's reasonable legal fees and expenses for the period prior to the date of its participation on such defense. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this Section 10.

     (d) If the indemnification provided in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by an Investor under this
Section 10(d), when aggregate with amounts paid, if any, pursuant to Section 10(b), exceed the proceeds (net of underwriting discounts and commissions, if any) from the sale of Registrable Shares hereunder received by such Investor. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) The obligations of the Company and Investors under this Section 10 shall survive the completion of any offering of Registrable Shares in a Registration Statement under Sections 3 and 5, and otherwise.

     (f) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

     11. Reports Under the Exchange Act. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Shares to the public without registration, the Company agrees to use best efforts: (i) to make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, (iii) as long as any Investor owns any Registrable Shares, to furnish in writing upon such Investor's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual or quarterly report of the Company, and such other reports, documents and other information as may be reasonably requested in availing such Investor of any rule or regulation of the SEC permitting the selling of any such Registrable Shares without registration and
(iv) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

     12. Deferral. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the selling Investors a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made the good faith determination (i) that continued use by the selling Investors of the Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Investors of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the selling Investors to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the "Suspension Period") of not more than 30 days after delivery by the Company of the certificate referred to above in this Section 12; provided, however, that the Company may not utilize this right more than two (2) times in any twelve month period and that the Company shall not register shares for its own account during the Suspension Period except in connection with a merger or the registration of shares relating to a stock option, stock purchase or similar plan. During the Suspension Period, none of the Investors shall offer or sell any Registrable Shares pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto).

     13. Transfer of Registration Rights. None of the rights of any Investor under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Holder (as defined below), and (ii) such person agrees to become a party to, and be bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit B hereto. For purposes of this
Section 13, the term "Qualifying Holder" shall mean, with respect to any Investor, (i) any partner thereof, (ii) any corporation or partnership controlling, controlled by, under common control or under common investment management with, such Investor or any partner thereof, or (iii) any other direct transferee from such Investor of at least 50% of those Registrable Shares held or that may be acquired by such Investor. None of the rights of any Investor under this Agreement shall be transferred or assigned to any Person (including, without limitation, a Qualifying Holder) that acquires Registrable Shares in the event that and to the extent that such Person is eligible to resell such Registrable Shares pursuant to Rule 144(k) of the Securities Act or may otherwise resell all such Registrable Shares pursuant to an exemption from the registration provisions of the Securities Act.

     14. Entire Agreement. This Agreement (including the exhibits hereto) constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

     15. Miscellaneous.

     (a) This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company. Notwithstanding the foregoing, the Company may at its election by notifying the Initial Investors amend this Agreement to add as parties to this Agreement additional purchasers of Common Stock pursuant to the Stock Purchase Agreement.

     (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that the terms and conditions of Section 13 hereof are satisfied. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Registrable Shares provided that the terms and conditions of Section 13 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Registrable Shares, all of such Investor's rights under this Agreement shall immediately terminate.

     (c)(i) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by mail, courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

     (ii) All correspondence to the Company shall be addressed as follows:

        Cardiac Pathways Corporation
        995 Benecia Avenue
        Sunnyvale, CA 94086
        Attention: Eldon Bullington
        Title: Chief Financial Officer
        Fax: (408) 720-2171

          with a copy to:

        Wilson Sonsini Goodrich & Rosati
        650 Page Mill Road
        Palo Alto, California 94304
        Attention: Chris F. Fennell
        Fax (650) 845-5000

     (iii) All correspondence to any Investor shall be sent to the most recent address furnished by the Investor to the Company.

     (d) Any Investor may change the address to which correspondence to it is to be addressed by notification as provided for herein.

     (e) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

     (f) If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     (g) If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

     (h) Registrable Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     (i) This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

                                          CARDIAC PATHWAYS CORPORATION

                                          By:
                                            ------------------------------------
                                          Name: Thomas M. Prescott
                                          Title: President and Chief Executive
                                          Officer

                                          VAN WAGONER FUNDS

                                          By:
                                            ------------------------------------
                                          Name: Garrett R. Van Wagoner
                                          Title: President

                                          VAN WAGONER CAPITAL PARTNERS, L.P.
                                          by Van Wagoner Management LLC, its
                                          General
                                          Partner

                                          By:
                                            ------------------------------------
                                          Name: Garrett R. Van Wagoner
                                          Title: Member

                                          VAN WAGONER CROSSOVER FUND, LP
                                          by Van Wagoner Management LLC, its
                                          General
                                          Partner

                                          By:
                                            ------------------------------------
                                          Name: Garrett R. Van Wagoner
                                          Title: Member

                                          BANK OF AMERICA VENTURES

                                          By:
                                            ------------------------------------
                                          Name: Mark Brooks
                                          Title:  Principal

                                          BA VENTURE PARTNERS V

                                          By:
                                            ------------------------------------
                                          Name: Mark Brooks
                                          Title:  General Partner

                                          STATE OF WISCONSIN INVESTMENT BOARD

                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:

                                          SPECIAL SITUATIONS PRIVATE EQUITY
                                          FUND, L.P.

                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:

                                          MORGAN STANLEY VENTURE
                                          PARTNERS III, L.P.
                                          By: Morgan Stanley Venture Partners
                                              III, LLC
                                            its General Partner
                                          By: Morgan Stanley Venture Capital
                                              III, Inc.,
                                            its Institutional Managing Member

                                          By:
                                            ------------------------------------
                                          Name: M. Fazle Husain
                                          Title:

                                          MORGAN STANLEY
                                          VENTURE INVESTORS III, L.P.
                                          By: Morgan Stanley Venture Partners
                                              III, LLC
                                            its General Partner
                                          By: Morgan Stanley Venture Capital
                                              III, Inc.,
                                            its Institutional Managing Member

                                          By:
                                            ------------------------------------
                                          Name: M. Fazle Husain
                                          Title:

                                          THE MORGAN STANLEY VENTURE
                                          PARTNERS ENTREPRENEUR FUND, L.P.
                                          By: Morgan Stanley Venture Partners
                                              III, LLC
                                            its General Partner
                                          By: Morgan Stanley Venture Capital
                                              III, Inc.,
                                            its Institutional Managing Member

                                          By:
                                            ------------------------------------
                                          Name: M. Fazle Husain
                                          Title:

                                          POGUE CAPITAL MANAGEMENT

                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:

                                          TRELLIS HEALTH VENTURES, L.P.

                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:

                                          By:
                                            ------------------------------------
                                          Name: Thomas J. Fogarty, M.D.
                                          Title:

                                   EXHIBIT A

                                FORM OF WARRANT

THIS WARRANT AND THE SHARES OF EQUITY SECURITIES THAT MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH OFFER, SALE OR TRANSFER OR (II) THERE IS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS FOR SUCH OFFER, SALE OR TRANSFER IS AVAILABLE.

                                               VOID AFTER                ,

                          CARDIAC PATHWAYS CORPORATION
                         COMMON STOCK PURCHASE WARRANT
NO.       --                                                             ,

     THIS CERTIFIES THAT, for value received,                (together with its
permitted assignees, the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase (subject to
Section 1 hereof) up to                shares (the "Shares") of fully paid and
nonassessable Common Stock, par value $0.001 per share, of Cardiac Pathways Corporation, a Delaware corporation (the "Company"), at an exercise price of $4.25 per Share (as the same may be adjusted from time to time in accordance with Section 4 hereof, the "Exercise Price").

     The Warrant is one of a series of warrants (collectively, the "Warrants") issued to certain investors of the Company, dated of even date herewith, in accordance with the provisions of Section 4 of the Registration Rights Agreement entered into between the Company and the Investors named therein and dated as of November 3, 2000 (the "Registration Rights Agreement"). Any terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Registration Rights Agreement.

     1. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable at 5:00 p.m., local time in Santa Clara, California, on
                              ,      [5 YEARS AFTER THE DATE OF GRANT OF THE
WARRANT].

     2. Exercise of Warrant.

     (a) General. This Warrant may be exercised by the Holder as to the whole or any lesser number of the Shares covered hereby, upon surrender of this Warrant to the Company at its principal executive office together with the Notice of Exercise and Investment Representation Statement attached hereto as Exhibit A, duly completed and executed by the Holder, and payment to the Company of the aggregate exercise price for the Shares to be purchased, as determined in accordance with the terms hereof, in the form of (i) a check made payable to the Company, (ii) a wire transfer according to the Company's instructions, or (iii) any combination of (i) and (ii). The exercise of this Warrant shall be deemed to have been effected on the day on which the Holder surrenders this Warrant to the Company and satisfies all of the requirements of this Section 2. Upon such exercise, the Holder will be deemed a stockholder of record of those Shares for which the warrant has been exercised with all rights of a stockholder (including, without limitation, all voting rights with respect to such Shares and all rights to receive any dividends with respect to such Shares). If this Warrant is to be exercised in respect of less than all of the Shares covered hereby, the Holder shall be entitled to receive, and the Company shall issue, a new warrant covering the number of Shares in respect of which this Warrant shall not have been exercised and for which it remains subject to exercise. Such new warrant shall be in all other respects identical to this Warrant.

     (b) Net Issue Exercise. In lieu of exercising this Warrant via cash payment, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of election to exercise by means of a net issuance exercise, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

  X =  Y (A - B)
           A

Where   X    =   the number of Shares to be issued to the Holder.
        Y    =   the number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the
                 portion of the Warrant being cancelled (at the date of such calculation).
        A    =   the Fair Market Value (as defined below) of one Share (at
                 the date of such calculation).
        B    =   the exercise price for the Shares (as adjusted to the date of such calculation).

     If the above calculation results in a negative number, then no Shares shall be issued or issuable upon conversion of this Warrant.

     (c) Fair Market Value. For purposes of this Section 2, the "Fair Market Value" of one Share shall be determined as follows: (i) if the Common Stock of the Company is traded on a securities exchange, the Fair Market Value of one Share shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange over the 30-day period ending five business days prior to the date of determination of Fair Market Value; (ii) if the Common Stock of the Company is traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid and asked prices of the Common Stock of the Company over the 30-day period ending five business days prior to the date of determination of Fair Market Value; and (iii) if there is no public market for the Common Stock of the Company, then fair market value shall be determined by mutual agreement of the Holder and the Company.

     (d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, but in any event, not later than ten business days after the date of exercise.

     3. Covenants of the Company. The Company covenants and agrees that: (i) all Shares that may be issued upon the exercise of the rights represented by the Warrants will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, free from all preemptive rights of any stockholders, free from all taxes, liens and charges with respect to the issue thereof and free and clear of any restrictions on transfer (other than under the Securities Act and state securities laws); and (ii) that during the period within which the rights represented by this Warrant may be exercised, the Company will, at all times, have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The offer, sale and issuance of the Shares issued on the exercise of this Warrant shall be exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

     4. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence as follows:

          (a) Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation where the Company is not the surviving corporation or as a result of which all of the outstanding capital stock of the Company is exchanged for capital stock of another corporation or other entity, then, as a part of such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the surviving or successor corporation or other entity resulting from such merger or consolidation (or the corporation the capital stock of which is issued in exchange for the capital stock of the Company), to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation and the surviving or successor corporation or other entity in such merger or consolidation shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's or entity's obligations under this Warrant. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger or consolidation.

          (b) Reclassification, etc. If the Company shall, at any time, by subdivision, combination, or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class or classes or into the same or a different number of securities of any other class or classes, the Exercise Price shall be adjusted such that this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

          (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, (i) the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination, and (ii) the number of securities issuable upon exercise of this Warrant shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

          (d) Payment of Dividend. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Shares that is payable in (i) securities of the Company (other than issuances with respect to which adjustment is made under this Section 4), or (ii) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Shares issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

     5. Notice of Adjustments; Notices. Whenever the Exercise Price or number of Shares issuable upon exercise hereof shall be adjusted pursuant to Section 4 hereof, the Company shall issue a written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such notice to be mailed to the Holder. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or the number of Shares issuable upon its exercise. The Company shall provide the Holder with not less than 10 days prior written notice of (i) any event resulting in an adjustment under Section 4 and (ii) any sale, lease or other disposition of all or substantially all of the assets of the Company.

     6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which such Holder would otherwise be entitled, such Holder shall be entitled, at its option, to receive either (a) a cash payment equal to the excess of the Fair Market Value for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the Holder) or (b) a whole share if the Holder tenders the Exercise Price for one whole share.

     7. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

     (a) Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH OFFER, SALE OR TRANSFER OR (II) THERE IS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS FOR SUCH OFFER, SALE OR TRANSFER IS AVAILABLE."

     Said legend shall be removed by the Company, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

          (i) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act.

          (ii) The Holder understands that this Warrant has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

          (iii) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

          (iv) The Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     (b) Transfer of Warrant. This Warrant may be transferred or assigned by the Holder, in whole or in part, provided that the Holder (i) provides written notice to the Company prior to such transfer or assignment, and (ii) delivers to the Company, on the Company's reasonable request, a written opinion of such Holder's counsel reasonably satisfactory to the Company (or other evidence reasonably satisfactory to the Company) that such transfer does not require registration or qualification under the Securities Act and any applicable state securities law; provided, however, that this Warrant may be transferred by (i) a Holder which is a partnership or limited liability company to a partner, former partner, member, former member, or other affiliate of such partnership or limited liability company, as the case may be, or (ii) a Holder to any corporation or partnership controlling, controlled by, or under common investment management with such Holder, if, in each case, (a) the transferee agrees in writing to be subject to the terms of this Warrant; and

(b) the Holder delivers notice of such transfer to the Company. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

     8. Rights as Stockholders; Information. No Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     9. Lost Warrants or Stock Certificates. The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

     11. Miscellaneous.

     (a) Successors and Assigns. This Warrant shall be binding upon any successors or assigns of the Company.

     (b) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof.

     (c) Attorneys' Fees. In any litigation, arbitration, or court proceeding between the Company and a Holder relating hereto, the prevailing party shall be entitled to reasonable fees and expenses incurred in enforcing this Warrant, including attorney's fees.

     (d) Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Majority Holders.

     (e) Notices

          (i) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, overnight courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. Any notice or other communication delivered by hand shall be deemed to have been delivered and received on the date on which such notice or communication is actually received, or in the case of certified mail deposited with the appropriate postal authorities on the date when such notice or communication is actually received, and in any other case shall be deemed to have been delivered on the date on which such notice or communication is actually received.

        (ii) All correspondence to the Company shall be addressed as follows:
           Cardiac Pathways Corporation
           995 Benecia Avenue
           Sunnyvale, California 94086
           Facsimile: (408) 737-1700
             Attention: Eldon Bullington, Chief Financial Officer with a copy to:

             Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, California 94304
           Facsimile: (650) 845-5000
           Attention: Chris F. Fennell

          (iii) All correspondence to any Holder shall be sent to such Holder at the address set forth under such Holder's name on the signature page hereto.

          (iv) Any party may, at any time, by providing ten days' advance notice to the other party hereto, designate any other address in substitution of an address established pursuant to the foregoing.

     (f) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     (g) Registration Rights. All Shares issuable upon exercise of this Warrant shall be deemed to be "Registrable Shares" or such other definition of securities entitled to registration rights pursuant to the Registration Rights Agreement, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Shares thereunder.

     (h) No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Shares upon exercise of this Warrant.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company and the Holder have caused this Common Stock Purchase Warrant to be executed as of the date first above written.

                                          CARDIAC PATHWAYS CORPORATION

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

ACKNOWLEDGED AND AGREED:

[NAME OF HOLDER]

By:
----------------------------------------------------

Name:
-------------------------------------------------

Title:
--------------------------------------------------

Address:
-----------------------------------------------

Telephone:
--------------------------------------------

Facsimile:
---------------------------------------------

                                   EXHIBIT A

                               NOTICE OF EXERCISE
                            COMMON STOCK WARRANT AND
                      INVESTMENT REPRESENTATION STATEMENT

To: Cardiac Pathways Corporation

     1. Exercise Notice. The undersigned hereby elects to purchase shares of Common Stock (the "Shares") of Cardiac Pathways
Corporation (the "Company") pursuant to the terms of the attached Warrant, and (check the applicable box):

[ ] Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of
    $          for                shares of such securities and any transfer
    taxes payable pursuant to the terms of the Warrant.

[ ] Elects the Net Issue Exercise option pursuant to Section 2(b) of the
    Warrant, and accordingly requests delivery of a net of                shares
    of such securities.

     2. Investment Representation Statement. Any terms used herein and not otherwise defined shall have the meanings ascribed thereto in that certain Registration Rights Agreement entered into between the Company and those Investors named therein and dated as of November 3, 2000 (the "Registration Rights Agreement"). In connection with the purchase of the above-listed Shares, the undersigned represents to the Company the following:

          (a) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Shares. The Holder is acquiring the Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act.

          (b) The Holder understands that these Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

          (c) The Holder further understands that these Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

          (d) The Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     3. Legend. The undersigned understands the instruments evidencing the Shares may bear the following legend, in addition to any legend required by applicable state securities laws:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH OFFER, SALE OR TRANSFER OR (II) THERE IS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS FOR SUCH OFFER, SALE OR TRANSFER IS AVAILABLE."

     4. Name of Registered Certificate Holder. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:

        Name:
        ---------------------------------------------------

        Address:
        -------------------------------------------------

              -------------------------------------------------------

              -------------------------------------------------------

              -------------------------------------------------------

     IN WITNESS WHEREOF, the Holder has executed this Notice of Exercise and
Investment Representation Statement effective this      day of                ,
       .

                                          WARRANT HOLDER

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                   EXHIBIT B

                                ASSIGNMENT FORM

            (To assign the foregoing Common Stock Purchase Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

--------------------------------------------------------------------------------
                                 (Please Print)

whose address is
--------------------------------------------------------------------------------
                                 (Please Print)

--------------------------------------------------------------------------------

Dated:
--------------- ,
------

                                          Holder's Signature:

  ------------------------------------------------------------------------------

                                          Holder's Address:

 -------------------------------------------------------------------------------

                                          --------------------------------------

                                          Signature Guaranteed:

      --------------------------------------------------------------------------

     NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                   EXHIBIT B

                            INSTRUMENT OF ADHERENCE

     Reference is hereby made to that certain Registration Rights Agreement,
dated as of             , 2000, among Cardiac Pathways Corporation, a Delaware
corporation (the "Company"), the Initial Investors and the Investor Permitted Transferees, as amended and in effect from time to time (the "Registration Rights Agreement"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

     The undersigned, in order to become the owner or holder of shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of an Investor Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Investor Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

     Executed under seal as of the date set forth below under the laws of
            .

                                          Signature:
                                          --------------------------------------
                                               Name:
                                               Title:

Accepted:

COMPANY

By:
--------------------------------------
     Name: [name]
     Title: President and Chief
Executive Officer

Date:
--------------------------------------

                                   EXHIBIT B

                                FORM OF OPINION

December   , 2000

TO EACH OF THE PURCHASERS LISTED ON SCHEDULE A TO THE CARDIAC PATHWAYS
CORPORATION COMMON STOCK PURCHASE AGREEMENT DATED AS OF NOVEMBER   , 2000

Ladies and Gentlemen:

     Reference is made to the Common Stock Purchase Agreement, dated as of November 3, 2000 (the "Purchase Agreement"), complete with all exhibits and schedules attached thereto, by and among Cardiac Pathways Corporation, a Delaware corporation (the "Company"), and each of you (collectively, the "Investors"), which provides for the issuance by the Company to the Investors of shares of Common Stock of the Company (the "Shares"). This opinion is rendered to you pursuant to Section 7.1(m) of the Purchase Agreement, and all terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

     We have acted as counsel for the Company in connection with the negotiation of the Purchase Agreement, the Registration Rights Agreement (collectively, with the Purchase Agreement, the "Agreements") and the issuance of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge", "known to us" or similar language with reference to matters of fact means that, after an examination of the SEC Documents and the documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge", "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who are presently employed by the firm and have worked on matters for the Company. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that you have all the requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by you in the Purchase Agreement and pursuant thereto are true and correct. We are also assuming that you have purchased the Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

     The opinions hereinafter expressed are subject to the following qualifications:

          (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors.

          (b) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

          (c) We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws.

          (d) We express no opinion as to the enforceability of the indemnification provisions of the Registration Rights Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions.

          (e) We are members of the Bar of the State of California and, except as set forth in paragraphs 5 and 6 below with respect to the securities laws of other states, we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the securities laws of such states contained in reporting services presently available to us.

          (f) In rendering the opinion set forth in paragraph 4 below, we have not made any independent investigation of court records to determine whether any actions have been filed.

     Based upon and subject to the foregoing, and except as set forth in the Disclosure Schedule to the Agreement, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware, and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation and is in good standing in each state in which the failure to be so qualified or in good standing would result in a Material Adverse Effect.

          2. The Company has the requisite legal and corporate power to execute and deliver the Agreements and to issue and sell the Shares under the Purchase Agreement, and to carry out and perform its obligations under the terms of the Agreements.

          3. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations under the Agreements has been taken. The Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms. The Shares have been validly issued and are fully paid and nonassessable and the certificates representing the Shares are in due and proper form and have been validly executed by the officers of the Company named thereon.

          4. To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against the Company, or its properties before any court or governmental agency in any case or in the aggregate, are likely to result in a Material Adverse Effect, or which question the validity or enforceability of, or seeks to enjoin or invalidate, the Agreements or any action to be taken by the Company in connection therewith.

          5. Except as obtained and in effect at the Closing, no consent, approval or authorization of or designation or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreements, or the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated by the Agreements, except the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under applicable blue sky laws (but excluding jurisdictions outside of the United States) of the offer and sale of the Shares that may, under applicable law, be made on or after the Closing Date. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated herein where such filings and actions are to be undertaken on or after the date hereof.

          6. Subject to the accuracy of the Purchasers' representations in
     Section 4 of the Purchase Agreement and their responses (if any) to the Company's inquiries, we are of the opinion that the offer, sale and issuance of the Shares in conformity with the terms of the Purchase Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the qualification requirements of applicable state securities laws.

          7. The Company's execution and delivery of, and performance of its obligations under, the Agreements do not and will not violate any provision of the Company's Amended and Restated Certificate of Incorporation or Bylaws, or any provision of any applicable federal or state law, rule or regulation. To our knowledge, the Company's execution, delivery and performance of and compliance with the Agreements do not (i) violate, or consitute a default under any material contract, agreement, instrument, judgment or decree binding upon the Company, or (ii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company.

     This opinion is solely for your benefit and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                   EXHIBIT C

                            INVESTORS QUESTIONNAIRE

                             INVESTOR QUESTIONNAIRE

                          CARDIAC PATHWAYS CORPORATION
                 (ALL INFORMATION FURNISHED IN COMPLETING THIS
                 QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY)

     Cardiac Pathways Corporation (the "Company") will use the responses to this questionnaire to qualify prospective investors for purposes of federal and state securities laws.

     Please complete, sign, date and return one copy of this questionnaire as soon as possible to Don Harrison, Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304.

     If the answer to any question below is "none" or "not applicable", please so indicate.

     Your answers will be kept confidential at all times. However, by signing this questionnaire, you agree that the Company may present this questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration under state and federal security laws.

                            I. INDIVIDUAL INVESTORS

(INVESTORS OTHER THAN INDIVIDUALS SHOULD TURN TO PAGE 6)

1. Personal
  Name
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        (Exact name as it should appear on stock certificate)

  Amount of proposed investment
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  Residence Address
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  Home Telephone
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  Date of Birth
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  Social Security Number
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2. Business
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  Occupation
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  Number of Years
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  Present Employer
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  Position/Title
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  Business Address
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  Business Telephone
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3. Residence Information

  (a) Set forth in the space provided below the state(s) in which you have maintained your principal residence during the past three years and the dates during which you resided in each state.

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  (b) Are you registered to vote in, or do you have a driver's license issued by, or do you maintain a residence in any other state? If yes, in which state(s)?

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4. Income

   (a) Do you reasonably expect either your own income from all sources during the current year to exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year to exceed $300,000?

                                          Yes
                                   ------  No
                     ------  If not, please specify amount
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   (b) What percentage of your income as shown above is anticipated to be derived from sources other than salary?

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   (c) Was either your yearly income from all sources during each of the last two years in excess of $200,000 or was the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000?

                                          Yes
                                   ------  No
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        If no, please specify amount for:

                                                                      Last Year:
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                                                               Year Before Last:
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5. Net Worth

     Will your net worth as of the date you purchase the securities offered, together with the net worth of your spouse (if married), be in excess of $1,000,000?

                                      Yes
                                   ------  No
                     ------  If not, please specify amount
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6. Education

   Please describe your educational background and degrees obtained, if any.

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7. Affiliation

   If you have any pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, please describe the nature and duration of such relationship.

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8. Business and Financial Experience

   (a) Please describe in reasonable detail the nature and extent of your business, financial and investment experience which you believe gives you the capacity to evaluate the merits and risks of the proposed investment and the capacity to protect your interests.

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   (b) Are you purchasing the securities offered for your own account and for investment purposes only?

                                          Yes
                                   -------------  No
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       If no, please state for whom you are investing and/or the reason for investing.

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9. Financial Advisors

   In evaluating this investment, will you use the services of any of the following advisors? (If so, please identify, providing address and telephone number.)

   Accountant:
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   Attorney:
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   Other:
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           PLEASE TURN TO PAGE 8 AND SIGN AND DATE THIS QUESTIONNAIRE

                          II. NON-INDIVIDUAL INVESTORS

(Please answer Part II only if the purchase is proposed to be undertaken by a corporation, partnership or other entity.)

IF INVESTMENT WILL BE MADE BY MORE THAN ONE AFFILIATED ENTITY, PLEASE COMPLETE A COPY OF THIS QUESTIONNAIRE FOR EACH ENTITY.

1. Identification
  Name
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        (Exact name as it will appear on stock certificate)

  Address of Principal Place of Business
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  Jurisdiction of Formation or Incorporation
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  Contact Person
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  Telephone Number (   )
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  Type of Entity (corporation, partnership, trust, etc.)
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  Was entity formed for the purpose of this investment?

                  Yes ________                     No ________
  If the answer is yes, all shareholders, partners or other equity owners must answer Part I of this Questionnaire. If the above answer is no, please continue completing this form.

2. Proposed Investment

  Please indicate the amount of your proposed investment: $________

  Please state the investing entity's net worth at the time the securities will be purchased: $________

3. Business

  Please check the appropriate box to indicate which of the following accurately describes the nature of the business conducted by the investing entity:

  [ ] a corporation, organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust or a partnership, in each case, not formed for the purpose of this investment, with total assets in excess of $5,000,000;

  [ ] private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

  [ ] a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives;

  [  ] a Small Business Investment Company licensed by the U.S. Small Business
       Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

  [ ] an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

  [ ] a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity;

  [ ] an insurance company as defined in Section 2(13) of the Securities Act of 1933;

  [  ] an employee benefit plan within the meaning of Title I of the Employee
       Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

  [  ] an entity not located in the U.S. and whose equity owners are neither
       U.S. citizens nor U.S. residents;

  [ ] a trust with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933.

  [  ] Other. Describe:
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4.Investment Experience

  Please provide information detailing the business, financial and investment experience of the entity and investment manager of such entity.

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                                  III. SIGNATURE

     The above information is true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

     Executed at                , on                            , 2000.

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                                          (Signature)

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                                          (Title if for Entity)

                          CARDIAC PATHWAYS CORPORATION

                                2000 STOCK PLAN

     1. Purposes of the Plan. The purposes of this 2000 Stock Plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility,

     - to provide additional incentive to Employees, Directors and Consultants, and

     - to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (f) "Common Stock" means the common stock of the Company.

          (g) "Company" means Cardiac Pathways Corporation, a Delaware corporation.

          (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i) "Director" means a member of the Board.

          (j) "Disability" means total and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

          (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r) "Option" means a stock option granted pursuant to the Plan.

          (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

          (v) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (x) "Plan" means this Cardiac Pathways Corporation 2000 Stock Plan.

          (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

          (z) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (cc) "Service Provider" means an Employee, Director or Consultant.

          (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

     (a) Procedure.

          (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value;

          (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

          (vii) to institute an Option Exchange Program;

          (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

          (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

          (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

     (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

     (c) The following limitations shall apply to grants of Options:

          (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

          (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 200,000 Shares, which shall not count against the limit set forth in subsection (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
     Section 13.

          (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

          (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

           (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the

Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

          (i) cash;

          (ii) check;

          (iii) promissory note;

          (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

          (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11. Stock Purchase Rights.

     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

     (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the
                                       8
consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     15. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     16. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                          CARDIAC PATHWAYS CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN


        The following constitute the provisions of the 1998 Employee Stock Purchase Plan of Cardiac Pathways Corporation.

        1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2. Definitions.

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (c) "Common Stock" shall mean the common stock of the Company.

               (d) "Company" shall mean Cardiac Pathways Corporation and any Designated Subsidiary of the Company.

               (e) "Compensation" shall mean all base straight time gross earnings, commissions, overtime, shift premium, incentive compensation, incentive payments, and bonuses but exclusive of payments for any other compensation.

               (f) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

               (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

               (h) "Enrollment Date" shall mean the first Trading Day of each Offering Period.

               (i) "Exercise Date" shall mean the last Trading Day of each Purchase Period.

               (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                      (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                      (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                      (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

               (k) "Offering Periods" shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 (beginning in 1998) of each year and terminat ing on the last Trading Day in the periods ending twenty-four months later. The first Offering Period shall be the period commencing with December 1, 1998 and terminating on the last Trading Day on or before October 31, 2000. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

               (l) "Plan" shall mean this 1998 Employee Stock Purchase Plan.

               (m) "Purchase Period" shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

               (n) "Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

               (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

               (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

               (q) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

        3. Eligibility.

               (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

               (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period shall begin on December 1, 1998 and shall end on the last Trading Day on or before October 31, 2000. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

        5. Participation.

               (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

               (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

        6. Payroll Deductions.

               (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

               (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

               (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

               (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

               (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

        7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 5,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

        8. Exercise of Option.

               (a) Unless a participant withdraws from the Plan as provided in
Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

               (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed
(i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the

Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

        9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

        10. Withdrawal.

               (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

               (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11. Termination of Employment.

               Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

        12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

        13. Stock.

               (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 150,000 shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 1999 equal to the lesser of (i) 150,000 shares, (ii) 1.5% of the outstanding shares on the last day of the Company's prior fiscal year or (iii) such amount as may be determined by the Board.

               (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

               (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

        14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

        15. Designation of Beneficiary.

               (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such partici pant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

               (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

               (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten
(10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

               (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        20. Amendment or Termination.

               (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

               (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

               (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                      (1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                      (2) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                      (3) allocating shares.

                      Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

        21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

        24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                    EXHIBIT A


                          CARDIAC PATHWAYS CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



_____ Original Application                         Enrollment Date: ___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1. __________________________ hereby elects to participate in the Cardiac Pathways Corporation 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Sub scription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 1 to 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):
        _____________________________ __________________.

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print)___________________________________________________________
                               (First)         (Middle)               (Last)


__________________________________          ____________________________________
Relationship

                                            ____________________________________
                                            (Address)

Employee's Social
Security Number:                            ____________________________________



Employee's Address:                         ____________________________________

                                            ____________________________________

                                            ____________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:_________________________     ____________________________________________
                                    Signature of Employee


                                    ____________________________________________
                                    Spouse's Signature (If beneficiary other than spouse)

                                    EXHIBIT B


                          CARDIAC PATHWAYS CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL



        The undersigned participant in the Offering Period of the Cardiac Pathways Corporation 1998 Employee Stock Purchase Plan which began on ____________, 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The under signed understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to partici pate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                       Name and Address of Participant:

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________


                                       Signature:


                                       _________________________________________


                                       Date:____________________________________

                                                                      APPENDIX C

--------------------------------------------------------------------------------

PROXY                     CARDIAC PATHWAYS CORPORATION                     PROXY

                 PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of CARDIAC PATHWAYS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 17, 2000, and hereby appoints Thomas M. Prescott and Eldon M. Bullington, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of CARDIAC PATHWAYS CORPORATION to be held on December 15, 2000 at 9:00 a.m., local time, at 995 Benecia Avenue, Sunnyvale, California 94086 and at any adjournment or adjournments thereof, and to vote all shares of voting stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on below.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE 2000 STOCK PLAN, FOR THE AMENDMENT OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN, FOR THE ISSUANCE OF COMMON STOCK TO CERTAIN INVESTORS AND FOR THE APPOINTMENT OF ERNST & YOUNG LLP, OR AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

                (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

---------------------------------------------------------------------------------------------------
                                                                        [X]  Please mark
                                                                             your votes
                                                                             as indicated in
                                                                             this sample.

1.   Elections of Directors:

                                                       WITHHOLD
     INSTRUCTION: if you wish to             FOR       FOR ALL
     withhold authority to vote for any      [ ]       [ ]
     individual nominee, strike
     a line through that nominee's
     name in the list below:

M. Fazle Husain, Mark J. Brooks


---------------------------------------------------------------

2.   Proposal to approve the 2000 Stock Plan with             FOR       AGAINST        ABSTAIN
     500,000 shares of Common Stock reserved for              [ ]         [ ]            [ ]
     issuance thereunder.

3.   Proposal to amend the 1998 Employee Stock Purchase
     Plan to provide for a one-time increase to the amount    [ ]         [ ]            [ ]
     of shares of Common Stock reserved for issuance
     thereunder and to modify the annual increase provisions:

4.   Proposal to approve the issue and sale of
     5,882,353 shares of Common Stock to certain              [ ]         [ ]            [ ]
     investors in Cardiac Pathways:

5.   Proposal to ratify the appointment of ERNST & YOUNG LLP
     as independent auditors of Cardiac Pathways for the      [ ]         [ ]            [ ]
     fiscal year ending June 30, 2001:

     and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

MARK HERE FOR ADDRESS CHANGE.

______________________________________________________        [ ]

______________________________________________________

Signature(s) _______________________________________________________ Dated _________, 2000

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.

Persons signing in a fiduciary capacity should so indicate. If Shares are held by joint tenants or as community property, both should sign.)

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                                     FOLD AND DETACH HERE


                                      -2-